Filed Pursuant to Rule 424(b)(4)

Registration No. 333-292895

RELIANCE GLOBAL GROUP, INC.

7,219,259 SHARES OF COMMON STOCK

188,149 PRE-FUNDED WARRANTS TO PURCHASE UP TO 188,149 SHARES OF COMMON STOCK

14,814,816 COMMON STOCK PURCHASE WARRANTS TO PURCHASE UP TO

14,814,816 SHARES OF COMMON STOCK

518,519 PLACEMENT AGENT WARRANTS TO PURCHASE UP TO 518,519 SHARES OF COMMON STOCK

UP TO 15,521,484 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF COMMON STOCK WARRANTS, PRE-FUNDED WARRANTS AND PLACEMENT AGENT WARRANTS

We are offering on a best-efforts basis, 7,219,259 units (the “Units”) at a public offering price of $0.27 per Unit. Each Unit consists of (i) one share of our common stock, par value $0.086 per share (the “Common Stock”), and (ii) two common stock warrants (the “Common Warrants”), each to purchase one share of Common Stock.

The Common Warrants are exercisable for a period of two years from the date of issuance at an exercise price equal to $0.27 per share of Common Stock. The Common Warrants are exercisable upon issuance.

We are also offering to each purchaser of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering the opportunity to purchase 188,149 pre-funded units (the “Pre-Funded Units”), each consisting of (i) one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrant”) and (ii) two Common Warrants. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates (and certain related parties), would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The public offering price of each Pre-Funded Unit is $0.269 per Pre-Funded Unit. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.001 per share (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. See “Description of Securities Being Registered—Pre-Funded Warrants” in this prospectus for more information.

The Common Stock (or Pre-Funded Warrants, as applicable) and the Common Warrants comprising the Units and Pre-Funded Units will be issued separately and will be immediately separable upon issuance. In addition, the registration statement of which this prospectus forms a part also relates to the registration of the shares of Common Stock issuable upon exercise of the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants. The Units and Pre-Funded Units will not be issued or trade as a separate security, and we do not intend to apply for listing of the Units or Pre-Funded Units on any securities exchange or other trading market. In addition, we do not intend to apply for listing of the Common Warrants, the Pre-Funded Warrants or the Placement Agent Warrants on any securities exchange or other trading market, and we do not expect a trading market to develop.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EZRA.” On January 27, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.2751 per share. There is no established public trading market for the Pre-Funded Warrants. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

This offering will terminate on February 27, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date.

The Securities will be offered at a fixed price and are expected to be issued in a single closing. We expect this offering to be completed not later than two business days following the commencement of this offering and we will deliver all Securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent has made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the Securities offered hereunder. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan.

We have engaged H.C. Wainwright & Co., LLC as our exclusive placement agent (“Wainwright” or the “placement agent”) to use its reasonable best efforts to solicit offers to purchase our Securities in this offering. The placement agent is not purchasing or selling any of the Securities we are offering and is not required to arrange for the purchase or sale of any specific number or dollar amount of the Securities. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” on page 78 of this prospectus for more information.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$0.2700	$0.2690	$1,999,812.01
Placement agent fees (1)	$0.0189	$0.0189	$140,000.01
Proceeds, before expenses, to us	$0.2511	$0.2501	$1,859,812.00

(1)

In connection with this offering, we have agreed to pay to the placement agent a cash fee equal to 7.0% of the gross proceeds of the offering and a management fee of 1.0% of the gross proceeds of the offering. We have also agreed to reimburse the placement agent up to $65,000 for accountable expenses in connection with its engagement as placement agent. In addition, we have agreed to issue to the placement agent, or its designees, warrants to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock and pre-funded warrants sold to the investors in this offering at an exercise price equal to 125% of the public offering price per share of common stock (the “Placement Agent Warrants”). See “Plan of Distribution.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 9 of this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is January 27, 2026.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Reliance”, “the Company”, “we”, “us” and “our” refer to Reliance Global Group, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

You should carefully read this prospectus before deciding to invest in our securities.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the underwriter is not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

The Company’s brand and product names contained in this prospectus are trademarks, registered trademarks, or service marks of Reliance Global Group, Inc. or its subsidiaries.

All other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, including our capital allocation and investment activities, are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our need to raise additional capital, which may not be available on acceptable terms or at all;
●	our ability to maintain the listing of our common stock and warrants on the Nasdaq Capital Market;
●	volatility in the price of our securities due to changes in the capital markets, our industry, or our capital structure;
●	our ability to execute on our acquisition strategy and integrate acquired businesses successfully;
●	our ability to retain key personnel and effectively manage growth;
●	the risk that we and our agency partners are unable to generate expected revenues or margins;
●	risks associated with the insurance brokerage industry, including carrier concentration, regulation, competition, and cyclicality;
●	the impact of economic conditions, inflation, and interest rate trends on our operations and customer demand;
●	potential disruptions due to cybersecurity incidents or system failures;
●	risks associated with legal proceedings and compliance obligations;
●	risks associated with our direct or indirect exposure to digital assets, including cryptocurrencies, such as extreme price volatility, potential illiquidity, evolving and uncertain regulatory treatment, custody and security risks, and the potential for impairment charges on such assets; and
●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, including the “Risk Factors” and our financial statements and the related notes found elsewhere in this prospectus, before purchasing our securities in this offering. Unless the context requires otherwise, references in this prospectus to “Reliance,” “Company,” “we,” “us” or “our” refer to Reliance Global Group, Inc., a Florida corporation and its subsidiaries.

Business Overview

Reliance Global Group, Inc. was incorporated in Florida on August 2, 2013 under the name Ethos Media Network, Inc. In September 2018, Reliance Holdings, purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a diversified company engaging in business in the insurance market, as well as other related sectors. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies. We are led and advised by a management team that offers over 100 years of combined business expertise in real estate, insurance, and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we continue to survey the current insurance market for value-add acquisition opportunities. To date we maintain eight insurance agencies and long term, we seek to conduct all transactions and acquisitions through our direct operations.

Over the next 12 months, we plan to focus on the expansion and growth of our business through continued asset acquisitions in insurance markets and organic growth of our current insurance operations through geographic expansion and market share growth.

Further, we launched our 5MinuteInsure.com (“5MI”) Insurtech platform during 2021 which expanded our national footprint. 5MI is a high-tech proprietary tool developed by us as a business to consumer portal which enables consumers to instantly compare quotes from multiple carriers and purchase their car and home insurance in a time efficient and effective manner. 5MI taps into the growing number of online shoppers and utilizes advanced artificial intelligence and data mining techniques, to provide competitive insurance quotes in around 5 minutes with minimal data input needed from the consumer. The platform launched during the summer of 2021 and currently operates in 46 states offering coverage with more than 30 highly rated insurance carriers.

With the acquisition of Barra, we launched RELI Exchange, our business-to-business (B2B) InsurTech platform and agency partner network that builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com. Through RELI Exchange we on-board agency partners and provide them an InsurTech platform white labeled, designed and branded specifically for their business. This combines the best of digital and human capabilities by providing our agency partners and their customers quotes from multiple carriers within minutes. Since its inception, RELI Exchange, has increased its agent roster by close to 300%.

Recent Developments

NASDAQ Ticker Symbol Change

On January 22, 2026, the Company announced that its ticker symbol on the Nasdaq Capital Market will change from “RELI” to “EZRA,” effective at the open of trading on Monday, January 26, 2026. The Company’s common stock will remain listed on the Nasdaq Capital Market and the Company’s CUSIP number will remain unchanged. No action is required by the Company’s stockholders in connection with the ticker symbol change.

Secured Convertible Promissory Note with Enquantum Ltd.

On January 15, 2026, we entered into a secured convertible promissory note (the “Note”) with Enquantum Ltd. (“Enquantum”) pursuant to which the Company advanced Enquantum $166,000 (the “Principal Amount”). The Note bears interest at 1% per annum, with default interest at the greater of 10% per annum or the maximum rate permitted under applicable usury laws of the State of Florida. The Note provides that if the parties execute definitive agreements for a contemplated strategic transaction within 30 calendar days of the date of the Note, the indebtedness will be satisfied solely by a credit (setoff) against certain milestone-related payments that would otherwise be payable by the Company in connection with such contemplated transaction (50% credited against the first such payment and 50% credited against the second such payment). If definitive agreements are not executed within such 30-day period (unless extended by mutual written consent), the indebtedness becomes payable in cash within 60 days following the end of the exclusivity period (as defined in the Note). As security for the obligations under the Note, Enquantum granted the Company a first-ranking floating charge over substantially all of Enquantum’s present and future assets (including intellectual property), subject to specified permitted liens, and agreed to customary negative pledge and restriction on disposals provisions. The Note contains customary representations, covenants, and events of default, and provides for the Company’s reimbursement of reasonable attorneys’ fees and costs associated with enforcement. The Note was issued in connection with a non-binding term sheet between the Company and Enquantum regarding a potential strategic transaction; any transaction remains subject to, among other things, negotiation and execution of definitive agreements and satisfaction of customary closing conditions, and there can be no assurance that the parties will enter into definitive agreements or consummate any transaction.

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EZRA International Group

On January 5, 2026, our Board of Directors unanimously approved the formation of EZRA International Group, a new division focused on acquiring controlling or significant ownership interests in high-technology companies, with an initial focus on businesses in the cybersecurity, artificial intelligence and data analytics, fintech and insurtech, and medtech and digital health sectors, primarily in Israel. Through this initiative, we intend to pursue investments where we may provide strategic support, governance involvement, and assistance with capital formation and execution, and we may seek to realize value through transactions such as public listings, strategic spin-offs, or other monetization events. As of the date of this prospectus, EZRA International Group has not completed any acquisitions, and there can be no assurance that this initiative will result in any transactions or returns.

On January 7, 2026, the Company entered into a non-binding term sheet to acquire a majority equity interest in Scent Medical Technologies Ltd. (“Scentech”), an Israeli diagnostics company developing artificial intelligence-based technologies designed to identify disease-associated molecular signatures in human breath. The proposed transaction, which is expected to be the first potential investment of EZRA International Group, is structured to provide for majority ownership subject to the achievement of defined clinical, regulatory, and operational milestones over time. Scentech’s product candidates, including VOX™, a breath-based diagnostic platform under development for early pancreatic cancer risk assessment, and VocTracer™, a laboratory-based system under development for the detection of healthcare-associated infections and antimicrobial resistance, remain investigational, have not been clinically validated for any intended use, and have not received regulatory clearance or approval for commercial sale in any jurisdiction. Completion of the proposed transaction is subject to the execution of definitive agreements, the satisfaction of customary closing conditions, and successful completion of due diligence, and there can be no assurance that the transaction will be completed on the terms contemplated, or at all.

EBS and USBA Sale

On December 23, 2025, Reliance Global Group, Inc. (the “Company”) and certain of its wholly owned subsidiaries, Employee Benefits Solutions, LLC (“EBS”) and US Benefits Alliance, LLC (“USBA”) (collectively, the “Sellers”), entered into an Asset Purchase Agreement with Employee Benefit Solutions Inc., a Michigan corporation (the “Purchaser”), pursuant to which the Sellers agreed to sell substantially all of the assets used in the Sellers’ insurance brokerage and related services business for aggregate cash consideration of $1.05 million, payable at closing. The agreement had an effective date of November 30, 2025, and the transaction closed on December 24, 2025. Following the closing, the parties agreed to a post-closing reconciliation process to account for certain payments and expenses attributable to periods before and after the effective date. The purchase agreement contains customary representations, warranties, covenants, indemnification provisions, and mutual restrictive covenants, including mutual non-solicitation provisions for a period of five years following the effective date.

Special Cash Dividend

On September 26, 2025, the Company’s Board of Directors declared a one-time cash dividend of $0.03 per share on the Company’s outstanding Common Stock, payable to shareholders of record as of October 30, 2025, which totaled approximately $388,000, inclusive of the Company’s warrant holders entitled to receive dividends for their underlying warrant shares, with payment scheduled and where payment occurred on December 2, 2025.

Digital Asset Treasury (DAT)

On September 9, 2025, the Board of Directors approved the adoption of a digital asset treasury strategy and a digital asset treasury policy. Under this strategy and policy, the Company may allocate a portion of its treasury funds to acquire cryptocurrencies, including leading digital assets such as Bitcoin, Ethereum and Solana, and may evaluate opportunities to tokenize insurance-linked assets.

In connection with the policy, the Board approved the formation of a Crypto Advisory Board (the “CAB”) to manage, oversee and advise management and the Board on the ongoing development of the Company’s digital-asset treasury strategy and related initiatives. The Board appointed Alex Blumenfrucht, an independent director, and Moshe Fishman, a senior vice president of the Company, as the initial members of the CAB.

On September 16, 2025, the Company entered into an Interim Crypto Purchase Agreement with Mr. Fishman, pursuant to which, solely as directed in writing by the CAB, Mr. Fishman could use his personal cryptocurrency trading accounts on an interim basis to facilitate purchases of digital assets on behalf of the Company while the Company completed opening its institutional cryptocurrency account. From the time of purchase, all right, title and interest in the digital assets belonged exclusively to the Company; the assets were held in Mr. Fishman’s account solely for the Company’s benefit. The Company agreed to reimburse Mr. Fishman for the actual purchase price and reasonable, documented transaction fees, and no compensation was payable to Mr. Fishman for services under the agreement. The agreement provided that all activities would be conducted in compliance with the Company’s Insider Trading Policy and applicable law, and it terminated upon the earlier of (i) completion of the transfer of all such assets to the Company’s institutional account or (ii) October 30, 2025 (unless extended by Audit Committee approval). The agreement terminated in accordance with its terms on October 30, 2025.

On September 17, 2025, the Company completed its initial purchase of Ethereum (ETH) under the DAT initiative. On September 29, 2025, the Company completed its first purchase of Bitcoin (BTC), following prior purchases of ETH and Cardano (ADA). On September 30, 2025, the Company completed a purchase of XRP, the native token of the XRP Ledger, as part of the DAT initiative. These digital assets purchased pursuant to the Interim Crypto Purchase Agreement are reflected in the Company’s condensed consolidated balance sheets as digital assets owned by the Company with any related unearned gains or losses reflected in the condensed consolidated statements of operations for the three and nine month periods ended, September 30, 2025. During October 2025, the Company opened its institutional cryptocurrency account and Mr. Fishman transferred all digital assets purchased pursuant to the Interim Crypto Purchase Agreement to the Company’s account. During the fourth quarter of 2025, the Company replaced all of its then held digital assets with Zcash.

On November 18, 2025, the Company entered into an Advisory Agreement (the “Advisory Agreement”) with Convergence Strategy Partners, LLC, a Wyoming limited liability company (the “Advisor”). Under the Advisory Agreement, the Advisor will provide strategic advisory services to the Company in connection with the Company’s Digital Asset Treasury (“DAT”) program and related digital asset, blockchain and capital markets initiatives, and will cause its president, Blake Janover, to serve as Chairperson of the Company’s Crypto Advisory Board (the “CAB”). The Advisory Agreement has a term of six months, unless earlier terminated in accordance with its terms, and provides that the Advisor is engaged as an independent contractor and not as an employee, partner or agent of the Company.

As consideration for the services, the Company agreed to issue to the Advisor (or its designee) an aggregate of 450,000 shares of the Company’s Common Stock (the “Advisory Shares”), 135,000 of which are subject to forfeiture upon certain terminations of the Advisory Agreement, as described therein. The Advisory Agreement also provides the Advisor with customary “piggyback” registration rights with respect to the Advisory Shares, subject to the consent of any primary selling securityholder(s) in the relevant registration and to customary underwriter cutback and priority provisions.

Equity Line of Credit (ELOC)

On August 26, 2025, the Company entered into a Common Stock Purchase Agreement (the “ELOC”) and a related Registration Rights Agreement (together, the “White Lion Agreements”) with White Lion Capital, LLC (“White Lion”). Under the Common Stock Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $10,000,000 of newly issued shares of the Company’s common stock, par value $0.086 per share, during a commitment period ending no later than December 31, 2027. Each sale is initiated by the Company through a written purchase notice, and the purchase price per share is equal to the lowest traded price of the common stock during a three-hour valuation period following White Lion’s acknowledgment of the notice.

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The agreement includes customary conditions and limitations, including a cap on the issuance of more than 19.99% of the Company’s outstanding shares as of the execution date (the “Exchange Cap”) unless stockholder approval is obtained or the average price paid for all shares issued equals or exceeds $0.9196, and a 4.99% beneficial-ownership limitation (which may be increased to 9.99% with 61 days’ prior notice). In consideration for White Lion’s commitment, the Company will issue $100,000 of fully earned common stock as commitment shares in two tranches payable during the third and fourth quarters of 2025. The Company has issued both share tranches of $50,000 each as of the date of this filing, totaling 122,630 shares of Common Stock.

Pursuant to the related Registration Rights Agreement, the Company agreed to file and maintain the effectiveness of a registration statement on Form S-1 covering the resale of the shares issuable under the White Lion Agreements, and the resale registration statement on Form S-1 the Company henceforth filed with the SEC was declared effective, September 4, 2025. Proceeds from sales under the facility, if and when made, may be used for general corporate purposes, including funding operations and purchases of digital assets pursuant to the Company’s Digital Asset Treasury strategy.

On November 5, 2025, we executed Amendment No. 1 to the Common Stock Purchase Agreement with White Lion Capital, LLC, which adds a Fixed Purchase Notice option. Under this feature, with investor consent, we may sell shares at a Fixed Purchase Price equal to 90% of the lowest traded price during the five-minute window immediately preceding delivery of the notice, up to a 5% ADTV limit per notice (unless waived). Closing and funding occur the next business day following notice consent, against DWAC delivery of the shares. See Item 5 and Exhibit 10.7 for additional information.

Under the ELOC, as of September 30, 2025, the Company had issued 450,000 shares of Common Stock for net proceeds of approximately $350,000, after deducting a one-time documentation fee. Subsequent to quarter-end, and as of the date of this filing, the Company issued an additional 648,004 shares of Common Stock for proceeds of approximately $509,600, resulting in a remaining capacity of approximately $9.1 million under the ELOC as of the date of this filing.

At-the-Market Offering Program

On August 13, 2025, the Company entered into an At-the-Market (“ATM”) Sales Agreement with H.C. Wainwright & Co., LLC, allowing the Company to offer and sell, from time to time through the Sales Agent, shares of its Common Stock having an aggregate offering price of up to $2,026,453 pursuant to its effective shelf registration statement on Form S-3 (File No. 333-275190). In September 2025, the Company filed Amendment No. 1 to the related prospectus supplement to update and refresh the amount of Common Stock then available for sale under the ATM Program to $248,138, consistent with the limitations imposed by General Instruction I.B.6 of Form S-3. During the three and nine months ended September 30, 2025, the Company sold 1,853,048 shares of Common Stock under the ATM Program, of which, 1,785,738 shares were issued as of September 30, 2025 and 67,310 shares were issued October 1, 2025, for net proceeds of approximately $2,021,681, after deducting sales commissions and offering expenses. Subsequent to September 30, 2025, the Company sold an additional 123,163 shares of Common Stock for net proceeds of approximately $119,764, and approximately $360 of Common Stock remained available for issuance thereafter. On December 15, 2025, the Company filed Amendment No. 2 to the related prospectus supplement to update and refresh the amount of Common Stock then available for sale under the ATM Program to $508,000, consistent with the limitations imposed by General Instruction I.B.6 of Form S-3. Subsequently, the Company sold 125,705 shares of Common Stock under the ATM Program, for net proceeds of approximately $67,039, after deducting sales commissions and offering expenses. Approximately $438,000 of Common Stock remained available as of January 14, 2026. The Company intends to use any net proceeds from the ATM Program for general corporate purposes.

Private Placement

On June 18, 2025, the Company entered into a securities purchase agreement (the “Private Placement-2025”) with one institutional buyer for the purchase and sale of, of (i) pre-funded warrants (the “Series J-PF Warrants”) to purchase up to 1,488,096 shares of the Company’s Common Stock at an exercise price of $0.001 per share, and (ii) warrants (the “Series J Warrants”) to purchase up to 2,976,192 shares of Common Stock at an exercise price of $1.43 per share. The Private Placement-2025 was priced at the market at a combined purchase price per share and accompanying Series J Warrant of $1.68. Additionally, the Company issued a warrant to the Placement Agent (the “Series J PAW’s”), to acquire 104,167 shares of Common Stock at an exercise price of $2.10. The closing of the Private Placement occurred on June 20, 2025. All Series J-PF Warrants were exercised during the quarter ended September 30, 2025.

Fortman Sale

On July 7, 2025, the Company, Fortman Insurance Services, LLC, an Ohio limited liability company and wholly owned subsidiary of the Company (the “Seller”, or “Fortman”), and Fortman Insurance Agency, LLC, an Ohio limited liability company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the Seller agreed to sell substantially all of the assets of its insurance agency business (the “Fortman Business”) to the Purchaser for aggregate cash consideration of $5,000,000 (the “Transaction”). The Transaction closed on July 7, 2025, and was effective as of 12:01 a.m. Eastern Time on July 1, 2025. The sale did not represent a strategic shift that has or will have a major effect on the Company’s operations or financial results. The Company recognized a gain on sale in the condensed consolidated statements of operations for the three and nine months ended September 30, 2025, of $3,033,554.

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The assets sold pursuant to the Asset Purchase Agreement included the Seller’s book of business, accounts, rights to renewal commissions and entitlements arising from new or renewal insurance business after July 1, 2025 (the “Effective Date”), as well as associated goodwill, leasehold interests, intellectual property (including the Fortman Insurance Services and Fortman Insurance Agency names), and other tangible and intangible assets used in the Fortman Business, and certain liabilities were assumed by the Purchaser. The Transaction excluded, among other things, Seller’s pre-Effective Date cash and cash equivalents, and other specified excluded assets and liabilities.

Oak Street Debt Payments

During July 2025, the Company repaid approximately 50%, or $4,997,292 of its Oak Street long-term debt. These pre-payments were funded through proceeds from the asset sale of Fortman and did not incur any pre-payment penalties. Pursuant to proceeds from the EBS and USBA assets sale, the Company repaid an additional approximate $465,000 towards the remaining open balance which did not incur any pre-payment penalties.

Termination of the Spetner Agreement

On July 22, 2025, the Company accepted written notice from Spetner Associates, Inc. (“Spetner”), terminating the Stock Exchange Agreement, dated as of May 14, 2024, and as amended on September 6, 2024, October 29, 2024, and February 20, 2025 (collectively, the “Stock Exchange Agreement”). There are no material relationships between the Company and the Spetner Parties other than in respect of the Stock Exchange Agreement.

On October 29, 2024, and February 20, 2025, the Company issued 140,064 shares and 157,000 shares of its common stock to the Spetner sellers, representing non-refundable prepayments of approximately $329,430 and $239,425, respectively, as partial consideration for the contemplated acquisition. These were initially recorded by the Company in the prepaid expense and other current assets account on the consolidated balance sheets as of December 31, 2024, and March 31, 2025, respectively. However, pursuant to the termination of the Stock Exchange Agreement, the Company does not expect to recover these shares issued and thus has expensed them to the general and administrative account in the condensed consolidated statements of operations for the period ended, September 30, 2025.

Corporate Information

We were formed under the name Ethos Media Network, Inc. in Florida on August 2, 2013. In September 2018, Reliance Global Holdings, LLC, a related party, purchased a controlling interest in our company. Ethos Media Network, Inc. changed its name to Reliance Global Group, Inc. on October 18, 2018. Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. Our website is located at www.relianceglobalgroup.com and our telephone number is (732) 380-4600. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of the prospectus.

6

SUMMARY RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. The following summarizes the principal risks that make an investment in us and this offering speculative or risky (presented in order of importance based on our business and current plans). This summary is not complete and is qualified in its entirety by the more detailed “Risk Factors” section appearing elsewhere in this prospectus.

●	We may be unable to maintain compliance with Nasdaq continued listing standards, and we have received a deficiency notice from Nasdaq; if our common stock is delisted, the liquidity and market price of our common stock could decline and our access to capital could be materially impaired.
●	We may not raise sufficient proceeds in this best-efforts offering (or at all), and we will still incur offering expenses even if we raise minimal proceeds.
●	We have significant capital needs and may require additional financing; if capital is unavailable or unavailable on acceptable terms, we may have to curtail operations, abandon acquisitions/initiatives, or pursue highly dilutive financing.
●	This offering and the exercise of our outstanding and newly issued warrants and pre-funded warrants will dilute existing stockholders, and may materially depress our stock price.
●	Our acquisition-driven growth strategy may not succeed; we may be unable to identify, finance, consummate, and integrate acquisitions on acceptable terms, and acquisitions can create substantial integration, execution, legal, accounting, and operational risks.
●	Our indebtedness (including related covenant restrictions) may limit operating flexibility, increase refinancing and liquidity risk, and a default could trigger acceleration and other remedies.
●	Our strategy and results depend significantly on our executive officers and key personnel; the loss of key individuals or inability to hire/retain qualified personnel could materially harm our business.
●	Our business is exposed to cybersecurity, technology, and data security risks (including vendor/outsourcing risks); a breach or outage could disrupt operations, result in liability, regulatory scrutiny, reputational harm, and increased costs.
●	We operate in a highly regulated, state-based insurance environment; changes in laws, regulations, interpretations, licensing requirements, or enforcement practices could increase costs, limit operations, and adversely affect revenues and profitability.
●	Our insurance operations are geographically concentrated; adverse economic, regulatory, weather-related, or other events in our key states could disproportionately harm our results.
●	We face intense competition (including from insurers selling directly and technology-enabled competitors), which could reduce commissions, compress margins, and impair growth.
●	Our revenue can fluctuate due to renewal timing, carrier payment practices, and changes in commission structures (including profit-sharing/contingent and override commissions), which can adversely affect our ability to forecast results and manage cash flow.
●	Our business depends on insurer capacity and reinsurance market conditions; reduced capacity or carrier withdrawals could limit available coverage and reduce our revenues.
●	We are subject to claims, regulatory actions, and proceedings (including errors and omissions matters) that can be costly, unpredictable, and time-consuming, and could harm our reputation and financial condition.
●	Our Digital Asset Treasury initiative exposes us to substantial digital asset price volatility, custody/private-key loss risk, cybersecurity and blockchain network risks, evolving regulatory and tax treatment, and accounting/valuation complexities, any of which could materially and adversely affect our financial results and liquidity.
●	Because our management has broad discretion in the use of proceeds, you may not agree with how we allocate proceeds and the use of proceeds may not yield a favorable return.

7

THE OFFERING

Securities Offered

Up to 7,219,259 Units, each consisting of (i) one share of Common Stock and (ii) two Common Warrants. The shares of Common Stock and Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. Each Common Warrant has an exercise price of $0.27 per share of Common Stock and will be exercisable beginning on the Initial Exercise Date, and will expire two years from the Initial Exercise Date.

We are also offering to each purchaser of Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering the opportunity to purchase 188,149 Pre-Funded Units, each consisting of (i) one Pre-Funded Warrant and (ii) two Common Warrants. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates (and certain related parties), would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of Common Stock. The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.001 per share (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In addition, the registration statement of which this prospectus forms a part also relates to the registration of the shares of Common Stock issuable upon exercise of the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants.

Shares of Common Stock outstanding prior to this offering	10,733,753

Shares of Common Stock Outstanding After this offering	17,953,012 shares of Common Stock (excluding shares issuable upon exercise of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants).

Public Offering Price	$0.27 per Unit. $0.269 per Pre-Funded Unit. The public offering price per Pre-Funded Warrant equals the public offering price per share of Common Stock minus $0.001.

Use of Proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, which may include (but not limited to) funding our operations and growth initiatives, acquisition and investment strategies, supporting our Digital Asset Treasury strategy (including purchases of digital assets in accordance with our Board-approved policies), increasing marketing efforts, repayments of existing indebtedness, and general working capital. We may also use all or a portion of the net proceeds to acquire or invest in complementary businesses, products, technologies or assets, or to fund the development of such businesses, products, technologies or assets. We currently have no definitive agreements or commitments with respect to any such acquisitions or investments. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page 9 of this prospectus for a discussion of the risk factors you should consider carefully when making an investment decision.

Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EZRA.” There is no established public trading market for the Common Warrants, Pre-Funded Warrants, and we do not intend to list the Pre-Funded Warrants on any national securities exchange or trading system.

Best Efforts Offering
We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 78 of this prospectus.

8

RISK FACTORS

You should carefully consider the following risk factors, together with the other information contained in this prospectus, including our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision regarding our common stock. The risks described below are not the only risks we face. Certain risks and uncertainties may not be currently known to us or may be considered immaterial at this time, but could nevertheless materially and adversely affect our business, financial condition, results of operations and prospects. In addition, the risks described below are based on assumptions and information currently available to management; such assumptions and information may prove to be incorrect or incomplete over time.

Risks Related to This Offering

The best efforts structure of this offering may have an adverse effect on our business plan.

The placement agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent is not required to purchase any securities, but will use its best efforts to arrange for the purchase or sale of the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan. We may have insufficient capital to implement our business plan, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

Future sales of our Common Stock may depress our share price.

As of January 14, 2026, we had 10,733,753 shares of our Common Stock outstanding. Sales of a substantial number of shares of Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, the conversion or exercise of other outstanding derivative securities, sales under our at-the-market program or equity line of credit, or the expectation of such sales or exercises, could cause the market price of our Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Common Stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our Articles of Incorporation, as amended, allow us to issue a substantial number of additional shares of Common Stock and preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Other than amounts required to be paid to certain lenders, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

9

Your interest in our Company may be diluted as a result of this offering.

If you purchase Shares in this offering you may suffer immediate and substantial dilution in the net tangible book value of our Common Stock.

In addition, the shares issuable upon the exercise of the Pre-Funded Warrants or Common Warrants to be issued pursuant to the offering will further dilute the ownership interest of stockholders not participating in this offering and holders of Pre-Funded Warrants or Common Warrants who have not exercised their Pre-Funded Warrants or Common Warrants. See “Dilution” for additional information.

This offering may cause the trading price of our Common Stock to decrease.

The number of shares of Common Stock we propose to issue and ultimately may issue if this offering is completed may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants issued in connection with the offering will have on the market price of our Common Stock from time to time.

Holders of Pre-Funded Warrants or Common Warrants will have no rights as a common stockholder until such holders exercise their Pre-Funded Warrants or Common Warrants and acquire our Common Stock.

Until holders of Pre-Funded Warrants or Common Warrants acquire shares of our Common Stock upon exercise of the Pre-Funded Warrants or Common Warrants, holders of Pre-Funded Warrants or Common Warrants will have no rights with respect to the shares of our Common Stock underlying such Pre-Funded Warrants or Common Warrants. Upon exercise of the Pre-Funded Warrants or Common Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the Pre-Funded Warrants or Common Warrants in this offering.

There is no established public trading market for the Pre-Funded Warrants or Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants or Common Warrants on any securities exchange or recognized trading system.

Absence of a public trading market for the Pre-Funded Warrants or Common Warrants may limit your ability to resell the Pre-Funded Warrants or Common Warrants.

There is no established trading market for the Pre-Funded Warrants or Common Warrants to be issued pursuant to this offering, and they will not be listed for trading on Nasdaq or any other securities exchange or market, and the Pre-Funded Warrants and Common Warrants may not be widely distributed. Purchasers of the Pre-Funded Warrants or Common Warrants may be unable to resell the Pre-Funded Warrants or Common Warrants or may be able to sell them only at an unfavorable price for an extended period of time, if at all.

10

The Pre-Funded Warrants or Common Warrants may limit your ability to pursue certain investment strategies.

The terms of the Pre-Funded Warrants and Common Warrants may restrict your ability to engage in certain transactions involving our Common Stock, including short sales or other hedging or arbitrage transactions, for so long as you continue to hold the Pre-Funded Warrants or Common Warrants. This could prevent you from pursuing investment strategies that could provide you greater financial benefits from owning the Pre-Funded Warrants or Common Warrants or the underlying Common Stock.

Since the Pre-Funded Warrants and Common Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Pre-Funded Warrants or Common Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Pre-Funded Warrants or Common Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Pre-Funded Warrants or Common Warrants or may receive an amount less than they would be entitled to if they had exercised their Pre-Funded Warrants or Common Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

The exclusive jurisdiction, waiver of trial by jury, and choice of law clauses set forth in the Pre-Funded Warrants and Common Warrants to be issued to purchasers in this offering may have the effect of limiting a purchaser’s rights to bring legal action against us and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with us.

The Pre-Funded Warrants and Common Warrants provide for investors to consent to exclusive jurisdiction to courts located in New York, New York and provide for a waiver of the right to a trial by jury. Disputes arising under the Pre-Funded Warrants or Common Warrants are governed by Delaware and New York law, respectively. These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and/or preference for a trial by jury and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Risks Related Investing in our Common Stock

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our Common Stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our Common Stock.

To the extent that shares of our Common Stock are sold pursuant to this prospectus, the market price of our Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our Common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our Common Stock by increasing the number of shares of our Common Stock being sold, which could further contribute to any decline in the market price of our Common Stock.

Any market activity involving short selling or other market making activities could result in negative impact to the market price for our Common Stock.

Short selling is a method used to capitalize on an expected decline in the market price of a security and could depress the price of our Common Stock, which could further increase the potential for future short sales. Sales of our Common Stock could encourage short sales by market participants, which could create negative market momentum. Continued short selling may bring about a temporary, or possibly long term, decline in the market price of our Common Stock. The Company cannot predict the size of future issuances or sales of Common Stock or the effect, if any, that future issuances and sales of Common Stock will have on its market price or the activities of short sellers. Sales involving significant amounts of Common Stock, including issuances made in the ordinary course of the Company’s business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of the Common Stock.

11

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

Our shares of common stock are currently listed on Nasdaq. If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholders’ equity requirement, Nasdaq may take steps to delist our common stock. Any delisting would likely have a negative effect on the price of our common stock and would impair stockholders’ ability to sell or purchase their common stock when they wish to do so.

As previously disclosed in the Current Report on Form 8-K filed on January 16, 2024 by the Company, on January 12, 2024, the Company received written notice from Nasdaq’s Listing Qualifications Department notifying the Company that for the preceding 30 consecutive business days (November 29, 2023 to January 11, 2024), the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2). The notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock continued to trade on Nasdaq under the symbol “EZRA.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until July 10, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). The Company received notice from The Nasdaq Stock Market on July 16, 2024, indicating that the Company had regained compliance with the minimum bid price requirement under Nasdaq Rule 5550(a)(2).

On December 12, 2025, the Company received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market. The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “EZRA,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule. The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of December 12, 2025, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until June 10, 2026, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed. Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

In addition, we cannot assure you our securities will meet the continued listing requirements to be listed on Nasdaq in the future. If Nasdaq delists our common stock from trading on its exchange, we could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the Nasdaq Capital Market and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, our ability to obtain financing to repay debt and fund our operations.

12

Risks Related to Our Business

We may experience significant fluctuations in our quarterly and annual results.

Fluctuations in our quarterly and annual financial results have resulted and will continue to result from numerous factors, including:

●	The Company having a limited operating history
●	The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to acquire other assets or businesses
●	The Company may be unable to obtain additional financing, if required, to complete an acquisition, or to complement the operations and growth of existing and target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination
●	We hold our cash and cash equivalents that we use to meet our working capital and operating expense needs in deposit accounts that could be adversely affected if the financial institution holding such funds fail.
●	Our inability to retain or hire qualified employees, as well as the loss of any of our executive officers, could negatively impact our ability to retain existing business and generate new business
●	Our growth strategy depends, in part, on the acquisition of other insurance intermediaries, which may not be available on acceptable terms in the future or which, if consummated, may not be advantageous to us
●	A cybersecurity attack, or any other interruption in information technology and/or data security and/or outsourcing relationships, could adversely affect our business, financial condition and reputation
●	Rapid technological change may require additional resources and time to adequately respond to dynamics, which may adversely affect our business and operating results
●	Changes in data privacy and protection laws and regulations, or any failure to comply with such laws and regulations, could adversely affect our business and financial results
●	Because our insurance business is highly concentrated in Michigan, New York, Montana, New Jersey, Ohio, and Illinois adverse economic conditions, natural disasters, or regulatory changes in these regions could adversely affect our financial condition
●	If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected
●	Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities
●	There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with United States Generally Accepted Accounting Principles (U.S. GAAP). Any changes in estimates, judgments and assumptions could have a material adverse effect on our financial position and results of operations and therefore our business
●	Improper disclosure of confidential information could negatively impact our business
●	Our business could be adversely impacted by inflation.

These factors, some of which are not within our control, may cause the price of our common stock to fluctuate substantially. If our operating results fail to meet or exceed the expectations of securities analysts or investors, our stock price could drop suddenly and significantly. Due to the Company’s limited operating history, we believe period to period comparisons of our financial results are not always meaningful and should not be relied upon as an indication of future performance.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to acquire other assets or businesses.

The Company expects to encounter intense competition from other entities having a business objective similar to ours, which are also competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, financial and other resources. While the Company believes that there are numerous potential target businesses that it could acquire, the Company’s ability to compete in acquiring certain sizable target businesses might be limited if the Company’s limited financial resources are less than that of its competitors. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

The Company may be unable to obtain additional financing, if required, to complete an acquisition, or to Company the operations and growth of existing and target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

To date, much of our capital for acquiring and operating insurance agencies comes from loans from unaffiliated lenders, from direct market capital raises or funds provided by an affiliate. We may be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure or existing business, or abandon a proposed acquisition or acquisitions. In addition, if we consummate additional acquisitions, we may require additional financing to complement the operations or growth of that business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our business.

13

We hold our cash and cash equivalents that we use to meet our working capital and operating expense needs in deposit accounts that could be adversely affected if the financial institution holding such funds fail.

We hold our cash and cash equivalents that we use to meet our working capital and operating expense needs in deposit accounts at one financial institution. The balance held in these accounts exceeds the Federal Deposit Insurance Corporation, or FDIC, standard deposit insurance limit of $250,000. If the financial institution in which we hold such funds fails or is subject to significant adverse conditions in the financial or credit markets, we could be subject to a risk of loss of all or a portion of such uninsured funds or be subject to a delay in accessing all or a portion of such uninsured funds. Any such loss or lack of access to these funds could adversely impact our short-term liquidity and ability to meet our operating expense obligations, including payroll obligations.

For example, on March 10, 2023, Silicon Valley Bank, or SVB, and Signature Bank, were closed by state regulators and the FDIC was appointed receiver for each bank. The FDIC created successor bridge banks and all deposits of SVB and Signature Bank were transferred to the bridge banks under a systemic risk exception approved by the United States Department of the Treasury, the Federal Reserve and the FDIC. If the financial institution in which we hold funds for working capital and operating expenses were to fail, we cannot provide any assurances that such governmental agencies would take action to protect our uninsured deposits or investments in a similar manner.

Our inability to retain or hire qualified employees, as well as the loss of any of our executive officers, could negatively impact our ability to retain existing business and generate new business.

Our success depends on our ability to attract and retain skilled and experienced personnel. There is significant competition from within the insurance industry and from businesses outside the industries for exceptional employees, especially in key positions. If we are not able to successfully attract, retain and motivate our employees, our business, financial results and reputation could be materially and adversely affected.

Losing employees who manage or support substantial customer relationships or possess substantial experience or expertise could adversely affect our ability to secure and complete customer engagements, which would adversely affect our results of operations. Also, if any of our key personnel were to join an existing competitor or form a competing company, some of our customers could choose to use the services of that competitor instead of our services. While our key personnel are generally prohibited by contract from soliciting our employees and customers for a two-year period following separation from employment with us, they are not prohibited from competing with us.

In addition, we could be adversely affected if we fail to adequately plan for the succession of our senior leaders and key executives. We cannot guarantee that the services of these executives will continue to be available to us. The loss of our senior leaders or other key personnel, or our inability to continue to identify, recruit and retain such personnel, or to do so at reasonable compensation levels, could materially and adversely affect our business, results of operations, cash flows and financial condition.

Our growth strategy depends, in part, on the acquisition of other insurance intermediaries, which may not be available on acceptable terms in the future or which, if consummated, may not be advantageous to us.

Our growth strategy partially includes the acquisition of other insurance intermediaries. Our ability to successfully identify suitable acquisition candidates, complete acquisitions, integrate acquired businesses into our operations, and expand into new markets requires us to implement and continuously improve our operations and our financial and management information systems. Integrated, acquired businesses may not achieve levels of revenues or profitability comparable to our existing operations, or otherwise perform as expected. In addition, we compete for acquisition and expansion opportunities with firms and banks that may have substantially greater resources than we do. Acquisitions also involve a number of special risks, such as diversion of management’s attention; difficulties in the integration of acquired operations and retention of personnel; increase in expenses and working capital requirements, which could reduce our return on invested capital; entry into unfamiliar markets or lines of business; unanticipated problems or legal liabilities; estimation of the acquisition earn-out payables; and tax and accounting issues, some or all of which could have a material adverse effect on our results of operations, financial condition and cash flows. Post-acquisition deterioration of operating performance could also result in lower or negative earnings contribution and/or goodwill impairment charges.

14

A cybersecurity attack, or any other interruption in information technology and/or data security and/or outsourcing relationships, could adversely affect our business, financial condition, and reputation.

We rely on information technology and third-party vendors to provide effective and efficient service to our customers, process claims, and timely and accurately report information to carriers which often involves secure processing of confidential sensitive, proprietary, and other types of information. Cybersecurity breaches of any of the systems we rely on may result from circumvention of security systems, denial-of-service attacks or other cyber-attacks, hacking, “phishing” attacks, computer viruses, ransomware, malware, employee or insider error, malfeasance, social engineering, physical breaches, or other actions, any of which could expose us to data loss, monetary and reputational damages and significant increases in compliance costs. An interruption of our access to, or an inability to access, our information technology, telecommunications or other systems could significantly impair our ability to perform such functions on a timely basis. If sustained or repeated, such a business interruption, system failure or service denial could result in a deterioration of our ability to write and process new and renewal business, provide customer service, pay claims in a timely manner or perform other necessary business functions. We have from time-to-time experienced cybersecurity breaches, such as computer viruses, unauthorized parties gaining access to our information technology systems and similar incidents, which to date have not had a material impact on our business.

Additionally, we are an acquisitive organization and the process of integrating the information systems of the businesses we acquire is complex and exposes us to additional risk as we might not adequately identify weaknesses in the targets’ information systems, which could expose us to unexpected liabilities or make our own systems more vulnerable to attack. In the future, any material breaches of cybersecurity, or media reports of the same, even if untrue, could cause us to experience reputational harm, loss of clients and revenue, loss of proprietary data, regulatory actions and scrutiny, sanctions or other statutory penalties, litigation, liability for failure to safeguard clients’ information or financial losses. Such losses may not be insured against or not fully covered through insurance we maintain.

Rapid technological change may require additional resources and time to adequately respond to dynamics, which may adversely affect our business and operating results.

Frequent technological changes, new products and services and evolving industry standards are influencing the insurance businesses. The Internet, for example, is increasingly used to securely transmit benefits, property and personal information, and related information to customers and to facilitate business-to-business information exchange and transactions.

We are continuously taking steps to upgrade and expand our information systems capabilities. Maintaining, protecting, and enhancing these capabilities to keep pace with evolving industry and regulatory standards, and changing customer preferences, requires an ongoing commitment of significant resources. If the information we rely upon to run our businesses was found to be inaccurate or unreliable or if we fail to effectively maintain our information systems and data integrity, we could experience operational disruptions, regulatory or other legal problems, increases in operating expenses, loss of existing customers, difficulty in attracting new customers, or suffer other adverse consequences.

Changes in data privacy and protection laws and regulations, or any failure to comply with such laws and regulations, could adversely affect our business and financial results.

We are subject to a variety of continuously evolving and developing laws and regulations globally regarding privacy, data protection, and data security, including those related to the collection, storage, handling, use, disclosure, transfer, and security of personal data. Significant uncertainty exists as privacy and data protection laws may be interpreted and applied differently from country to country and may create inconsistent or conflicting requirements. These laws apply to transfers of information among our affiliates, as well as to transactions we enter into with third party vendors. These and similar initiatives around the world could increase the cost of developing, implementing, or securing our servers and require us to allocate more resources to improved technologies, adding to our information technology and compliance costs. In addition, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase. The enactment of more restrictive laws, rules, regulations or future enforcement actions or investigations could impact us through increased costs or restrictions on our business, and noncompliance could result in regulatory penalties and significant legal liability.

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Because our insurance business is highly concentrated in Michigan, New York, Montana, New Jersey, Ohio, and Illinois adverse economic conditions, natural disasters, or regulatory changes in these regions could adversely affect our financial condition.

Our insurance business is concentrated in Michigan, New York, Montana, New Jersey, and Illinois. The insurance business is primarily a state-regulated industry, and therefore, state legislatures may enact laws that adversely affect the insurance industry. Because our business is concentrated in these four states, we face greater exposure to unfavorable changes in regulatory conditions in those states than insurance intermediaries whose operations are more diversified through a greater number of states. In addition, the occurrence of adverse economic conditions, natural or other disasters, or other circumstances specific to or otherwise significantly impacting these states could adversely affect our financial condition, results of operations and cash flows. We are susceptible to losses and interruptions caused by hurricanes or other weather conditions, and other possible events such as terrorist acts and other natural or man-made disasters. Our insurance coverage with respect to natural disasters is limited and is subject to deductibles and coverage limits. Such coverage may not be adequate or may not continue to be available at commercially reasonable rates and terms.

If we fail to comply with the covenants contained in certain of our agreements, our liquidity, results of operations and financial condition may be adversely affected.

The Oak Street credit agreements, in the aggregate principal amount of $5,241,237 and $9,468,400, as of September 30, 2025 and December 31, 2024, that govern our debt contain various covenants and other limitations with which we must comply with, including covenants for the debt service coverage ratio and debt to EBITDA ratio and a covenant that at all times that the loans are outstanding: (i) Ezra Beyman, our chief executive officer, Debra Beyman, Mr. Beyman’s wife, or Yaakov Beyman, son of Mr. and Ms. Beyman, or someone else approved by Oak Street, as applicable, will be the manager of the current subsidiaries of the Company, (ii) Mr. Ezra Beyman will be President and Chairperson of the Board of the Company, and (iii) Reliance Global Holdings will continue to remain a shareholder of the Company’s equity and Ezra and Debra will be the sole owners of Reliance Global Holdings as tenants in entirety. The credit agreements also contain provisions which cause a “cross default” if we default our obligations under other material contracts to which we are parties. The credit agreements contain customary and usual events of default, including, subject to certain specified cure periods and notice requirements, the Company’s or one of its subsidiaries’ failure to comply with the covenants therein. Upon an event of default, the lender has customary and usual remedies to cure these defaults including, but not limited to, the ability to accelerate the indebtedness. As of September 30, 2025, the Company is in compliance with all its financial covenants.

Certain of our agreements contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in certain potentially beneficial activities.

The restrictive covenants in our debt agreements may impact how we operate our business and prevent us from engaging in certain potentially beneficial activities. Among other covenants, our debt agreements require us to maintain a minimum ratio of EBITDA, adjusted for certain transaction-related items (“Covenant EBITDA”), to interest expense and a maximum ratio of net indebtedness to Covenant EBITDA. Our compliance with these covenants could limit management’s discretion in operating our business and could prevent us from engaging in certain potentially beneficial activities.

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There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with U.S. GAAP. Any changes in estimates, judgments and assumptions could have a material adverse effect on our financial position and results of operations and therefore our business.

The preparation of financial statements in accordance with U.S. GAAP involves making estimates, judgments and assumptions that affect reported amounts of assets (including intangible assets), liabilities and related reserves, revenues, expenses, and income. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes could result in corresponding changes to the values of assets, liabilities, revenues, expenses and income, and could have a material adverse effect on our financial position, results of operations and cash flows.

Improper disclosure of confidential information could negatively impact our business.

We are responsible for maintaining the security and privacy of our customers’ confidential and proprietary information and the personal data of their employees. We have put in place policies, procedures and technological safeguards designed to protect the security and privacy of this information; however, we cannot guarantee that this information will not be improperly disclosed or accessed. Disclosure of this information could harm our reputation and subject us to liability under our contracts and laws that protect personal data, resulting in increased costs or loss of revenues.

Our business, results of operations, financial condition and liquidity may be materially adversely affected by certain actual and potential claims, regulatory actions and proceedings.

We are subject to various actual and potential claims, regulatory actions and other proceedings including those relating to alleged errors and omissions in connection with the placement or servicing of insurance and/or the provision of services in the ordinary course of business, of which we cannot, and likely will not be able to, predict the outcome with certainty. Because we often assist customers with matters involving substantial amounts of money, including the placement of insurance and the handling of related claims that customers may assert, errors and omissions claims against us may arise alleging potential liability for all or part of the amounts in question. Also, the failure of an insurer with whom we place business could result in errors and omissions claims against us by our customers, which could adversely affect our results of operations and financial condition. Claimants may seek large damage awards, and these claims may involve potentially significant legal costs, including punitive damages. Such claims, lawsuits and other proceedings could, for example, include claims for damages based upon allegations that our employees or sub-agents failed to procure coverage, report claims on behalf of customers, provide insurance companies with complete and accurate information relating to the risks being insured or appropriately apply funds that we hold for our customers on a fiduciary basis. In addition, given the long-tail nature of professional liability claims, errors and omissions matters can relate to matters dating back many years. Where appropriate, we have established provisions against these potential matters that we believe to be adequate in the light of current information and legal advice, and we adjust such provisions from time to time according to developments.

While most of the errors and omissions claims made against us (subject to our self-insured deductibles) have been covered by our professional indemnity insurance, our business, results of operations, financial condition and liquidity may be adversely affected if, in the future, our insurance coverage proves to be inadequate or unavailable, or if there is an increase in liabilities for which we self-insure. Our ability to obtain professional indemnity insurance in the amounts and with the deductibles we desire in the future may be adversely impacted by general developments in the market for such insurance or our own claims experience. In addition, regardless of monetary costs, these matters could have a material adverse effect on our reputation and cause harm to our carrier, customer or employee relationships, or divert personnel and management resources.

Our business could be adversely impacted by inflation.

Increases in inflation may have an adverse effect on our business. Current and future inflationary effects may be driven by, among other things, supply chain disruptions and governmental stimulus or fiscal policies. Continuing increases in inflation could impact the overall demand for our products, our costs for labor, material and services, and the margins we are able to realize on our products, all of which could have an adverse impact on our business, financial position, results of operations and cash flows. Inflation may also result in higher interest rates, which in turn would result in higher interest.

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Risks Related to the Insurance Industry

We may experience increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets.

The insurance intermediary business is highly competitive and we actively compete with numerous firms for customers, properties and insurance companies, many of which have relationships with insurance companies, or have a significant presence in niche insurance markets that may give them an advantage over us. Other competitive concerns may include the quality of our products and services, our pricing, and the ability of some of our customers to self-insure and the entrance of technology companies into the insurance intermediary business. Several insurance companies are engaged in the direct sale of insurance, primarily to individuals, and do not pay commissions to agents and brokers. In addition, and to the extent that banks, securities firms, private equity companies, and insurance companies affiliate, the financial services industry may experience further consolidation, and we therefore may experience increased competition from insurance companies and the financial services industry, as a growing number of larger financial institutions increasingly, and aggressively, offer a wider variety of financial services, including insurance intermediary services.

Worsening of Current U.S. economic conditions as a result of the COVID-19 pandemic and the Russian Federation Military Action may adversely affect our business.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position or results of its operations, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

If economic conditions were to worsen, a number of negative effects on our business could result, including declines in values of insurable exposure units, declines in insurance premium rates, the financial insolvency of insurance companies, the reduced ability of customers to pay, declines in the stock of residential housing or declines in property values. Also, if general economic conditions are poor, some of our customers may cease operations completely or be acquired by other companies, which could have an adverse effect on our results of operations and financial condition. If these customers are affected by poor economic conditions, but yet remain in existence, they may face liquidity problems or other financial difficulties that could result in delays or defaults in payments owed to us, which could have a significant adverse impact on our consolidated financial condition and results of operations. Any of these effects could decrease our net revenues and profitability.

Our business, and therefore our results of operations and financial condition, may be adversely affected by conditions that result in reduced insurer capacity.

Our results of operations depend on the continued capacity of insurance carriers to underwrite risk and provide coverage, which depends in turn on those insurance companies’ ability to procure reinsurance. Capacity could also be reduced by insurance companies failing or withdrawing from writing certain coverages that we offer to our customers. We have no control over these matters. To the extent that reinsurance becomes less widely available or significantly more expensive, we may not be able to procure the amount or types of coverage that our customers desire and the coverage we are able to procure for our customers may be more expensive or limited.

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Quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production may have unexpected effects on our results of operations.

Our commission income (including profit-sharing contingent commissions and override commissions) can vary quarterly or annually due to the timing of policy renewals and the net effect of new and lost business production. We do not control the factors that cause these variations. Specifically, customers’ demand for insurance products can influence the timing of renewals, new business, and lost business (which includes policies that are not renewed), and cancellations. In addition, we rely on insurance companies for the payment of certain commissions. Because these payments are processed internally by these insurance companies, we may not receive a payment that is otherwise expected from a particular insurance company in a particular quarter or year until after the end of that period, which can adversely affect our ability to forecast these revenues and therefore budget for significant future expenditures. Quarterly and annual fluctuations in revenues based upon increases and decreases associated with the timing of new business, policy renewals and payments from insurance companies may adversely affect our financial condition, results of operations and cash flows.

Profit-sharing contingent commissions are special revenue-sharing commissions paid by insurance companies based upon the profitability, volume and/or growth of the business placed with such companies generally during the prior year. Override commissions are paid by insurance companies based upon the volume of business that we place with them and are generally paid over the course of the year. Because profit-sharing contingent commissions and override commissions affect our revenues, any decrease in their payment to us could adversely affect our results of operations, profitability, and our financial condition.

Our business practices and compensation arrangements are subject to uncertainty due to potential changes in regulations.

The business practices and compensation arrangements of the insurance intermediary industry, including our practices and arrangements, are subject to uncertainty due to investigations by various governmental authorities. Certain of our offices are parties to profit-sharing contingent commission agreements with certain insurance companies, including agreements providing for potential payment of revenue-sharing commissions by insurance companies based primarily on the overall profitability of the aggregate business written with those insurance companies and/or additional factors such as retention ratios and the overall volume of business that an office or offices place with those insurance companies. Additionally, to a lesser extent, some of our offices are parties to override commission agreements with certain insurance companies, which provide for commission rates in excess of standard commission rates to be applied to specific lines of business, such as group health business, and which are based primarily on the overall volume of business that such office or offices placed with those insurance companies. The legislatures of various states may adopt new laws addressing contingent commission arrangements, including laws prohibiting such arrangements, and addressing disclosure of such arrangements to insureds. Various state departments of insurance may also adopt new regulations addressing these matters which could adversely affect our results of operations.

Risk of lack of knowledge in distant geographic markets

Although the Company intends to focus its investments in locations with which we are generally familiar, the Company runs a risk of experiencing underwriting challenges or issues associated with a lack of familiarity in some markets. Each market has nuances and idiosyncrasies that affect values, marketability, desirability, and demand for individual assets that may not be easily understood from afar. While we believe we can effectively mitigate these risks in a myriad of ways, there is no guarantee that investments in any geographic market will perform as expected.

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Potential liability or other expenditures associated with potential environmental contamination may be costly.

Various federal, state, and local laws subject multifamily residential community owners or operators to liability for management, and the costs of removal or remediation, of certain potentially hazardous materials that may be present in the land or buildings of a multifamily residential community. Potentially hazardous materials may include polychlorinated biphenyls, petroleum-based fuels, lead-based paint or asbestos, among other materials. Such laws often impose liability without regard to fault or whether the owner or operator knew of, or was responsible for, the presence of such materials. The presence of, or the failure to manage or remediate properly, these materials may adversely affect occupancy at such apartment communities as well as the ability to sell or finance such apartment communities. In addition, governmental agencies may bring claims for costs associated with investigation and remediation actions, damages to natural resources and for potential fines or penalties in connection with such damage or with respect to the improper management of hazardous materials. Moreover, private plaintiffs may potentially make claims for investigation and remediation costs they incur or personal injury, disease, disability or other infirmities related to the alleged presence of hazardous materials at a multifamily residential community. In addition to potential environmental liabilities or costs associated with our current multifamily residential communities, we may also be responsible for such liabilities or costs associated with communities we acquire or manage in the future, or multifamily residential communities we no longer own or operate.

We compete in a highly regulated industry, which may result in increased expenses or restrictions on our operations.

We conduct business in several states of the United States of America and are subject to comprehensive regulation and supervision by government agencies in each of those states. The primary purpose of such regulation and supervision is to provide safeguards for policyholders rather than to protect the interests of our shareholders, and it is difficult to anticipate how changes in such regulation would be implemented and enforced. As a result, such regulation and supervision could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third parties.

The laws of the various state jurisdictions establish supervisory agencies with broad administrative powers with respect to, among other things, licensing of entities to transact business, licensing of agents, admittance of assets, regulating premium rates, approving policy forms, regulating unfair trade and claims practices, determining technology and data protection requirements, establishing reserve requirements and solvency standards, requiring participation in guarantee funds and shared market mechanisms, and restricting payment of dividends. Also, in response to perceived excessive cost or inadequacy of available insurance, states have from time to time created state insurance funds and assigned risk pools, which compete directly, on a subsidized basis, with private insurance providers. We act as agents and brokers for such state insurance funds and assigned risk pools in Michigan as well as certain other states. These state funds and pools could choose to reduce the sales or brokerage commissions we receive. Any such reductions, in a state in which we have substantial operations could affect the profitability of our operations in such state or cause us to change our marketing focus.

Further, state insurance regulators and the NAIC continually re-examine existing laws and regulations, and such re-examination may result in the enactment of insurance-related laws and regulations, or the issuance of interpretations thereof, that adversely affect our business. Certain federal financial services modernization legislation could lead to additional federal regulation of the insurance industry in the coming years, which could result in increased expenses or restrictions on our operations.

Other legislative developments that could adversely affect us include: changes in our business compensation model as a result of regulatory developments (for example, the Affordable Care Act); and federal and state governments establishing programs to provide health insurance or, in certain cases, property insurance in catastrophe-prone areas or other alternative market types of coverage, that compete with, or completely replace, insurance products offered by insurance carriers. Also, as climate change issues become more prevalent, the U.S. and foreign governments are beginning to respond to these issues. This increasing governmental focus on climate change may result in new environmental regulations that may negatively affect us and our customers. This could cause us to incur additional direct costs in complying with any new environmental regulations, as well as increased indirect costs resulting from our customers incurring additional compliance costs that get passed on to us. These costs may adversely impact our results of operations and financial condition.

Although we believe that we are in compliance in all material respects with applicable local, state, and federal laws, rules and regulations, there can be no assurance that more restrictive laws, rules, regulations or interpretations thereof, will not be adopted in the future that could make compliance more difficult or expensive.

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Risks Related to Our Business and Digital Asset Strategy

Our financial results and the market price of our common stock could be affected by the prices and volatility of digital assets.

As part of our capital allocation strategy, we invest, or may invest, in digital assets such as Bitcoin, Ethereum, Solana, Cardano, XRP and Zcash. The prices of digital assets have historically been subject to extreme volatility and may fluctuate significantly in short periods of time. Under applicable accounting standards, our digital assets are measured at fair value with changes recognized in earnings, which may result in material charges or gains to our results of operations from period to period. Any decrease in the fair value of our digital assets could materially impact our financial results, create significant earnings volatility, and adversely affect the market price of our common stock. In addition, if investors perceive the value of our common stock to be linked to the value of our digital asset holdings, changes in the digital-asset markets may directly influence our stock price.

Our digital assets are less liquid than cash and cash equivalents and may not serve as a reliable source of liquidity.

Crypto markets have experienced significant volatility, periods of limited liquidity, and trading disruptions. We may not be able to liquidate our digital assets at favorable prices or at all during times of market stress. In addition, assets held with custodians or execution partners may be subject to operational, legal, or credit risks, and these entities do not have the same protections as regulated financial institutions. Insolvency or failure of a custodian or trading counterparty could result in delays or losses in recovering our digital assets. While the Company maintains other sources of liquidity, including an equity line of credit with White Lion Capital, proceeds from such facilities may be used for DAT purchases, which could further concentrate liquidity risk.

Our digital asset treasury policy is new and untested.

There can be no assurance that our DAT policy will achieve its intended objectives or that our digital-asset acquisition strategy will be successful. The policy may be modified, suspended, or discontinued at any time at the discretion of our Board of Directors. If digital-asset prices decrease or our strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock could be materially adversely impacted.

If we were deemed to be an “investment company,” our ability to operate as currently conducted could be materially and adversely affected.

Because digital assets are relatively novel and the application of securities laws to them is uncertain, it is possible that regulators could determine that certain digital assets constitute securities. If any of our holdings were deemed investment securities for purposes of the Investment Company Act of 1940, we could become subject to burdensome regulatory restrictions or be required to alter or liquidate our holdings, which could materially adversely affect our operations and financial results.

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We are not subject to the regulatory framework that governs investment companies or investment advisers.

Our digital-asset activities are not regulated as those of mutual funds, exchange-traded funds, or registered investment advisers. As a result, our operations may involve greater volatility, concentration risk, and management discretion than would be permitted under those regimes.

We may be subject to additional tax liabilities or regulatory changes affecting digital assets.

Future changes in U.S. federal income tax treatment or other regulations applicable to digital-asset activities could adversely affect our tax position or subject us to additional compliance costs, audits, or liabilities.

We face operational, technological, and security risks relating to digital-asset custody and transactions.

Security breaches, cyberattacks, loss of private keys, network failures, or human error could result in the loss of some or all of our digital assets. Such losses may not be covered by insurance or by the terms of our custodial agreements. The irreversibility of blockchain transactions heightens the risk of permanent loss.

Our digital-asset strategy may create complications with third-party service providers.

Certain insurance companies, financial institutions, or auditors may decline to transact or contract with companies engaging in digital-asset treasury activities, which could limit our access to services or increase operating costs.

Technological and market developments could render certain digital assets obsolete or less valuable.

The digital-asset ecosystem is characterized by rapid innovation and competition. The emergence or adoption of alternative protocols, including those backed by private entities or governments (such as central bank digital currencies), could diminish the utility or value of the digital assets we hold, adversely affecting our financial results.

Risks Related to Investing in our Securities

We may experience volatility in our stock price that could affect your investment.

The market price of our common stock may be subject to significant fluctuations in response to various factors, including quarterly fluctuations in our operating results; changes in securities analysts’ estimates of our future earnings; changes in securities analysts’ predictions regarding the short-term and long-term future of our industry; changes to the tax code; and our loss of significant customers or significant business developments relating to us or our competitors. Our common stock’s market price also may be affected by our inability to meet stock analysts’ earnings and other expectations. Any failure to meet such expectations, even if minor, could cause the market price of our common stock to decline. In addition, stock markets have generally experienced a high level of price and volume volatility, and the market prices of equity securities of many listed companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. These broad market fluctuations may adversely affect our common stock’s market price. In the past, securities class action lawsuits frequently have been instituted against companies following periods of volatility in the market price of such companies’ securities. If any such litigation is initiated against us, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our common stock.

Our shares of common stock are currently listed on Nasdaq. If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholders’ equity requirement, Nasdaq may take steps to delist our common stock. Any delisting would likely have a negative effect on the price of our common stock and would impair stockholders’ ability to sell or purchase their common stock when they wish to do so.

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Any perception that we may not comply with Nasdaq continued listing requirements or a delisting of our common stock by Nasdaq could adversely affect our ability to attract new investors, decrease the liquidity of the outstanding shares of our common stock, reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares with overall negative effects for our stockholders. In addition, delisting of our common stock from Nasdaq could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our common stock.

The Company’s CEO has common stock equity and debt interests.

As of January 14, 2026, our CEO and Chairman of the Board, Ezra Beyman, is the beneficial owner of approximately 6.15% of the Company’s common stock, consisting of 659,780 common shares.

We have entered into a revolving credit facility with an entity beneficially owned by our Chief Executive Officer, which creates conflicts of interest and may adversely affect our liquidity and financial condition. We are party to a revolving credit facility with YES Americana Group, LLC, an entity beneficially owned by our Chief Executive Officer, pursuant to which Americana has agreed to provide up to $2.0 million of unsecured financing to us. Although the facility bears a below-market interest rate and provides flexibility for working capital and acquisition-related costs, it creates conflicts of interest because our Chief Executive Officer has an interest in the lender that may differ from the interests of our stockholders. The terms of this arrangement, including availability, maturity, and repayment provisions, may not reflect those that could have been obtained from an unaffiliated third party. In addition, amounts outstanding under the facility are payable upon maturity or earlier acceleration following an event of default, which could require us to use cash that otherwise would be available for operations or strategic initiatives. Any inability to repay or refinance amounts outstanding under this facility could adversely affect our liquidity, financial condition, and results of operations.

Under our credit agreements with Oak Street, the Company has agreed that at all times that the loans are outstanding: (i) Ezra Beyman, our CEO and Chairman of the Board, Debra Beyman, Mr. Beyman’s wife, or Yaakov Beyman, son of Mr. and Ms. Beyman, or someone else approved by Oak Street, as applicable, will be the manager of the current subsidiaries of the Company, (ii) Mr. Ezra Beyman will be President and Chairperson of the Board of the Company, and (iii) Reliance Global Holdings will continue to remain a shareholder of the Company’s equity and Ezra and Debra will be the sole owners of Reliance Global Holdings as tenants in entirety. The loans by Oak Street immediately mature and become due and payable if the Company fails to comply with these provisions, subject to certain notice and/or cure periods.

Broad discretion of management.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective acquisition. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of acquisitions. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

Future sales or other dilution of our equity could adversely affect the market price of our common stock.

We grow our business organically as well as through acquisitions. One method of acquiring companies or otherwise Companying our corporate activities is through the issuance of additional equity securities. The issuance of any additional shares of common or of preferred stock or convertible securities could be substantially dilutive to holders of our common stock. Moreover, to the extent that we issue restricted stock units, performance stock units, options or warrants to purchase shares of our common stock in the future and those options or warrants are exercised or as the restricted stock units or performance stock units vest, our stockholders may experience further dilution. Holders of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of our common stock could decline as a result of sales of shares of our common stock or the perception that such sales could occur.

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The price of our common stock may fluctuate significantly, and this may make it difficult to resell shares of common stock at attractive prices.

The trading price of our common stock may fluctuate widely as a result of a number of factors, including the risk factors described above many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	General economic and political conditions such as recessions, economic downturns and acts of war or terrorism;
●	Quarterly variations in our operating results;
●	Seasonality of our business cycle;
●	Changes in the market’s expectations about our operating results;
●	Our operating results failing to meet the expectation of securities analysts or investors in a particular period;
●	Changes in financial estimates and recommendations by securities analysts concerning us or the insurance brokerage or financial services industries in general;
●	Operating and stock price performance of other companies that investors deem comparable to us;
●	News reports relating to trends in our markets, including any expectations regarding an upcoming “hard” or “soft” market;
●	Cyberattacks and other cybersecurity incidents;
●	Changes in laws and regulations affecting our business;
●	Material announcements by us or our competitors;
●	The impact or perceived impact of developments relating to our investments, including the possible perception by securities analysts or investors that such investments divert management attention from our core operations;
●	Market volatility;
●	A negative market reaction to announced acquisitions;
●	Competitive pressures in each of our divisions;
●	General conditions in the insurance brokerage and insurance industries;
●	Legal proceedings or regulatory investigations;
●	Sales of substantial amounts of common shares by our directors, executive officers or significant stockholders or the perception that such sales could occur.
●	Stockholder class action lawsuits may be instituted against us following a period of volatility in our stock price. Any such litigation could result in substantial cost and a diversion of management’s attention and resources.

Possible issuance of additional securities.

As of December 31, 2024, our Articles of Incorporation authorized the issuance of 117,647,059 shares of common stock, par value $0.086 per share. Effective February 7, 2025, our authorized shares were increased to 2,000,000,000. As of December 31, 2024, and September 30, 2025, we had 2,250,210 and 9,375,127 shares issued and outstanding, respectively. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of the Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

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We could be negatively impacted by cybersecurity attacks.

We may use a variety of information technology systems in the ordinary course of business, which are potentially vulnerable to unauthorized access, computer viruses and cyberattacks, including cyberattacks to our information technology infrastructure and attempts by others to gain access to our propriety or sensitive information, and ranging from individual attempts to advanced persistent threats. The risk of such a security breach or disruption has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased and will likely continue to increase in the future. The procedures and controls we use to monitor these threats and mitigate our exposure may not be sufficient to prevent cyber security incidents. The results of these incidents could include disrupted operations, misstated or unreliable financial data, theft of trade secrets or other intellectual property, liability for disclosure of confidential customer, supplier or employee information, increased costs arising from the implementation of additional security protective measures, regulatory enforcement litigation and reputational damage, which could materially adversely affect our financial condition, business and results of operations. These risks require continuous and likely increasing attention and other resources from us to, among other actions, identify and quantify these risks, upgrade and expand our technologies, systems and processes to adequately address them and provide periodic training for employees to assist them in detecting phishing, malware and other schemes. Such attention diverts time and other resources from other activities and there is no assurance that our efforts will be effective. Additionally, the cost of maintaining and improving such systems and processes, procedures and internal controls may increase from its current level. Potential sources for disruption, damage or failure of our information technology systems include, without limitation, computer viruses, security breaches, human error, cyberattacks, natural disasters and defects in design. Additionally, we rely on third party service providers for certain aspects of our business. We can provide no assurance that the networks and systems that our third party vendors have established or use will be effective. Even if we are not targeted directly, cyberattacks on the U.S. and foreign governments, financial markets, financial institutions, or other businesses, including vendors, software creators, cybersecurity service providers, and other third parties with whom we do business, may occur, and such events could disrupt our normal business operations and networks in the future.

We are subject to a variety of federal, state, and international laws and other obligations regarding data protection.

We are subject to a variety of federal, state, and international laws and other obligations regarding data protection. Several jurisdictions have passed laws in this area, and other jurisdictions are considering imposing additional restrictions. These laws continue to develop and may be inconsistent from jurisdiction to jurisdiction. Complying with emerging and changing domestic and international requirements may cause us or our businesses to incur substantial costs or require us or one of our businesses to change its business practices. Any failure by us to comply with our own privacy policy, applicable association rules, or with other federal, state or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others.

Dividends unlikely.

The Company does not expect to pay dividends for the foreseeable future. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that future management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

Speculative Nature of Warrants.

Warrants offered in our various equity offerings do not confer any rights of common stock ownership on their holders, such as voting rights, and could limit the rights to receive dividends, they rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Moreover, following these offerings, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

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State blue sky registration; potential limitations on resale of the Company’s common stock

The holders of the Company’s shares of common stock registered under the Securities Exchange Act of 1934, as amended (the “Securities Act”) and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

Changes in tax laws could materially affect our financial condition, results of operations and cash flows.

The tax regimes we are subject to or operate under, including income and non-income taxes, are unsettled and may be subject to significant change. For example, the Inflation Reduction Act (the “IRA”) was signed into law on August 16, 2022 and was effective beginning in fiscal 2023. The IRA imposes a 15% minimum tax for large corporations on global adjusted financial statement income for tax years beginning after December 31, 2022, and a 1% excise tax on certain share repurchases occurring after December 31, 2022. We do not currently expect that the IRA will have a material impact on our income tax liability, but will continue to monitor this change in future periods. We are unable to predict what changes to the tax laws of the U.S. and other jurisdictions may be proposed or enacted in the future or what effect such changes would have on our business. Any significant increase in our future effective tax rate could have a material adverse impact on our business, financial condition, results of operations, or cash flows.

Expectations of our company relating to environmental, social and governance factors may impose additional costs and expose us to new risks.

There is an increasing focus from certain investors, customers and other key stakeholders concerning corporate responsibility, specifically related to environmental, social and governance (“ESG”) factors. We expect that an increased focus on ESG considerations will affect some aspects of our operations, particularly as we expand into new geographic markets. There are a number of constituencies that are involved in a range of ESG issues, including investors, special interest groups, public and consumer interest groups and third-party service providers. As a result, there is an increased emphasis on corporate responsibility ratings and several third parties provide reports on companies to measure and assess corporate responsibility performance. In addition, the ESG factors by which companies’ corporate responsibility practices are assessed may change, which could result in greater expectations of us and cause us to undertake costly initiatives to satisfy such new criteria. Alternatively, if we are unable to satisfy such new criteria, investors may conclude that our policies with respect to corporate responsibility are inadequate. We risk damage to our brand and reputation if our corporate responsibility procedures or standards do not meet the standards set by various constituencies. In the future, we may be required to make substantial investments in matters related to ESG which could require significant investment and impact our results of operations. Any failure in our decision-making or related investments in this regard could affect consumer perceptions as to our brand. Furthermore, if our competitors’ corporate responsibility performance is perceived to be greater than ours, potential or current investors may elect to invest with our competitors instead. In addition, in the event that we communicate certain initiatives and goals regarding ESG matters, we could fail, or be perceived to fail, in our achievement of such initiatives or goals, or we could be criticized for the scope of such initiatives or goals. If we fail to satisfy the expectations of investors and other key stakeholders or our initiatives are not executed as planned, our reputation and financial results could be materially and adversely affected.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to “Reliance,” the “Company,” “we,” “us,” and “our” refer to Reliance Global Group, Inc. and its consolidated subsidiaries. You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans, strategy and expectations, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Reliance Global Group, Inc. (the “Company”) operates as a company engaging in business in the insurance market. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we continue to survey the current insurance market for value-add acquisition opportunities. As of September 30, 2025, we had acquired nine insurance agencies.

Over the next 12 months, we plan to focus on the expansion and growth of our business through continued asset acquisitions in insurance markets and organic growth of our current insurance operations through geographic expansion and market share growth, as well as continuing to grow and execute on our Digital Asset Treasury Initiative, integrating blockchain technology into our long-term capital appreciation model.

In addition, we plan to continue to expand into the digital asset and blockchain sector hereby building our portfolio comprising of cryptocurrencies, subject to market and other conditions.

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Further, we launched our 5MinuteInsure.com (“5MI”) Insurtech platform during 2021, which expanded our national footprint. 5MI is a high-tech proprietary tool developed by us as a business to consumer portal which enables consumers to instantly compare quotes from multiple carriers and purchase their car and home insurance in a time efficient and effective manner. 5MI taps into the growing number of online shoppers and utilizes advanced artificial intelligence and data mining techniques, to provide competitive insurance quotes in around 5 minutes with minimal data input needed from the consumer. The platform currently operates in 46 states offering coverage with up to 30 highly rated insurance carriers.

With the acquisition of Barra & Associates, LLC, we launched RELI Exchange, our business-to-business (“B2B”) InsurTech platform and agency partner network that builds on the artificial intelligence and data mining backbone of 5MinuteInsure.com. Through RELI Exchange we on-board agency partners and provide them with an InsurTech platform white labeled, designed and branded specifically for their business. This combines the best of digital and human capabilities by providing our agency partners and their customers quotes from multiple carriers within minutes. Since its inception, RELI Exchange has increased its agent roster by more than 300%.

During the third quarter of 2025, the Company’s Board of Directors approved a strategic expansion into the digital asset and blockchain sector. As part of this initiative, the Company initially plans to build a diversified portfolio comprising leading cryptocurrencies, such as Bitcoin, Ethereum, and Solana, to be managed by the Company’s newly formed Crypto Advisory Board (“CAB”), and subject to market and other conditions. This initiative builds on Reliance’s extensive experience at the intersection of insurance, fintech, and artificial intelligence, including the success of the Company’s proprietary RELI Exchange platform. Reliance is additionally exploring opportunities to tokenize insurance-linked assets in ways not previously accessible to institutional and other investors. The Company believes this innovation could open the door to a new investment class that has historically been unavailable, bringing greater transparency, liquidity, and efficiency to the insurance-linked marketplace.

Business Operations

We’ve adopted a “OneFirm” strategy, pursuant to which Company owned and operated agencies come together to operate as one cohesive unit, which allows for efficient and effective cross-selling, cross-collaboration, and the effective deployment of the Company’s human capital. This strategy also aims to enhance the Company’s overall market presence across the U.S., with all business lines operating under the RELI Exchange brand. It’s expected to benefit agents and clients by improving relationships with carriers, leading to better commission and bonus contracts due to higher business volumes. The approach also strengthens the capability of RELI Exchange agency partners in securing diverse insurance policies and fosters increased cross-selling opportunities. This unified strategy positions the Company for rapid scaling and integration of accretive acquisitions, expanding its industry reach.

Business Trends and Uncertainties

The insurance intermediary business is highly competitive, and we actively compete with numerous firms for customers and insurance companies, many of which have relationships with insurance companies, or have a significant presence in niche insurance markets that may give them an advantage over us. Other competitive concerns may include the quality of our products and services, our pricing and the ability of some of our customers to self-insure and the entrance of technology companies into the insurance intermediary business. Several insurance companies are engaged in the direct sale of insurance, primarily to individuals, and do not pay commissions to agents and brokers.

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Insurance Operations

Our insurance operations focus on the acquisition and management of insurance agencies throughout the U.S. Our primary focus is to pinpoint undervalued wholesale and retail insurance agencies with operations in growing or underserved segments (including healthcare and Medicare, as well as personal and commercial insurance lines). We then focus on expanding their operations on a national platform and improving operational efficiencies to achieve asset value appreciation while generating interim cash flows. In the insurance sector, our management team has over 100 years of experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. We plan to accomplish these objectives by acquiring wholesale and retail insurance agencies it deems to represent a good buying opportunity (as opposed to insurance carriers) as insurance agencies bear no insurance risk. Once acquired, we plan to develop them on a national platform to increase revenues and profits through a synergetic structure.

Insurance Acquisitions and Strategic Activities

As of September 30, 2025, we have acquired multiple insurance brokerages (see table below). As our acquisition strategy continues, our reach within the insurance arena can provide us with the ability to offer lower rates, which could boost our competitive position within the industry.

Acquired	Reliance 100% Controlled Entity	Date	Location	Line of Business

U.S. Benefits Alliance, LLC (USBA) *	US Benefits Alliance, LLC	October 24, 2018	Michigan	Health Insurance

Employee Benefit Solutions, LLC (EBS)*	Employee Benefits Solutions, LLC	October 24, 2018	Michigan	Health Insurance

Commercial Solutions of Insurance Agency, LLC (CCS or Commercial Solutions)	Commercial Coverage Solutions LLC	December 1, 2018	New Jersey	P&C – Trucking Industry

Southwestern Montana Insurance Center, Inc. (Southwestern Montana or Montana)	Southwestern Montana Insurance Center, LLC	April 1, 2019	Montana	Group Health Insurance

Fortman Insurance Agency, LLC (Fortman or Fortman Insurance)*	Fortman Insurance Services, LLC	May 1, 2019	Ohio	P&C and Health Insurance

Altruis Benefits Consultants, Inc. (Altruis)	Altruis Benefits Corporation	September 1, 2019	Michigan	Health Insurance

UIS Agency, LLC (UIS)	UIS Agency, LLC	August 17, 2020	New York	P&C – Trucking Industry

J.P. Kush and Associates, Inc. (Kush)	Kush Benefit Solutions, LLC	May 1, 2021	Michigan	Health Insurance

Barra & Associates, LLC	RELI Exchange, LLC	April 26, 2022	Illinois	P&C and Health Insurance

*This agency was sold by the Company during the third quarter of 2025.

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Recent Developments

NASDAQ Ticker Symbol Change

On January 22, 2026, the Company announced that its ticker symbol on the Nasdaq Capital Market will change from “RELI” to “EZRA,” effective at the open of trading on Monday, January 26, 2026. The Company’s common stock will remain listed on the Nasdaq Capital Market and the Company’s CUSIP number will remain unchanged. No action is required by the Company’s stockholders in connection with the ticker symbol change.

Secured Convertible Promissory Note with Enquantum Ltd.

On January 15, 2026, we entered into a secured convertible promissory note (the “Note”) with Enquantum Ltd. (“Enquantum”) pursuant to which the Company advanced Enquantum $166,000 (the “Principal Amount”). The Note bears interest at 1% per annum, with default interest at the greater of 10% per annum or the maximum rate permitted under applicable usury laws of the State of Florida. The Note provides that if the parties execute definitive agreements for a contemplated strategic transaction within 30 calendar days of the date of the Note, the indebtedness will be satisfied solely by a credit (setoff) against certain milestone-related payments that would otherwise be payable by the Company in connection with such contemplated transaction (50% credited against the first such payment and 50% credited against the second such payment). If definitive agreements are not executed within such 30-day period (unless extended by mutual written consent), the indebtedness becomes payable in cash within 60 days following the end of the exclusivity period (as defined in the Note). As security for the obligations under the Note, Enquantum granted the Company a first-ranking floating charge over substantially all of Enquantum’s present and future assets (including intellectual property), subject to specified permitted liens, and agreed to customary negative pledge and restriction on disposals provisions. The Note contains customary representations, covenants, and events of default, and provides for the Company’s reimbursement of reasonable attorneys’ fees and costs associated with enforcement. The Note was issued in connection with a non-binding term sheet between the Company and Enquantum regarding a potential strategic transaction; any transaction remains subject to, among other things, negotiation and execution of definitive agreements and satisfaction of customary closing conditions, and there can be no assurance that the parties will enter into definitive agreements or consummate any transaction.

Formation of EZRA International Group Division

On January 5, 2026, the Company announced that its Board of Directors unanimously approved the formation of EZRA International Group, a new division focused on acquiring controlling stakes and accelerating the growth of high-technology Israeli companies. The Company stated that EZRA International Group’s initial focus is expected to include companies in the cybersecurity, artificial intelligence and data analytics, fintech and insurtech, and medtech and digital health sectors.

The Company stated that it intends to pursue a structured path toward potential value realization for investments made through EZRA International Group, which may include public listings, strategic spin-offs, or other monetization transactions. The Company also stated that EZRA International Group is intended to focus on acquiring significant ownership stakes and to support portfolio companies through strategy, governance, capital formation and execution.

There can be no assurance that the Company will identify suitable acquisition opportunities, enter into definitive agreements, consummate any transactions, or realize any of the anticipated benefits of this initiative.

Sale of Employee Benefits Solutions and US Benefits Alliance Assets

On December 23, 2025, the Company, Employee Benefits Solutions, LLC and US Benefits Alliance, LLC (collectively, the “Seller”), each of which is a wholly owned subsidiary of the Company, and Employee Benefit Solutions Inc, a Michigan corporation (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Seller agreed to sell to the Purchaser substantially all of the assets used in the Seller’s insurance brokerage and related services business (the “Business”) (the “Transaction”).

The Purchase Agreement is dated as of December 23, 2025 and has an effective date of 11:59 p.m. (Eastern Time) on November 30, 2025 (the “Effective Date”). Pursuant to the Purchase Agreement, the Purchaser agreed to pay the Seller (or the Company, as directed by the Company) $1,050,000 in cash (the “Purchase Price”), payable at closing by wire transfer of immediately available funds. The Transaction closed on December 24, 2025.

The Purchase Agreement provides that, following the closing and until no further material activity exists, the parties will prepare and agree upon a monthly reconciliation schedule to account for (i) Entitlement Payments and other amounts received by the Seller or the Company after the Effective Date that are for the account of the Purchaser and (ii) certain expenses or assumed liabilities of the Purchaser that have been paid by the Seller or the Company, with the resulting net amount payable by the applicable party within five days following agreement on such schedule.

The Purchase Agreement includes customary representations, warranties, covenants, and indemnities, as well as confidentiality and mutual restrictive covenants, including mutual non-solicitation covenants for a period of five years following the Effective Date, in each case subject to the terms and conditions of the Purchase Agreement.

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Nasdaq Minimum Bid Price Notice

On December 12, 2025, the Company received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market.

The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “EZRA,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of December 12, 2025, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until June 10, 2026, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

Digital Asset Treasury (DAT)

On September 9, 2025, the Board of Directors approved the adoption of a digital asset treasury strategy and a digital asset treasury policy. Under this strategy and policy, the Company may allocate a portion of its treasury funds to acquire cryptocurrencies, including leading digital assets such as Bitcoin, Ethereum and Solana, and may evaluate opportunities to tokenize insurance-linked assets.

In connection with the policy, the Board approved the formation of a Crypto Advisory Board (the “CAB”) to manage, oversee and advise management and the Board on the ongoing development of the Company’s digital-asset treasury strategy and related initiatives. The Board appointed Alex Blumenfrucht, an independent director, and Moshe Fishman, a senior vice president of the Company, as the initial members of the CAB.

On September 16, 2025, the Company entered into an Interim Crypto Purchase Agreement with Mr. Fishman, pursuant to which, solely as directed in writing by the CAB, Mr. Fishman could use his personal cryptocurrency trading accounts on an interim basis to facilitate purchases of digital assets on behalf of the Company while the Company completed opening its institutional cryptocurrency account. From the time of purchase, all right, title and interest in the digital assets belonged exclusively to the Company; the assets were held in Mr. Fishman’s account solely for the Company’s benefit. The Company agreed to reimburse Mr. Fishman for the actual purchase price and reasonable, documented transaction fees, and no compensation was payable to Mr. Fishman for services under the agreement. The agreement provided that all activities would be conducted in compliance with the Company’s Insider Trading Policy and applicable law, and it terminated upon the earlier of (i) completion of the transfer of all such assets to the Company’s institutional account or (ii) October 30, 2025 (unless extended by Audit Committee approval). The agreement terminated in accordance with its terms on October 30, 2025.

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On September 17, 2025, the Company completed its initial purchase of Ethereum (ETH) under the DAT initiative. On September 29, 2025, the Company completed its first purchase of Bitcoin (BTC), following prior purchases of ETH and Cardano (ADA). On September 30, 2025, the Company completed a purchase of XRP, the native token of the XRP Ledger, as part of the DAT initiative. These digital assets purchased pursuant to the Interim Crypto Purchase Agreement are reflected in the Company’s condensed consolidated balance sheets as digital assets owned by the Company with any related unearned gains or losses reflected in the condensed consolidated statements of operations for the three and nine month periods ended September 30, 2025. During October 2025, the Company opened its institutional cryptocurrency account and Mr. Fishman transferred all digital assets purchased pursuant to the Interim Crypto Purchase Agreement to the Company’s account. During the fourth quarter of 2025, the Company replaced all of its then held digital assets with Zcash.

Special Cash Dividend

On September 26, 2025, the Company’s Board of Directors declared a one-time cash dividend of $0.03 per share on the Company’s outstanding Common Stock, payable to shareholders of record as of October 30, 2025, which totaled approximately $388,000, inclusive of the Company’s warrant holders entitled to receive dividends for their underlying warrant shares, with payment scheduled and where payment occurred on December 2, 2025.

Equity Line of Credit (ELOC)

On August 26, 2025, the Company entered into a Common Stock Purchase Agreement (the “ELOC”) and a related Registration Rights Agreement (together, the “White Lion Agreements”) with White Lion Capital, LLC (“White Lion”). Under the Common Stock Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $10,000,000 of newly issued shares of the Company’s common stock, par value $0.086 per share, during a commitment period ending no later than December 31, 2027. Each sale is initiated by the Company through a written purchase notice, and the purchase price per share is equal to the lowest traded price of the common stock during a three-hour valuation period following White Lion’s acknowledgment of the notice.

The agreement includes customary conditions and limitations, including a cap on the issuance of more than 19.99% of the Company’s outstanding shares as of the execution date (the “Exchange Cap”) unless stockholder approval is obtained or the average price paid for all shares issued equals or exceeds $0.9196, and a 4.99% beneficial-ownership limitation (which may be increased to 9.99% with 61 days’ prior notice). In consideration for White Lion’s commitment, the Company will issue $100,000 of fully earned common stock as commitment shares in two tranches payable during the third and fourth quarters of 2025. The Company has issued the first $50,000 tranche of shares as of September 30, 2025.

Pursuant to the related Registration Rights Agreement, the Company agreed to file and maintain the effectiveness of a registration statement on Form S-1 covering the resale of the shares issuable under the White Lion Agreements, and the resale registration statement on Form S-1 the Company henceforth filed with the SEC was declared effective on September 4, 2025. Proceeds from sales under the facility, if and when made, may be used for general corporate purposes, including funding operations and purchases of digital assets pursuant to the Company’s Digital Asset Treasury strategy.

On November 5, 2025, we executed Amendment No. 1 to the Common Stock Purchase Agreement with White Lion Capital, LLC, which adds a Fixed Purchase Notice option. Under this feature, with investor consent, we may sell shares at a Fixed Purchase Price equal to 90% of the lowest traded price during the five-minute window immediately preceding delivery of the notice, up to a 5% ADTV limit per notice (unless waived). Closing and funding occur the next business day following notice consent, against DWAC delivery of the shares. See Item 5 and Exhibit 10.7 for additional information.

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Under the ELOC, as of September 30, 2025, the Company had issued 450,000 shares of Common Stock for net proceeds of approximately $350,000, after deducting a one-time documentation fee. Subsequent to quarter-end, and as of the date of this filing, the Company issued an additional 648,004 shares of Common Stock for proceeds of approximately $509,607, resulting in a remaining capacity of approximately $9.1 million under the ELOC as of the date of this filing.

At-the-Market Offering Program

In August 2025, the Company entered into an At-the-Market (“ATM”) Sales Agreement with H.C. Wainwright & Co., LLC, allowing the Company to offer and sell, from time to time through the Sales Agent, shares of its Common Stock having an aggregate offering price of up to $2,026,453 pursuant to its effective shelf registration statement on Form S-3 (File No. 333-275190).

In September 2025, the Company filed Amendment No. 1 to the related prospectus supplement to update and refresh the amount of Common Stock then available for sale under the ATM Program to $248,138, consistent with the limitations imposed by General Instruction I.B.6 of Form S-3. During the three and nine months ended September 30, 2025, the Company sold 1,853,048 shares of Common Stock under the ATM Program, of which 1,785,738 shares were issued as of September 30, 2025 and 67,310 shares were issued October 1, 2025, for net proceeds of approximately $2,021,681, after deducting sales commissions and offering expenses. Subsequent to September 30, 2025, the Company sold an additional 123,163 shares of Common Stock for net proceeds of approximately $119,764, and approximately $360 of Common Stock remained available for issuance thereafter. The Company intends to use any net proceeds from the ATM Program for general corporate purposes.

On December 15, 2025, the Company filed Amendment No. 2 to the related prospectus supplement to update and refresh the amount of Common Stock then available for sale under the ATM Program to $508,000, consistent with the limitations imposed by General Instruction I.B.6 of Form S-3. Subsequently, the Company sold 125,705 shares of Common Stock under the ATM Program, for net proceeds of approximately $67,039, after deducting sales commissions and offering expenses. Approximately $438,000 of Common Stock remained available as of January 14, 2026. The Company intends to use any net proceeds from the ATM Program for general corporate purposes.

Private Placement

On June 18, 2025, the Company entered into a securities purchase agreement (the “Private Placement-2025”) with one institutional buyer for the purchase and sale of (i) pre-funded warrants (the “Series J-PF Warrants”) to purchase up to 1,488,096 shares of the Company’s Common Stock at an exercise price of $0.001 per share, and (ii) warrants (the “Series J Warrants”) to purchase up to 2,976,192 shares of Common Stock at an exercise price of $1.43 per share. The Private Placement-2025 was priced at the market at a combined purchase price per share and accompanying Series J Warrant of $1.68. Additionally, the Company issued a warrant to the Placement Agent (the “Series J PAWs”) to acquire 104,167 shares of Common Stock at an exercise price of $2.10. The closing of the Private Placement occurred on June 20, 2025. The Series J-PF Warrants were fully exercised during the quarter ended September 30, 2025, and the Series J Warrants and Series J PAWs remain outstanding as of the date of this filing.

Fortman Sale

On July 7, 2025, the Company, Fortman Insurance Services, LLC, an Ohio limited liability company and wholly owned subsidiary of the Company (the “Seller,” or “Fortman”), and Fortman Insurance Agency, LLC, an Ohio limited liability company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the Seller agreed to sell substantially all of the assets of its insurance agency business (the “Fortman Business”) to the Purchaser for aggregate cash consideration of $5,000,000 (the “Transaction”). The Transaction closed on July 7, 2025, and was effective as of 12:01 a.m. Eastern Time on July 1, 2025. The sale did not represent a strategic shift that has or will have a major effect on the Company’s operations or financial results. The Company recognized a gain on sale in the condensed consolidated statements of operations for the three and nine months ended September 30, 2025, of $3,033,554.

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The assets sold pursuant to the Asset Purchase Agreement included the Seller’s book of business, accounts, rights to renewal commissions and entitlements arising from new or renewal insurance business after July 1, 2025 (the “Effective Date”), as well as associated goodwill, leasehold interests, intellectual property (including the Fortman Insurance Services and Fortman Insurance Agency names), and other tangible and intangible assets used in the Fortman Business, and certain liabilities were assumed by the Purchaser. The Transaction excluded, among other things, Seller’s pre-Effective Date cash and cash equivalents, and other specified excluded assets and liabilities.

Oak Street Debt Payments

During July 2025, the Company repaid approximately 50%, or $4,997,292 of its Oak Street long-term debt. These pre-payments were funded through proceeds from the asset sale of Fortman and did not incur any pre-payment penalties. Pursuant to proceeds from the Employee Benefits Solutions and US Benefits Alliance Assets sale, the Company repaid an additional approximate $465,000 towards the remaining open balance which did not incur any pre-payment penalties.

Termination of the Spetner Agreement

On July 22, 2025, the Company accepted written notice from Spetner Associates, Inc. (“Spetner”), terminating the Stock Exchange Agreement, dated as of May 14, 2024, and as amended on September 6, 2024, October 29, 2024, and February 20, 2025 (collectively, the “Stock Exchange Agreement”). There are no material relationships between the Company and the Spetner parties other than in respect of the Stock Exchange Agreement.

On October 29, 2024 and February 20, 2025, the Company issued 140,064 shares and 157,000 shares of its common stock to the Spetner sellers, representing non-refundable prepayments of approximately $329,430 and $239,425, respectively, as partial consideration for the contemplated acquisition. These were initially recorded by the Company in prepaid expense and other current assets on the consolidated balance sheets as of December 31, 2024 and March 31, 2025, respectively. However, following the termination of the Stock Exchange Agreement, the Company does not expect to recover these shares issued and thus expensed them to general and administrative expense in the condensed consolidated statements of operations for the period ended September 30, 2025.

Non-GAAP Financial Measure

The Company believes certain financial measures that meet the definition of non-GAAP financial measures, as defined in Regulation G of the SEC rules, provide important supplemental information. Adjusted EBITDA (“AEBITDA”), our key financial performance metric, is a non-GAAP financial measure that is not in accordance with, or an alternative to, measures prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). “AEBITDA” is defined as earnings before interest, taxes, depreciation, and amortization (EBITDA) with additional adjustments as further outlined below. The Company considers AEBITDA an important financial metric because it provides a meaningful financial measure of the quality of the Company’s operational, cash impacted and recurring earnings and operating performance across reporting periods. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure to other companies in the industry. AEBITDA is used by management in addition to and in conjunction (and not as a substitute) with the results presented in accordance with GAAP. Management uses AEBITDA to evaluate the Company’s operational performance, including earnings across reporting periods and the merits for implementing cost-cutting measures. We have presented AEBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Consistent with Regulation G, a description of such information is provided below herein and tabular reconciliations of this supplemental non-GAAP financial information to our most comparable GAAP information are contained in this Quarterly Report on Form 10-Q under “Results of Operations”.

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We exclude the following items when calculating AEBITDA, and the following items define our non-GAAP financial measure AEBITDA:

● Interest and related party interest expense: Unrelated to core Company operations and excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

● Depreciation and amortization: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

● Goodwill and/or asset impairments: Non-cash charge, excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

● Equity-based compensation: Non-cash compensation provided to employees and service providers, excluded to provide more meaningful supplemental information regarding the Company’s core cash impacted operational performance.

● Change in estimated acquisition earn-out payables: An earn-out liability is a liability to the seller upon an acquisition which is contingent on future earnings. These liabilities are valued at each reporting period and the changes are reported as either a gain or loss in the change in estimated acquisition earn-out payables account in the consolidated statements of operations. The gain or loss is non-cash, can be highly volatile and overall is not deemed relevant to ongoing operations, thus, it’s excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

● Recognition and change in fair value of warrant liabilities: This account includes changes to derivative warrant liabilities which are valued at each reporting period and could result in either a gain or loss. The period changes do not impact cash, can be highly volatile, and are unrelated to ongoing operations, and thus are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

● Other income (expense), net: Includes certain non-routine income or expenses and other individually de minimis items and is thus excluded as unrelated to core operations of the company.

● Gain on sale of business: Includes certain gains on sale of business and is thus excluded as unrelated to core operations of the company.

● Unrealized gains (losses) on digital assets, net: This account includes unrealized gains and losses from digital assets and is thus excluded as unrelated to core operations of the company.

● Transactional costs: This includes expenses related to mergers, acquisitions, financings and refinancings, and amendments or modification to indebtedness. These costs are unrelated to primary Company operations and are excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

● Non-standard costs: This account includes non-recurring non-operational items, related to costs incurred for a legal suit the Company has filed against one of the third parties involved in previously discontinued operations and was excluded to provide more meaningful supplemental information regarding the Company’s core operational performance.

Refer to the reconciliation of net (loss) income to AEBITDA, illustrated below in tabular format.

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Results of Operations

Comparison of the year ended December 31, 2024 to the year ended December 31, 2023

The following table sets forth our revenue and expenses for each of the years presented and provides insight into the value and percentage changes:

RELIANCE GLOBAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS ANALYTICS

	December 31, 2024	December 31, 2023	Value Fluctuation	Percent Fluctuation	Explanations
Commission Income	$14,054,361	$13,731,826	$322,535	2%	Increased commission income primarily driven by sustained organic growth.

Commission Expense (“CE”)	4,189,599	3,732,939	456,660	12%	Increased CE correlated to growth and revenue mix.
Salaries and wages (“S&W”)	7,226,810	7,503,052	(276,242)	-4%	Decreased S&W’s per OneFirm efficiencies and overall leaner operations.
General and administrative expenses (“G&A”)	4,219,635	4,089,989	129,646	3%	Increased G&A is due to general inflation and increased acquisition costs, offset by OneFirm efficiency enhancements.
Marketing and advertising expenses (“M&A”)	357,697	364,974	(7,277)	-2%	M&A decrease consistent with Company’s current marketing strategy.
Change in estimated acquisition earn-out payables	47,761	1,716,873	(1,669,112)	-97%	Decrease pursuant to the settlement of all earn-out payables.
Depreciation and amortization (“D&A”)	1,786,068	2,609,191	(823,123)	-32%	Decrease due to impaired intangible assets no longer incurring D&A.
Asset impairment	3,922,110	-	3,922,110	0%	Increase due to impaired intangible assets write off.
Goodwill Impairment	-	7,594,000	(7,594,000)	-100%

Total operating expenses	21,749,680	27,611,018	(5,861,338)	-21%

Loss from operations	(7,695,319)	(13,879,192)	6,183,873	-45%

Other income (expense)
Interest expense	(1,442,808)	(1,506,186)	63,378	-4%	Decrease per principle payments and decreasing interest rates.
Interest expense related parties	(140,802)	(150,067)	9,265	-6%	Decrease per periodic paydowns on loan balances
Other income, net	51,345	6,530	44,815	686%	Increased other income relates primarily to certain non-recurring sales of accounts.
Recognition and change in fair value of warrant liabilities	156,000	5,503,647	(5,347,647)	-97%	Fluctuation per fair value changes in derivative warrant liabilities and warrants exercised.
Total other (expense) income	(1,376,265)	3,853,924	(5,230,189)	-136%

Loss from continuing operations before tax	(9,071,584)	(10,025,268)	953,684	-10%
Loss from discontinued operations before tax	-	(1,984,714)	1,984,714	-100%
Net loss	$(9,071,584)	$(12,009,982)	$2,938,398	-24%

AEBITDA	$(321,224)	$(526,798)	$205,573	-39%

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Non-GAAP Reconciliation from Net Loss to AEBITDA

The following table provides a reconciliation from net loss to AEBITDA (adjusted EBITDA) for the years ended December 31, 2024 and December 31, 2023.

	December 31, 2024	December 31, 2023
Net loss	$(9,071,584)	$(12,009,982)
Adjustments:
Interest and related party interest expense	1,583,610	1,656,253
Depreciation and amortization	1,786,068	2,609,191
Asset impairment	3,922,110	-
Goodwill impairment	-	7,594,000
Equity-based compensation employees, directors, and service providers	858,108	1,272,155
Change in estimated acquisition earn-out payables	47,761	1,716,873
Other income, net	(51,345)	(6,530)
Transactional costs	636,494	101,500
Non-standard costs	123,554	58,675
Recognition and change in fair value of warrant liabilities	(156,000)	(5,503,647)
Loss from discontinued operations before tax	-	1,984,714
Total adjustments	8,750,360	11,483,185

AEBITDA	$(321,224)	$(526,798)

Liquidity and capital resources

As of December 31, 2024, the Company had a cash balance of approximately $1,798,000, of which approximately $1,425,000 was restricted, and working capital of approximately $416,000, compared with a cash balance of approximately $2,739,000, of which approximately $1,410,000 was restricted and a working capital of approximately $1,189,000 as of December 31, 2023.

Inflation

The Company generally may be impacted by rising costs for certain inflation-sensitive operating expenses such as labor, employee benefits, and facility leases. The Company believes inflation could have a material impact to pricing and operating expenses in future periods due to the state of the economy and current inflation rates.

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Off-balance sheet arrangements

We do not have any off-balance sheet arrangements as such term is defined in Regulation S-K.

Cash Flows

	Year Ended December 31,
	2024	2023
Net cash used in operating activities	$(2,515,000)	$(847,970)
Net cash used and provided in investing activities	(83,228)	710,189
Net cash provided by financing activities	1,657,000	966,923
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(941,000)	$829,142

Operating Activities

Net cash used in operating activities for the year ended December 31, 2024 was approximately $2,515,000, compared to approximately $848,000 for the year ended December 31, 2023, representing an increase of cash used in operations of $1,667,000, or 197%. The 2024 cash used comprises an approximate net loss of $9,072,000, non-cash positive adjustments of approximately $6,507,000 non-cash adjustments stemming from depreciation and amortization of approximately $1,786,000, asset impairments of $3,922,000, amortization of debt issuance costs of approximately $40,000, equity-based compensation for employees, directors, and service providers of approximately $858,000, change in estimated acquisition earn-out payables of approximately $48,000, non-cash lease expense of approximately $9,000 and off-set by the change in fair value of warrant liability of approximately $156,000, as well as changes in net working capital items in the net amount of approximately $50,000.

Investing Activities

Net cash flows used in investing activities for the year ended December 31, 2024, was approximately $83,000, compared to net cash flows used in investing activities of approximately $710,000 for the year ended December 31, 2023. The 2024 net cash used comprises of cash spent for the purchase of property, equipment, and intangible assets.

Financing Activities.

Net cash provided by financing activities for the year ended December 31, 2024, was approximately $1,657,000, as compared to $967,000 for the year ended December 31, 2023. The 2024 net cash provided primarily comprises cash proceeds from an ATM offering of approximately $3,713,000, offset by debt principal repayments of approximately $1,397,000, payments on related party loans of approximately $661,000 and cash provided by proceeds net of payments on short term financings of approximately $3,000.

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Comparison of the three months ended September 30, 2025 to the three months ended September 30, 2024

	Three Months Ended
	September 30, 2025	September 30, 2024	Value Fluctuation	Percent Fluctuation	Explanations
Commission Income (“CI”)	$2,495,975	$3,441,458	$(945,483)	-27%	CI decrease primarily driven by loss of revenue from sale of Fortman Insurance Services (“FIS”) and lower medical commission revenues.

Commission Expense (“CE”)	995,945	902,246	93,699	10%	Increased CE primarily influenced by the general market conditions.
Salaries and wages (“S&W”)	3,912,326	1,707,737	2,204,589	129%	Increased S&W primarily due to non-cash share-based compensation offset by elimination of “FIS” salaries
General and administrative expenses (“G&A”)	1,120,776	821,510	299,266	36%	Increased G&A is substantially driven by director non-cash equity awards offset by OneFirm efficiencies and overall leaner operations.
Marketing and advertising expenses (“M&A”)	66,917	100,183	(33,266)	-33%	M&A decrease consistent with Company’s current marketing strategy.
Depreciation and amortization (“D&A”)	313,694	421,759	(108,065)	-26%	Decrease pursuant to passage of time as assets become fully amortized and elimination of FIS assets.

Total operating expenses	6,409,658	3,953,435	2,456,223	62%
			-
Loss from operations	(3,913,683)	(511,977)	(3,401,706)	664%
			-
Other income (expense)			-
Interest expense	(246,722)	(356,320)	109,598	-31%	Decrease per payoff on the majority of loan balances
Interest (expense) related parties	(4,704)	(34,802)	30,098	-86%	Decrease per periodic paydowns on loan balances and loan payoffs.
Other income (expense), net	(16,470)	65,785	(82,255)	-125%	Decreased other income relates primarily to certain non-recurring sales of accounts.
Gain on sale of business	3,033,554	-	3,033,554		Increase pursuant to the gain on sale of FIS.
Unrealized gains (losses) on digital assets, net	(8,558)	-	(8,558)		Decrease per unrealized loss in digital assets
Total other (expense) income	2,757,100	(325,337)	3,082,437	-947%

Net loss	(1,156,583)	(837,314)	(319,269)	38%	Fluctuation explained on an account basis above.

Non-GAAP Measure
AEBITDA	(707,021)	408,606	(749,530)	-1,763%	Primarily lower due to fluctuations discussed above in the revenue and commission expense accounts.

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Comparison of the nine months ended September 30, 2025 to the nine months ended September 30, 2024

	Nine Months ended
	September 30, 2025	September 30, 2024	Value Fluctuation	Percent Fluctuation	Explanations
Commission Income	$9,818,872	$10,757,238	$(938,366)	-8.72%	CI change primarily driven by loss of revenue from sale of FIS and lower medical commission revenues.

Commission Expense (“CE”)	3,454,147	3,065,152	388,995	13%	Increased CE primarily influenced by the general market conditions.
Salaries and wages (“S&W”)	8,705,682	5,494,551	3,211,131	58%	Increased S&W primarily due to non-cash share-based compensation offset by elimination of “FIS” salaries
General and administrative expenses (“G&A”)	4,129,842	3,188,033	941,809	30%	Increased G&A is substantially driven by director non-cash equity awards offset by OneFirm efficiencies and overall leaner operations.
Marketing and advertising expenses (“M&A”)	201,399	304,209	(102,810)	-34%	M&A decrease consistent with Company’s current marketing strategy
Change in estimated acquisition earn-out payables	-	47,761	(47,761)	-100%	Decrease pursuant to the settlement of earn-out payables.
Depreciation and amortization (“D&A”)	1,020,440	1,425,700	(405,260)	-28%	Decrease pursuant to passage of time as assets become fully amortized and the sale of the FIS assets.
Asset impairment	-	3,922,110	(3,922,110)	-100%	No impaired assets during the current period.

Total operating expenses	17,511,510	17,447,516	63,994	0%
			-
Loss from operations	(7,692,638)	(6,690,278)	(1,002,360)	15%
			-
Other income (expense)			-
Interest expense	(844,846)	(1,091,966)	247,120	-23%	Decrease per payoff on the majority of loan balances
Interest (expense) related parties	(50,811)	(112,936)	62,125	-55%	Decrease per periodic paydowns on loan balances and payoff on a large loan balance.
Other income (expense), net	(41,068)	65,807	(106,875)	-162%	Decreased other income relates primarily to certain non-recurring sales of accounts.
Recognition and change in fair value of warrant liabilities		156,000	(156,000)	-100%	Decrease pursuant to the redemption of all material derivative warrant liabilities.
Gain on sale of business	3,033,554	-	3,033,554		Increase pursuant to the gain on sale of FIS.
Unrealized gains (losses) on digital assets, net	(8,558)	-	(8,558)		Decrease per unrealized loss in digital assets
Total other (expense) income	2,088,271	(983,095)	3,071,366	-312%

Loss from continuing operations before tax	(5,604,367)	(7,673,373)	2,069,006	-27%	Fluctuation explained on an account basis above.

Non-GAAP Measure
AEBITDA	(918,706)	(209,113)	(709,593)	339%	Primarily lower due to fluctuations discussed above in the revenue and expense accounts.

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Non-GAAP Reconciliation from Net Loss to AEBITDA

The following table provides a reconciliation from net income (loss) to AEBITDA for the period three and nine months ended September 30, 2025 and September 30, 2024

	The Period Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income (loss)	(1,156,583)	(837,314)	(5,604,367)	(7,673,373)
Adjustments:
Interest and related party interest expense	251,426	391,122	895,657	1,204,902
Depreciation and amortization	313,694	421,759	1,020,440	1,425,700
Asset impairment	-	-	-	3,922,110
Share based compensation employees directors and third parties	2,808,446	62,790	5,312,988	551,598
Change in estimated acquisition earn-out payables	-		-	47,761
Other (income) expense, net	16,470	(65,785)	41,068	(65,807)
Transactional costs	61,450	21,813	452,686	394,909
Non-standard costs	23,072	48,124	(12,182)	139,087
Recognition and change in fair value of warrant liabilities	-	-	-	(156,000)
Gain on sale of business	(3,033,554)		(3,033,554)
Unrealized gains (losses) on digital assets, net	8,558		8,558
Total adjustments	449,562	879,822	4,685,661	7,464,259

AEBITDA	(707,021)	42,508	(918,706)	(209,114)

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Liquidity and capital resources

The Company continues to maintain a strong liquidity position and flexible access to capital to support its operations, growth initiatives, and digital asset treasury strategy. Management believes that existing cash balances, anticipated operating cash flows, and available financing facilities provide sufficient resources to fund current obligations and planned expenditures for at least the next twelve months.

During 2025, the Company further diversified its capital structure through a combination of equity-based financing arrangements, including the Equity Line of Credit (“ELOC”) with White Lion Capital, LLC, the At-the-Market (“ATM”) Program with H.C. Wainwright & Co., LLC, and the Private Placement-2025 completed in June 2025. As discussed under “Recent Developments,” these financing vehicles provide the Company with multiple sources of capital that may be accessed opportunistically and at prevailing market prices while maintaining control over timing and issuance levels.

During the nine months ended September 30, 2025, the Company raised approximately $4.5 million in aggregate net proceeds through these equity financing programs. This included approximately $2.0 million under the ATM Program, $0.4 million under the ELOC, and $2.1 million from the Private Placement-2025. Subsequent to September 30, 2025, the Company received an additional $0.4 million in proceeds from the sale of Common Stock under the ELOC and ATM Program. These financings, together with the exercises of the Series J-PF Warrants, contributed to an approximate 590% increase in unrestricted cash since fiscal year-end 2024.

Under the Private Placement-2025, the Company issued pre-funded warrants (“Series J-PF Warrants”) and accompanying warrants (“Series J Warrants”) to purchase shares of Common Stock. The Series J-PF Warrants were fully exercised during the third quarter of 2025, while the Series J Warrants remain outstanding as of September 30, 2025. As of the date of this filing, approximately $9.3 million of capacity remained available under the ELOC, and the ATM Program had been substantially utilized.

Management intends to use the net proceeds from these financings for general corporate purposes, including working capital, technology development, and purchases of digital assets pursuant to the Company’s Digital Asset Treasury strategy. Management continues to evaluate additional financing alternatives and believes that the combination of strengthened balance-sheet metrics, flexible equity facilities, and expected operational cash flows provides adequate liquidity to support both near-term needs and long-term strategic growth objectives.

As of September 30, 2025, we had a combined unrestricted and restricted total cash balance of approximately $3,503,000 and working capital of approximately $1,595,000, compared with a combined unrestricted and restricted total cash balance of approximately $1,798,000 and working capital of approximately $416,000 as of December 31, 2024.

Inflation

The Company generally may be impacted by rising costs for certain inflation-sensitive operating expenses such as labor, employee benefits, and facility leases. The Company believes inflation could have a material impact on pricing and operating expenses in future periods due to the state of the economy and current inflation rates.

Off-balance sheet arrangements

We did not have any off-balance sheet arrangements, as such term is defined in Regulation S-K, during the nine months ended September 30, 2025.

Cash Flows

	Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(1,469,000)	(1,647,881)
Net cash provided (used in) by investing activities	4,289,000	(58,787)
Net cash (used in) provided by financing activities	(1,115,000)	1,321,449
Net increase in cash, cash equivalents, and restricted cash	$1,706,000	$(385,219)

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Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2025, was approximately $1,469,000, compared to net cash flows used in operating activities of approximately $1,648,000 for the nine months ended September 30, 2024. The cash used includes a net loss of approximately $5,604,000, decreased by approximate non-cash adjustments of $3,408,000 related to depreciation and amortization of approximately $1,020,000, share based compensation of approximately $5,313,000, and amortization of debt costs, non-cash lease expense, and change in fair value of digital assets of approximately $108,000 as well as a net increase in cash due to changes of net working capital items of approximately $727,000.

Investing Activities

During the nine months ended September 30, 2025, cash flows provided by investing activities approximated $4,289,000 compared to cash flows used by investing activities of approximately $58,787 for the nine months ended September 30, 2024. The cash used during the nine months ended September 30, 2025 is primarily related proceeds from the sale of Fortman Insurance Services of approximately $4,447,000, offset by cash used to purchase fixed tangible and intangible assets of approximately $43,000, and investment of digital assets of approximately $115,000.

Financing Activities

During the nine months ended September 30, 2025, approximate cash used in financing activities was $1.1 million, as compared to approximately $1.3 million of cash provided for the nine months ended September 30, 2024. Net cash used in financing activities during the nine months ended September 30, 2025, related to net proceeds received from Private Placement-2025 of approximately $2.1 million, net related party loan payable proceeds of $0.2 million, net ELOC proceeds of approximately $0.3 million and net ATM proceeds of approximately $2.1 million, offset by debt principal, and net short-term financings repayments of approximately $5.8 million.

Critical Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Estimates and judgments are based on historical experience, forecasted events, and various other assumptions that we believe to be reasonable under the circumstances. Estimates and judgments may vary under different assumptions or conditions. We evaluate our estimates and judgments on an ongoing basis. Our management believes the accounting policies below are critical in the portrayal of our financial condition and results of operations and require management’s most difficult, subjective, or complex judgments.

Business acquisitions: Accounting for acquisitions requires us to estimate the fair value of consideration paid and the individual assets and liabilities acquired, which involves a number of judgments, assumptions, and estimates that could materially affect the amount and timing of costs recognized in subsequent periods. Accounting for acquisitions can also involve significant judgment to determine when control of the acquired entity is transferred. We typically obtain independent third-party valuation studies to assist in determining fair values, including assistance in determining future cash flows, discount rates, and comparable market values. Items involving significant assumptions, estimates, and judgments include the following:

●	Debt, including discount rate and timing of payments;
●	Deferred tax assets, including projections of future taxable income and tax rates;
●	Fair value of consideration paid or transferred;
●	Intangible assets, including valuation methodology, estimations of future revenue and costs, and discount rates;

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Contingencies: We are subject to the possibility of losses from various contingencies. Significant judgment is necessary to estimate the probability and amount of a loss, if any, from such contingencies. An accrual is made when it is probable that a liability has been incurred or an asset has been impaired, and the amount of loss can be reasonably estimated. In accounting for the resolution of contingencies, significant judgment may be necessary to estimate amounts pertaining to periods prior to the resolution that are charged to operations in the period of resolution and amounts related to future periods.

Goodwill and intangible assets: We test goodwill for impairment in our fourth quarter each year, or more frequently if indicators of an impairment exist, to determine whether it is more likely than not that the fair value of the reporting unit with goodwill is less than its carrying value. For reporting units for which this assessment concludes that it is more likely than not that the fair value is more than its carrying value, goodwill is considered not impaired and we are not required to perform the goodwill impairment test. Qualitative factors considered in this assessment include industry and market considerations, overall financial performance, and other relevant events and factors affecting the fair value of the reporting unit. For reporting units for which this assessment concludes that it is more likely than not that the fair value is below the carrying value, goodwill is tested for impairment by determining the fair value of each reporting unit and comparing it to the carrying value of the net assets assigned to the reporting unit. If the fair value of the reporting unit exceeds its carrying value, goodwill is considered not impaired. If the carrying value of the reporting unit exceeds its fair value, we would record an impairment loss up to the difference between the carrying value and implied fair value.

Determining when to test for impairment, the reporting units, the assets and liabilities of the reporting unit, and the fair value of the reporting unit requires significant judgment and involves the use of significant estimates and assumptions. These estimates and assumptions include revenue growth rates, and expenses and are developed as part of our long-range planning process. The same estimates are used in business planning, forecasting, and capital budgeting. We test the reasonableness of the output of our long-range planning process by calculating an implied value per share and comparing that to current stock prices, analysts’ consensus pricing, and management’s expectations. These estimates and assumptions are used to calculate projected future cash flows for the reporting unit, which are discounted using a risk-adjusted rate to estimate a fair value. The discount rate requires determination of appropriate market comparables. We base fair value estimates on assumptions we believe to be reasonable but that are unpredictable and inherently uncertain. Actual future results may differ from those estimates.

We test other identified intangible assets with definite useful lives when events and circumstances indicate the carrying value may not be recoverable by comparing the carrying amount to the sum of undiscounted cash flows expected to be generated by the asset. We test intangible assets with indefinite lives annually for impairment using a fair value method such as discounted cash flows. Estimating fair values involves significant assumptions, including future sales prices, sales volumes, costs, and discount rates.

Income taxes: We are required to estimate our provision for income taxes and amounts ultimately payable or recoverable in numerous tax jurisdictions around the world. These estimates involve significant judgment and interpretations of regulations and are inherently complex. Resolution of income tax treatments in individual jurisdictions may not be known for many years after completion of the applicable year. We are also required to evaluate the realizability of our deferred tax assets on an ongoing basis in accordance with U.S. GAAP, which requires the assessment of our performance and other relevant factors. Realization of deferred tax assets is dependent on our ability to generate future taxable income. In recent periods, our results of operations have benefited from increases in the amount of deferred taxes we expect to realize, primarily from the levels of capital spending and increases in the amount of taxable income we expect to realize. Our income tax provision or benefit is dependent, in part, on our ability to forecast future taxable income in these and other jurisdictions. Such forecasts are inherently difficult and involve significant judgments including, among others, projecting future average selling prices and sales volumes, manufacturing and overhead costs, levels of capital spending, and other factors that significantly impact our analyses of the amount of net deferred tax assets that are more likely than not to be realized.

Revenue recognition: All commission revenue is recorded net of any deductions for estimated commission adjustments due to lapses, policy cancellations, and revisions in coverage.

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The Company earns additional revenue including contingent commissions, profit-sharing, override and bonuses based on meeting certain revenue or profit targets established periodically by the carriers (collectively, the “Contingent Commissions”). The Contingent Commissions are earned when the Company achieves the targets established by the insurance carriers. The insurance carriers notify the company when it has achieved the target. The Company only recognizes revenue to the extent that it is probable that a significant reversal of the revenue will not occur.

Equity-based compensation: Equity-based compensation is estimated at the grant date based on the fair value of the award and is recognized as expense using the straight-line amortization method over the requisite service period. For performance-based stock awards, the expense recognized is dependent on our assessment of the likelihood of the performance measure being achieved. We utilize forecasts of future performance to assess these probabilities and this assessment requires significant judgment.

Determining the appropriate fair-value model and calculating the fair value of stock-based awards at the grant date requires significant judgment, including estimating stock price volatility and expected option life. We develop these estimates based on historical data and market information which can change significantly over time. A small change in the estimates used can result in a relatively large change in the estimated valuation. We use the Black-Scholes option valuation model to value employee stock options and awards granted under our employee stock purchase plan. We estimate stock price volatility based on our historical volatility implied volatility derived from traded options on our stock.

BUSINESS

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (“Reliance,” the “Company,” “we,” “us,” or “our”) was incorporated in Florida on August 2, 2013 under the name Ethos Media Network, Inc. In September 2018, Reliance Global Holdings, LLC, a related party (“Reliance Holdings”), purchased a controlling interest in the Company. Ethos Media Network, Inc. was renamed Reliance Global Group, Inc. on October 18, 2018.

We operate as a company managing assets in the insurance markets, as well as other related sectors. Our focus is to grow the Company by pursuing an aggressive acquisition strategy, initially and primarily focused upon wholesale and retail insurance agencies as well as advancing in the Insurtech space. We are led and advised by a management team that offers over 100 years of combined business expertise in insurance, real estate and the financial service industry.

In the insurance sector, our management has extensive experience acquiring and managing insurance portfolios in several states, as well as developing specialized programs targeting niche markets. Our primary strategy is to identify specific risk to reward arbitrage opportunities and develop these on a national platform, thereby increasing revenues and returns, and then identify and acquire undervalued wholesale and retail insurance agencies with operations in growing or underserved segments, expand and optimize their operations, and achieve asset value appreciation while generating interim cash flows.

As part of our growth and acquisition strategy, we remain active in M&A markets and anticipate completing insurance agency/brokerage transactions in future periods. As of December 31, 2024, we had acquired nine insurance agencies and continue to migrate into our single brand name, RELI Exchange. During 2025, we sold three of these agencies.

Recent Developments

NASDAQ Ticker Symbol Change

On January 22, 2026, the Company announced that its ticker symbol on the Nasdaq Capital Market will change from “RELI” to “EZRA,” effective at the open of trading on Monday, January 26, 2026. The Company’s common stock will remain listed on the Nasdaq Capital Market and the Company’s CUSIP number will remain unchanged. No action is required by the Company’s stockholders in connection with the ticker symbol change.

Secured Convertible Promissory Note with Enquantum Ltd.

On January 15, 2026, we entered into a secured convertible promissory note (the “Note”) with Enquantum Ltd. (“Enquantum”) pursuant to which the Company advanced Enquantum $166,000 (the “Principal Amount”). The Note bears interest at 1% per annum, with default interest at the greater of 10% per annum or the maximum rate permitted under applicable usury laws of the State of Florida. The Note provides that if the parties execute definitive agreements for a contemplated strategic transaction within 30 calendar days of the date of the Note, the indebtedness will be satisfied solely by a credit (setoff) against certain milestone-related payments that would otherwise be payable by the Company in connection with such contemplated transaction (50% credited against the first such payment and 50% credited against the second such payment). If definitive agreements are not executed within such 30-day period (unless extended by mutual written consent), the indebtedness becomes payable in cash within 60 days following the end of the exclusivity period (as defined in the Note). As security for the obligations under the Note, Enquantum granted the Company a first-ranking floating charge over substantially all of Enquantum’s present and future assets (including intellectual property), subject to specified permitted liens, and agreed to customary negative pledge and restriction on disposals provisions. The Note contains customary representations, covenants, and events of default, and provides for the Company’s reimbursement of reasonable attorneys’ fees and costs associated with enforcement. The Note was issued in connection with a non-binding term sheet between the Company and Enquantum regarding a potential strategic transaction; any transaction remains subject to, among other things, negotiation and execution of definitive agreements and satisfaction of customary closing conditions, and there can be no assurance that the parties will enter into definitive agreements or consummate any transaction.

Formation of EZRA International Group Division

On January 5, 2026, the Company announced that its Board of Directors unanimously approved the formation of EZRA International Group, a new division focused on acquiring controlling stakes and accelerating the growth of high-technology Israeli companies. The Company stated that EZRA International Group’s initial focus is expected to include companies in the cybersecurity, artificial intelligence and data analytics, fintech and insurtech, and medtech and digital health sectors.

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The Company stated that it intends to pursue a structured path toward potential value realization for investments made through EZRA International Group, which may include public listings, strategic spin-offs, or other monetization transactions. The Company also stated that EZRA International Group is intended to focus on acquiring significant ownership stakes and to support portfolio companies through strategy, governance, capital formation and execution.

There can be no assurance that the Company will identify suitable acquisition opportunities, enter into definitive agreements, consummate any transactions, or realize any of the anticipated benefits of this initiative.

Sale of Employee Benefits Solutions and US Benefits Alliance Assets

On December 23, 2025, the Company, Employee Benefits Solutions, LLC and US Benefits Alliance, LLC (collectively, the “Seller”), each of which is a wholly owned subsidiary of the Company, and Employee Benefit Solutions Inc, a Michigan corporation (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Seller agreed to sell to the Purchaser substantially all of the assets used in the Seller’s insurance brokerage and related services business (the “Business”) (the “Transaction”).

The Purchase Agreement is dated as of December 23, 2025 and has an effective date of 11:59 p.m. (Eastern Time) on November 30, 2025 (the “Effective Date”). Pursuant to the Purchase Agreement, the Purchaser agreed to pay the Seller (or the Company, as directed by the Company) $1,050,000 in cash (the “Purchase Price”), payable at closing by wire transfer of immediately available funds. The Transaction closed on December 24, 2025.

The Purchase Agreement provides that, following the closing and until no further material activity exists, the parties will prepare and agree upon a monthly reconciliation schedule to account for (i) Entitlement Payments and other amounts received by the Seller or the Company after the Effective Date that are for the account of the Purchaser and (ii) certain expenses or assumed liabilities of the Purchaser that have been paid by the Seller or the Company, with the resulting net amount payable by the applicable party within five days following agreement on such schedule.

The Purchase Agreement includes customary representations, warranties, covenants, and indemnities, as well as confidentiality and mutual restrictive covenants, including mutual non-solicitation covenants for a period of five years following the Effective Date, in each case subject to the terms and conditions of the Purchase Agreement.

Nasdaq Minimum Bid Price Notice

On December 12, 2025, the Company received a written notice (the “Bid Price Notice”) from the Listing Qualifications department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Capital Market.

The notification of noncompliance had no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market under the symbol “EZRA,” and the Company is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to resolve the deficiency and regain compliance with this rule.

The Nasdaq rules require listed securities to maintain a minimum bid price of $1.00 per share and, based upon the closing bid price for the last 30 consecutive business days as of December 12, 2025, the Company no longer met this requirement. The Bid Price Notice indicated that the Company has been provided 180 calendar days, or until June 10, 2026, in which to regain compliance. If at any time during this period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide the Company with a written confirmation of compliance and the matter will be closed.

Alternatively, if the Company fails to regain compliance with Rule 5550(a)(2) prior to the expiration of the 180 calendar day period, but meets the continued listing requirement for market value of publicly held shares and all of the other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary, then the Company may be granted an additional 180 calendar days to regain compliance with Rule 5550(a)(2).

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There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with the other listing requirements. The Company is considering actions that it may take in response to the Bid Price Notice in order to regain compliance with the continued listing requirements, but no decisions regarding a response have been made at this time.

Advisory Agreement (Digital Asset Treasury Program)

On November 18, 2025, the Company entered into an Advisory Agreement (the “Advisory Agreement”) with Convergence Strategy Partners, LLC, a Wyoming limited liability company (the “Advisor”). Under the Advisory Agreement, the Advisor will provide strategic advisory services to the Company in connection with the Company’s digital asset treasury (“DAT”) program and related digital asset, blockchain and capital markets initiatives, and will cause its president, Blake Janover, to serve as Chairperson of the Company’s Crypto Advisory Board (the “Crypto Advisory Board” or “CAB”).

The Advisory Agreement has a term of six (6) months, unless earlier terminated in accordance with its terms, and provides that the Advisor is engaged as an independent contractor and not as an employee, partner, or agent of the Company. As consideration for the services, the Company agreed to issue to the Advisor (or a designee of the Advisor) an aggregate of 450,000 shares of the Company’s common stock, par value $0.086 per share (the “Advisory Shares”), 135,000 of which are subject to forfeiture upon certain terminations of the Advisory Agreement, as described therein.

The Advisory Agreement provides the Advisor with customary “piggyback” registration rights with respect to the Advisory Shares, subject to the consent of any primary selling securityholder(s) in the relevant registration and to customary underwriter cutback and priority provisions.

On November 18, 2025, the Company’s Board of Directors appointed Mr. Janover to serve as Chairperson of the CAB pursuant to the Advisory Agreement.

Spetner Stock Exchange Agreement

On May 14, 2024, and as amended and restated on September 6, 2024, the Company entered into a Stock Exchange Agreement (the “Stock Exchange Agreement”) to acquire Spetner Associates, Inc. (“Spetner”). Spetner is a dynamic tech enabled benefits enrollment company and a leader in its field.

Pursuant to the Stock Exchange Agreement, the Company agreed to: (i) acquire 80% of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner for $13,714,286 (which amount is to be paid as $5,500,000 in cash, shares of the Company’s common stock equal to a beneficial ownership of 9.9% in the Company at the time of issuance, and any remaining balance is to be paid by the Company’s issuance of promissory notes); and (ii) have the sole option to acquire the remaining 20% of Spetner common stock for a predetermined amount based on a multiple of 10 of EBITDA. On October 29, 2024, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Stock Exchange Agreement. Pursuant to Amendment No. 1, the Company issued to the sellers of Spetner, 140,064 shares of the Company’s common stock, as a non-refundable deposit and a prepayment of a portion of the First Purchase Price (as defined in the Stock Exchange Agreement), in the approximate amount of $329,431.

On February 20, 2025, the Company entered into an Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Stock Exchange Agreement, dated as of September 6, 2024 (the “Original Agreement”), by and among the Company, Spetner Associates, Inc. (“Spetner”), Jonathan Spetner, and Agudath Israel of America (“Agudath”), as amended on October 29, 2024 (“Amendment 1”). Mr. Spetner and Agudath may be referred to herein collectively as the “Sellers” and each individually as a “Seller”.

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Pursuant to the Amendment, the Company agreed to issue to each of Mr. Spetner and Agudath 78,500 shares of the Company’s common stock as a non-refundable deposit and a prepayment of a portion of the First Purchase Price, in the amount of $239,425 (collectively the “Additional Deposit Shares”). The Additional Deposit Shares were issued on February 20, 2025.

Further, the Amendment provides that the Additional Deposit Shares, (together with the Deposit Shares, as defined in and as issued pursuant to Amendment 1), shall be deemed a deposit and a prepayment of a portion of the First Purchase Price, and shall constitute a portion of the First Payment Shares, the value of the Deposit Shares and the Additional Deposit Shares, and the portion of the First Purchase Price to be paid by issuance of the First Payment Shares which has been satisfied by the issuance of the Deposit Shares and the Additional Deposit Shares, and collectively, was agreed to be equal to $568,856. The Amendment also sets forth that the purchase price for the First Closing Shares shall be $16,050,000, and that $6,500,000 of the First Purchase Price (the “Cash Payment”), shall be paid to Mr. Spetner.

The Original Agreement, prior to Amendment 1, provided that the First Payment Shares would be issued solely to Mr. Spetner, however, the Amendment provides that, in the event that the First Closing occurs, the issuance of Deposit Shares and the Additional Deposit Shares to Agudath as set forth above shall be deemed to satisfy the obligations of the Company to issue such applicable portion of First Payment Shares to Mr. Spetner.

Further, the Amendment provides that, in the event the First Closing occurs, the Deposit Shares and the Additional Deposit Shares shall be retained by the Sellers and shall constitute payment of a portion of the First Payment Shares. The Deposit Shares and the Additional Deposit Shares shall be non-refundable to the Company unless the First Closing is prevented by the Sellers.

The Company expects to leverage synergies Spetner will provide for its other subsidiaries by means of integration and harnessing cross selling opportunities.

White Lion ELOC

On August 26, 2025, we entered into the White Lion Purchase Agreement with White Lion Capital, LLC and the related Registration Rights Agreement. Subject to the conditions set forth in the White Lion Purchase Agreement, including the effectiveness of a resale registration statement covering the resale of the shares issuable thereunder, we may, from time to time during the commitment period, sell to White Lion up to an aggregate of $10.0 million of shares of our common stock.

Each sale will be made pursuant to our delivery of a purchase notice. The per-share purchase price is based on the lowest traded price of our common stock during a three-hour period commencing upon White Lion’s written acknowledgment of the applicable purchase notice. White Lion’s obligation under any single purchase notice is subject to the trading-volume limits set forth in the White Lion Purchase Agreement. Additional conditions include, among others, that our registration statement is effective and available for use and that trading in our common stock has not been suspended.

Issuances under the White Lion Purchase Agreement are subject to the beneficial ownership limitation (4.99%, which White Lion may increase to 9.99% upon 61 days’ prior written notice) and the exchange cap. The exchange cap limits issuances to 19.99% of our outstanding common stock as of August 26, 2025, unless stockholder approval is obtained or an exception under applicable exchange rules is available, including where the average price paid for all shares issued under the White Lion Purchase Agreement equals or exceeds $0.9196.

In consideration of White Lion’s commitment, we agreed to issue commitment shares having an aggregate value of $100,000 in two equal tranches, with the number of shares in each tranche determined by dividing $50,000 by the Nasdaq Official Closing Price on the specified valuation dates described in the White Lion Purchase Agreement. The commitment shares are fully earned as of August 26, 2025 and are included for resale in this registration statement, in each case subject to the exchange cap and the beneficial ownership limitation.

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We may terminate the White Lion Purchase Agreement the date on which the commitment shares have been fully issued to White Lion, or earlier, upon a material breach by White Lion. The agreement also terminates automatically upon the expiration of the commitment period and may terminate upon certain bankruptcy or similar events, as described therein.

August 2025 At-The-Market Offering

On August 13, 2025, we entered into an At The Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) under which we may offer and sell, from time to time at our sole discretion, up to $2,026,453 shares of our common stock, through Wainwright as sales agent.

Wainwright will use commercially reasonable efforts to sell the common stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Wainwright a commission of three percent (3.0%) of the gross sales proceeds of any common stock sold through them under the Agreement, and also has provided Wainwright with customary indemnification rights. The Company will also reimburse Wainwright for fees and expenses of its legal counsel in an amount up to $50,000, in addition to up to $3,500 for its legal counsel’s fees per quarterly due diligence bring-down and up to $5,000 for its legal counsel’s fees per annual due diligence bring-down.

The Company has also granted Wainwright a right of first refusal to act as the exclusive financial advisor, sole book-running manager, sole underwriter or sole placement agent, as applicable, for future strategic transactions, financing or refinancing of indebtedness or public or private offerings of equity, equity-linked or debt securities by the Company or any of its subsidiaries following the date of the Agreement and until the 12-month anniversary of date of the prospectus supplement, subject to an exception, and subject to FINRA Rule 5110(g)(6)(A).

Further, fiscal year 2024 continued to provide sustained organic growth in our current portfolio of owned insurance agencies and also marked significant advancements in our proprietary InsurTech capabilities, further enhancing our abilities to support agents and clients alike.

1.	RELI Exchange Client Referral Portal: In January 2024, we launched the Client Referral Portal within the RELI Exchange platform. This innovative tool simplifies client acquisition for agents, allowing seamless referral management and client tracking directly through the RELI Exchange system. By automating these processes, the portal empowers agents to focus more on client relationships and revenue-generating activities while reducing administrative burdens.

2.	Beta Launch of Advanced Quote & Bind Solution for Commercial Policies: In September 2024, we introduced the beta version of our Advanced Quote & Bind InsurTech Solution for commercial policies ahead of schedule. This cutting-edge platform leverages advanced automation and AI to streamline the process of quoting and binding commercial insurance policies, significantly improving efficiency for agents and carriers. Early feedback has highlighted its potential to revolutionize the commercial insurance space, with full-scale deployment planned for 2025.

Termination of the Spetner Agreement

On July 22, 2025, the Company accepted written notice from Spetner Associates, Inc. (“Spetner”), terminating the Stock Exchange Agreement, dated as of May 14, 2024, and as amended on September 6, 2024, October 29, 2024, and February 20, 2025 (collectively, the “Stock Exchange Agreement”). There are no material relationships between the Company and the Spetner parties other than in respect of the Stock Exchange Agreement.

On October 29, 2024 and February 20, 2025, the Company issued 140,064 shares and 157,000 shares of its common stock to the Spetner sellers, representing non-refundable prepayments of approximately $329,430 and $239,425, respectively, as partial consideration for the contemplated acquisition. These were initially recorded by the Company in prepaid expense and other current assets on the consolidated balance sheets as of December 31, 2024 and March 31, 2025, respectively. However, following the termination of the Stock Exchange Agreement, the Company does not expect to recover these shares issued and thus expensed them to general and administrative expense in the condensed consolidated statements of operations for the period

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Fortman Sale

On July 7, 2025, the Company, Fortman Insurance Services, LLC, an Ohio limited liability company and wholly owned subsidiary of the Company (the “Seller,” or “Fortman”), and Fortman Insurance Agency, LLC, an Ohio limited liability company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the Seller agreed to sell substantially all of the assets of its insurance agency business (the “Fortman Business”) to the Purchaser for aggregate cash consideration of $5,000,000 (the “Transaction”). The Transaction closed on July 7, 2025, and was effective as of 12:01 a.m. Eastern Time on July 1, 2025. The sale did not represent a strategic shift that has or will have a major effect on the Company’s operations or financial results. The Company recognized a gain on sale in the condensed consolidated statements of operations for the three and nine months ended September 30, 2025, of $3,033,554.

The assets sold pursuant to the Asset Purchase Agreement included the Seller’s book of business, accounts, rights to renewal commissions and entitlements arising from new or renewal insurance business after July 1, 2025 (the “Effective Date”), as well as associated goodwill, leasehold interests, intellectual property (including the Fortman Insurance Services and Fortman Insurance Agency names), and other tangible and intangible assets used in the Fortman Business, and certain liabilities were assumed by the Purchaser. The Transaction excluded, among other things, Seller’s pre-Effective Date cash and cash equivalents, and other specified excluded assets and liabilities.

Technological Innovation and Market Leadership

In 2021 we developed and launched 5MinuteInsure.com (5MI), a proprietary direct-to-consumer InsurTech platform that enables consumers to compare and purchase car and home insurance in a time-efficient and effective manner. Currently live in 44 states, 5MI offers coverage with more than thirty carriers. 5MI was the percussor of the RELI Exchange platform and with advancements such as the Client Referral Portal and the Advanced Quote & Bind Solution, RELI Exchange now combines the low barriers to entry of an agency network with state-of-the-art technology. By leveraging artificial intelligence (“AI”) and data mining, our platforms provide instant and competitive insurance quotes from more than 30 insurance carriers nationwide while reducing administrative burdens for agents.

Our competitive advantage includes:

● Scale to compete at a national level.

● Capitalizing on the consumer shift to “online” with the personal touch of an agent, which we believe is the only InsurTech company with this combination.

● Leveraging proprietary agency software and automation to compare carrier prices for competitive renewal pricing.

● Employing an empowered and scalable insurance agency model.

Looking Ahead

With these developments, the Company continues to redefine the insurance landscape. Our One-Firm approach unites owned and operated agencies into a single cohesive unit, allowing for efficient cross-collaboration, market expansion, and improved carrier relationships. As we move forward, we remain dedicated to scaling our operations, pursuing strategic acquisitions, and expanding our suite of InsurTech solutions to meet the evolving needs of agents, carriers, and clients. We anticipate continuing our focus on enhancing digital capabilities while leveraging our strong industry presence to expand our market share and operational footprint.

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The RELI Exchange Business to Business (“B2B”) InsurTech platform and partner network for insurance agents and agencies also:

● Boast being what we believe is the only white label insurance brokerage agency – New agents can have a multimillion-dollar agency look on day one, with a full suite of back-office support (business resources, licensing, compliance, etc.).

● Combines the low barriers to entry of an agency network, with state-of-the-art tech.

● Builds on the AI and data mining backbone of 5MI

● Is designed to provide instant and competitive insurance quotes from more than 30 insurance carriers nationwide.

● Reduces back-office burden and expenses by reducing the need for paperwork and redundant tasks.

● Provides agents more time to focus on revenue driving activities, such as selling policies.

In addition, we have a vast mentorship program behind the scenes, to upskill our sales teams. Once people are registered, we enroll them in our mentorship program, and coach them to bring new business.

RELI Exchange is a complete, private label system where agents have more flexibility in how they choose to brand themselves, compared to competitor platforms that require agents to work under the platform’s brand name. We believe agents have a greater sense of ownership on our platform, and the feeling that comes with a well-financed agency.

Insurance Agency Industry Overview

There are three main insurance sectors: (1) property/casualty (P/C), which consists mainly of auto, home, and commercial insurance; (2) life/health (L/H), which consists mainly of life insurance and annuity products; and (3) accident and health, which is normally written by insurers whose main business is health insurance. The insurance industry plays a huge role in the U.S. economy (Source: OECD Insurance Statistics).

Insurance agencies act as intermediaries between insurance carriers and consumers. Unlike carriers, agencies do not bear insurance risk.

An insurance agency or broker solicits, writes, and binds policies through many different insurance companies, as they are not directly employed by any insurance carrier. Thus, insurance agencies can decide which insurance carriers they would like to represent and which products they would like to sell. They are like a retail shop that sells insurance services and products created by the insurance carrier. The main difference between a broker and an agent has to do with who they represent. An agent represents one or more insurance companies, acting as an extension of the insurer. A broker represents the insurance buyer.

An insurance carrier, on the other hand, is a manufacturer of insurance services and products that the insurance agencies sell. They control the underwriting process, claims process, pricing, and the overall management of the insurance products. Insurance carriers do not sell their products through direct agents, but only through independent agencies. Insurance policies are created and administered by the insurance carrier.

A key operating difference between agencies and carriers is the risk profile. The potential financial risks to the insurance industry caused by unforeseen events such as natural disasters are the responsibility of the carriers (and their re-insurers). Agencies and brokers bear no insurance risk. This risk difference is key, especially considering volatile weather patterns and an increased rate of natural disasters.

The global InsurTech market size was valued at $17.08 billion in 2024 and is expected to grow to $82.3 billion by 2029, at a compound annual growth rate of 38.9% (Insurtech Global Market Report 2025). The increasing need for digitization of insurance services is expected to propel the market growth. Insurtech is the usage of technology innovations particularly designed to make the existing insurance model more efficient. By using technologies such as AI and data analytics, InsurTech solutions allow products to be priced more competitively. Insurance companies are widely adopting these solutions to drive cheaper, better, and faster operational results. Hence, the insurance industry is witnessing increased investment in technology. The outbreak of COVID-19 had a positive impact on the market. Numerous insurance companies are reconsidering their long-term strategies and short-term needs. COVID-19 and its impacts have accelerated the implementation of online platforms and new mobile applications to meet consumer needs. (Sources: Grand View Research, Insurtech Market Size, Share & Growth Report, 2021-2028 and 2022 - 2030).

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The Company therefore has strategically invested in its RELI Exchange and 5MI online digital platforms as additional steps in expanding its national footprint which now also includes a client referral portal. As discussed above, RELI Exchange and 5MI are high-tech proprietary tools developed by the Company as business to business or business to consumer portals which enables agents/consumers to compare and purchase car home and life insurance in a time efficient and effective manner. These platforms tap into the growing number of online users and utilize advanced AI and data mining techniques, to provide competitive insurance quotes in approximately 1-5 minutes, with minimal data input needed from the agent/consumer.

General Industry Outlook

Insurance brokers and agencies play a critical role within the insurance market by distributing policies and consulting insurance underwriters and consumers. This industry is a vital component to the larger insurance sector as industry operators act as intermediaries between insurance providers and downstream consumers. Operators generate income via commissions earned on policies sold. Given the transaction-based nature of the industry, revenue primarily depends on three factors: (1) policy (premium) pricing; (2) demand for insurance; and (3) the popularity of using agents and brokers in the distribution process.

Some of the issues that insurers must address will fall within the areas of mergers and acquisitions (M&A), technology, product development, talent, as well as tax reform, as described below.

● M&A. The convergence of market pressures to attain sustainable growth, a persistent wealth of capital and capacity, combined with high interest rates may demonstrate that insurers should be prepared for an uptick in M&A activity in 2025. As it stands now, fairly rich valuations could dampen activity; however, M&A could offer opportunities to scale and obtain new capabilities, primarily as it relates to technology.

● Proprietary Technology. Advancements in AI, mobile and digital technology are forcing insurers to innovate, which is expected to continue and intensify, where every insurance agency will need to focus on what makes their customer experiences and products unique. They will also need to integrate with technology enablers to bring to their customers a value proposition via a connected ecosystem. Furthermore, to better compete within the industry, those within the distribution system would benefit tremendously by improving the ability to share critical data and analytics between systems. Insurers are seeking to employ the cloud to power advanced analytics, improve data gathering, and grow cognitive applications. To keep pace with the industry and prepare for a cloud-enabled future, insurance carriers should prioritize migrating their existing systems to the cloud and launch new applications off-site.

● Product Development. Economic and technological changes create the need for new types of coverage, revamped policies, and alternative distribution platforms; adaptation of this, however, has been slow within the insurance industry. Siloed business lines, legacy processes, and regulatory considerations hinder the rapid and agile product development needed within this highly competitive landscape. Accordingly, insurers would benefit by focusing on creating hybrid policies that cover both commercial and personal risks. They could also supply on-demand coverage options, which provide greater control to customers for their policy terms and time frames. Furthermore, novel and unique micro-experiences could become the foundation for digital expansion as agencies are distinguished by the niche markets they sell to and can better service versus their peers. Digital content campaigns and user interfaces targeting specialized prospects and customer segments are expected to continue to expand. These micro-experiences could allow agencies to have access to a market that can quote, bind, and service insurance online, and where they are focused on commercial lines and specialty insurance for niche markets. In such a scenario, they may be able to offer new opportunities for agencies to expand quickly via digital building blocks that can be easily integrated into existing business and/or workflows.

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Insurance Options

Single-carrier platforms limit buyers’ choices and often lead to high costs or insufficient coverage. We’ve partnered with an extensive list of carriers and filter results for buyers according to their needs. This gets them the right coverage at a fair price. From there, they’re connected to an agent who onboards them with minimal friction.

Insurance Buyers

Insurance buyers want coverage that fits their needs at a fair price. They also want good customer service. We believe the independent insurance agents, combined with the RELI Exchange platform can serve these needs best. Our platform makes it easy to weigh the options and connect with a knowledgeable agent with the buyer’s interests in mind.

Expert Agents

We train our agents to evaluate coverages based on buyers’ needs, and to explain options in simple terms. Furthermore, service doesn’t stop there. People’s needs change during different life events, and we facilitate adjustments to their coverage when it matters most.

Agents can revolutionize their insurance businesses—or start a new one on RELI Exchange. They have the freedom to offer coverage from a variety of carriers, utilizing our cutting-edge technology and proven sales system. This is particularly beneficial to captive insurance agents who previously found themselves limited to one carrier and pricing model. By offering more choices, agents now have more chances of closing business with interested buyers. By partnering with us, agents gain access to a variety of carriers, yet are able to streamline their workflows to focus on business development with support from our team and lower marketing costs.

Top Carriers

Insurance carriers want to maximize profits without detracting from the customer experience. The challenge is that it’s costly to distribute coverage through independent agents with varying levels of expertise. Some carriers choose the Captive Agent route to save on cost, but RELI Exchange offers a better alternative. We reduce overhead and scale distribution for carriers while maintaining good standards with our technology and back office support team.

The performance improvements and lower costs lead to higher customer retention and a better customer experience, which translates to a higher customer lifetime value and more profits for the carrier and the agent.

Leadership Team

Our leadership team has over 100 years of combined industry experience.

Information About our Executive Officers

Ezra Beyman. Mr. Beyman, age 71, has served as the Chairman of our Board and our Chief Executive Officer since 2018. Mr. Beyman is the central force leading the success and growth of Reliance Global Group, Inc. Drawing on his nearly three decades of entrepreneurial experience in real estate and over ten years in insurance, he has set his vision and acuity on one integrated goal: integrity and success. At one point in time Mr. Beyman’s portfolio of commercial and residential properties comprised of approximately 40,000 units, as well as several insurance agencies. In 1985, he founded a small mortgage brokerage, together with his wife, which he operated in his basement. From there, his company rapidly grew into a dynamic force on the market. By 2008, he owned the third largest licensed mortgage brokerage in the U.S., having acquired numerous mortgage companies in the interim. He also expanded to real estate acquisition, having grown his portfolio to over three billion dollars. In expanding his investments, Mr. Beyman began exploring opportunities in other markets, acquiring several insurance agencies in both Florida and New Jersey. His ventures included entering the domains of warrantee and insurance carriers. Raised in the New York metropolitan area, Mr. Beyman spent his secondary and post-secondary school years at Mesivta Tifereth Yerushalayim, where he advanced his analytic abilities while mastering various areas of Talmudic studies, earning a position as one of the closest students of the Dean. He earned his First Talmudic degree in 1975.

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Joel Markovits. Mr. Markovits, age 45, has served as our Chief Financial Officer since January 1, 2023. He joined Reliance in June 2021 as our Financial Reporting Manager, acting in this role through January 31, 2022. As of February 1, 2022, Mr. Markovits served in the capacity of Chief Accounting Officer through December 31, 2022 when he began his role as Chief Financial Officer. Prior to joining Reliance, Mr. Markovits was a senior manager at KPMG LLP from April 2015 to May 2021, where he led some of the larger and more complex audit engagements, including serving as lead audit senior manager on a global $16 billion (annual revenues) enterprise reporting on both U.S. GAAP and IFRS standards. He was also a data and analytics specialist and technology innovation leader at KPMG LLP for its largest U.S. business unit, overseeing the development and deployment of technological capabilities that enhanced data analyses. Mr. Markovits has been a Certified Public Accountant in the State of New Jersey since November 2013.

Yaakov Beyman. Mr. Beyman, age 43, joined Reliance in July 2018. Prior to joining the Company, from December 2012 to July 2018, he was Executive VP of Insurance Division, of Empire Insurance Holdings. Mr. Beyman oversees our overall insurance operations, including strategy and developing/implementing operational tools. He holds insurance licenses in most of the continental U.S., and is involved heavily in marketing, maintaining state of the art technological models, financial management and distributions, and entity creation and maintenance.

Information About Other Key Employees

Grant Barra. Mr. Barra, age 43, has served as our Senior Vice President since April 2022, and has brought significant experience in the insurance industry. In 2008, he founded Barra & Associates in 2008, which quickly grew to become a recognized provider of both personal and commercial insurance products, including property and casualty, life, health and other insurance products. Mr. Barra served as Barra & Associates’ CEO until it was acquired by Reliance in 2022 and subsequently rebranded as RELI Exchange. Mr. Barra also previously served in a leadership role for a single life carrier, where he focused on recruitment, development, and motivating independent agents to sell life insurance products. Earlier in his career, he founded Grant Barra Agency, providing all lines of insurance policies under a captive agency agreement. Mr. Barra received a Bachelor of Science in Business Administration from DeVry University, in addition to earning a certificate in contract law with Harvard University (HarvardX). He is a Chartered Leadership Fellow and a member of the Life Underwriting Training Council at The American College of Financial Services.

Moshe Fishman. Mr. Fishman, age 34, brings a unique perspective to the insurance sales process. Prior to joining Reliance, Moshe founded Tekeno Travel in 2010, a luxury travel concierge company. In 2014, Moshe launched Fishman Insurance Agency with a strong focus on property and casualty insurance. In 2017 Mr. Fishman formed Tekeno Financial which had an exclusive focus on alternative investment vehicles with a strong understanding of particular life insurance structures. In early 2021, Mr. Fishman joined Reliance and is one of the driving talents of the RELI Exchange and 5MI platforms.

Agency Partner Network and Proprietary InsurTech Platform at ReliExchange.com

Our go-to-market strategy

Our go-to-market high level goals include:

● Brand awareness

● Targeted market segmentation and positioning

● Content marketing and thought leadership

● Best in class recruitment team

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Target #1: Captive

● When an agent represents one insurance company, they have limited offerings for clients. Assuming the same activity, with Reliance, the agent is expected to close more business, earning multiples of the agent would otherwise earn due to our partnerships with many of the largest carriers in the industry.

● Key target for agency partners

● Eliminate many of the biggest expenses of running an independent agency as an agency partner with RELI Exchange.

Target #2: Agency Producers/CSRs

● Agents that want their own agency.

Target #3: New Agency Startups

● Our platform makes it easy for those with little to no experience that want to start their own agency business. This is a significant market with many potential participants.

Promotion

To meet our agency registration objectives, we have engaged in both inbound and outbound marketing. Outbound sales and marketing includes outreach on social media through posts and direct messages using tools on LinkedIn and other platforms, phone, email, and other methods of communication. Inbound marketing is primarily through driving traffic to our website through search engines, social media, and digital publicity campaigns. These combined tactics give us a constant influx of marketing qualified leads (MQL) and sales qualified leads (SQL) to predictably hit our target metrics each month.

Email Marketing

As we continue to build our database of customers and prospects, we will implement an effective email marketing campaign. This includes newsletters as well as content flows that drip out over time to keep people engaged. This content is pre-programmed to automatically fire at set intervals whenever someone registers for a list. Through automation, we continue to build rapport with people who eventually sign up for the service.

Public Relations

The digital marketing tactics that we use have the following benefits:

● Increase brand credibility

● Generate leads

● Attract investors and partners

● Make other marketing more effective

● Attract talent

● Improve reputation on Google

● Drive domain authority for SEO

● Differentiate from competitors

● Increase perceived value

● Convert leads faster

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Social Media

Using platforms like LinkedIn, Facebook, and X (formerly Twitter), we post regular content with the aim of growing our visibility and credibility through social media storytelling. Our goal is to maintain a consistent brand story for customers, prospects, stakeholders, and industry experts. Tactics include:

● Daily social listening – monitoring competitors, industry news, and influencers.

● Creative design and content planning

● Daily posting schedule

● Real-time events support and live posting

● Daily monitoring comments and discussions

● A content coordinator with approving capabilities to approve/direct.

● Monitoring data, providing monthly reports

● Weekly meetings with updates on new content, industry news approval etc.…

● Daily outreach, engagement, and growth of LinkedIn profile.

● Weekly: two posts that demonstrate expertise, experience and thought leadership.

● Monthly: strategic growth and visibility

Podcasts

We have appeared on several podcasts as subject matter experts, and will continue with outreach to increase exposure, visibility, brand awareness, and sales.

Website Search Engine Optimization (“SEO”)

Our goal is to improve the website to drive more organic traffic through Google and other search engines. The two primary objectives are to create engaging content, and to improve the technical SEO of our website.

SEO growth opportunities include:

● SEO audit and execution to improve HTML, structured data and other technical issues

● SEO review of any future site migration and platform upgrade plans as part of the M&A process

● Information architecture and internal linking for SEO

● Content topic and structural improvements

● Keyword tracking

● Competitive analysis

Products

Our best-in-class product offerings include the following:

(1) An agency partner contract

(2) An agent / pro contract

Our value proposition is that we provide people a complete, white label business. Agents have a fast and easy website presence, get contracts with carriers they would not normally access, and can get paid for referrals.

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Price

Costs are very low. Access is approximately $90/month for agents, and $190/month for agency partners. This is a singular solution that provides an all-in-one insurance agency.

For comparison, people used to pay approximately $50,000 to build out an insurance agency. Additionally, licensing can be approximately $750, with $100-200 in monthly expenditures. RELI Exchange removes these costly barriers to entry through technology.

With the RELI Exchange platform, our vision is to remove all barriers and activate contracted agents at scale. Being cost-efficient for these agencies is key to our success. Unlike the franchise model, RELI Exchange is designed with low barriers to entry and a compelling value proposition. In addition, RELI Exchange significantly enhances competitive advantages through provided agency partners.

People (Target Audience)

We have identified several highly receptive target audiences, including:

● Existing insurance agents and agency leadership/owners

● People looking for a career change (GenX, older Millennials)

● Experienced salespeople

● Younger “quiet quitters” and “great resigners” who want more purposeful, lucrative work and flexibility

● Recent college graduates with debt and unmarketable degrees with few career options

● Captive agents who feel trapped

The RELI Exchange Platform

The RELI Exchange platform is a revolutionary way to get insurance quotes without requiring users to undergo a complicated process of manually completing lengthy forms. With basic contact information, our proprietary tool can generate accurate home auto and life insurance quotes from credible providers in under 5 minutes, for free. Then, our platform connects each user with a fully trained and knowledgeable agent who guides them through the rest of the process to deliver the best coverage at the best price.

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RELI Exchange is at the forefront of the digital transformation of the insurance industry. Our platform leverages unique technology, a proprietary database, and expert methodologies from experienced insurance agents to deliver a quality experience to agents and people looking to get insured.

In addition to providing customers with a great experience, RELI Exchange automates many processes for agents to free up their time to sell to new customers. The result is higher profitability with less work. Most importantly, mentorship is part of the RELI Exchange model, so that agents always receive the support they need to be successful.

System for Agent and Agency Partner Success

RELI Exchange agents have a distinct advantage over their captive counterparts when it comes to serving clients. They have access to multiple carriers in their markets, to provide more choices and solutions that fit their customers’ needs. Additionally, our automations and back-office support eliminate time spent on service requests and renewals, so agents can focus on sales growth.

We spent years developing our proprietary sales processes, backed up by an engaging mentorship program to maximize agent success. We provide every agent with comprehensive training, product and carrier knowledge, and cutting-edge technology. Plus, our back-office support team is readily available to train and assist agents at every step.

We actively recruit agents who are passionate about owning their own business and have a proven track record in business development. Our revenues are tied directly to their success, creating an environment that delivers consistent results.

Agents benefit from low startup costs and minimal overhead—no employees or physical location is required. In contrast, captive agents are often burdened with immediate hiring requirements, storefront leases, and advertising budgets. Moreover, our software platform delivers economies of scale so that fixed and variable costs are reduced for greater profitability.

Online Insurance and 5MI

In August 2021, we launched 5MI, which is a licensed online insurance agency that utilizes state of the art digital technology and seek to use this platform to develop business in the online insurance business which we believe represents an underutilized opportunity.

While 90% of customers are open to purchasing insurance online, 75% of the people who attempt to make online purchases report problems (Source: J.D. Power, Direct-to-Consumer Auto Insurers Take Top Honors in Shopping Study as New Normal Arrives for P&C Industry, J.D. Power Finds; Invoca, 41 Insurance Marketing Statistics You Need to Know in 2024). Moreover, the current insurance purchasing processes is time consuming and lacks transparency. We believe consumers are looking for an online platform that will replicate the services they could obtain from a traditional brick and mortar insurance agency, thus driving business toward the online site as we all migrate to online.

Another key benefit to our online insurance platform is the ability to combine seamlessly with electronic capabilities in processing, such as 5MI’s proprietary backend processing technology to support our traditional agency business. The 5MI technology is used internally through our RELI Exchange markets to offer more products to our existing client base. By implementing AI, robotic process automation and automatic shopping for best rates at renewals, we believe we can dramatically reduce costs, and allow our agents to focus on selling new policies, creating a digitally empowered and scalable insurance agency model.

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Specific benefits of the 5MI platform include:

● A simplified application process

● Real-time connections with over 15 top-rated insurance companies, which allows consumers to transparently compare real live quotes from multiple insurers side-by-side.

● Instant accurate coverage recommendations for home, auto and life insurance, providing consumers confidence they are not under or over-insured.

● In-house insurance buying and policy binding capabilities, meaning no redirection to other websites and the ability to finalize purchases on 5MI in as little as five minutes.

● 24/7 access to policies and other documents through our white labeled agency partner portals.

● Finally, when it’s time for policy renewal, 5MI can populate the best offers in the market before their policy expires.

Thus, we believe in the specific benefits of the online insurance business, and we believe that 5MI provides the platform to transform this segment of the industry.

Business Operations (OneFirm and RELI Exchange)

Reliance has adopted a “One-Firm” approach, whereby the Reliance owned and operated agencies come together to operate as one cohesive unit which allows for efficient and effective cross-selling, cross-collaboration, and the effective deployment of the Company’s human capital. This strategy also aims to enhance the Company’s overall market presence across the U.S., with all business lines operating under the RELI Exchange brand. It’s expected to benefit agents and clients by improving relationships with carriers, leading to better commission and bonus contracts due to higher business volumes. The approach also strengthens the capability of RELI Exchange agency partners to secure diverse insurance policies and fosters increased cross-selling opportunities. We believe that this unified strategy positions the Company for rapid scaling and integration of accretive acquisitions, expanding its industry reach.

Insurance M&A Overview

M&A deal volume in the insurance agency market remains robust with $281 billion in deals during 2024 (Deloitte).

Reliance Insurance Agency Brand Acquisitions:

● RELI Exchange

● Altruis Benefits

● J.P. Kush & Associates

● US Benefits Alliance

● Employee Benefits Solutions

● Fortman Insurance Solutions

● Southwestern Montana Insurance Center

● UIS Agency

● Commercial Coverage Solutions

Acquisition History

● In October 2018, announced first two acquisitions: Employee Benefits Solutions and U.S. Benefits Alliance; Michigan-based agencies specializing in the sale of health insurance products in the wholesale and retail industry

● In December 2018, acquired Commercial Coverage Solutions, LLC, a commercial property and casualty insurance company specializing in commercial trucking and transportation insurance

● In September 2019, two agencies transferred ownership from Reliance Global Holdings, LLC, a private company affiliated with Reliance Global Group:

Ø Southwestern Montana Insurance, a group health insurance agency providing personal and commercial lines of insurance

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Ø Fortman Insurance Agency, LLC, an agency providing multiple lines of insurance in the property/casualty and life/health insurance sectors

● In September 2019, acquired Altruis Benefit Consulting; serves customers throughout the entire State of Michigan, specializing in providing individual and group health insurance

● In September 2020, acquired the assets of UIS Agency, LLC (UIS), a premier regional insurance agency serving the commercial transportation industry

● In May 2021, acquired J.P. Kush and Associates, Inc., a premier healthcare insurance agency with operations in 10 states, headquartered in Troy, Michigan

● In April 2022, acquired Barra & Associates, (changed to RELI Exchange following acquisition) a recognized provider of both personal and commercial insurance products, including P&C insurance, life insurance, health insurance and other insurance products.

● During 2024, the Company entered into definitive documents to acquire Spetner Associates Inc, a dynamic highly profitable tech enabled benefits enrollment company and leader in its field. The Company is targeting a close during fiscal year 2025.

Insurance Agency Acquisition Strategy

● Numerous acquisition targets within a highly fragmented market

Ø Reliance’s access to capital supports the growth of the acquired companies

● Ownership and management remain engaged

● Focus on acquiring growing and profitable businesses, for below-market prices

Ø Ability to leverage cash flow of acquiree through low-cost debt financing and provide earnouts as part of consideration

● Economies of scale through first class technology infrastructure and national sales/marketing platform

Ø Few insurance agencies have the size and scale to compete at a national level

● Management expertise in acquisitions, operations, and financial management

Digitizing Bricks & Mortar Agencies

● Capitalizing on consumer shift to ‘online’

Ø More and more customers search for insurance online, but consumers prefer the personal touch of an agent

● Proprietary backend processing technology to support Reliance’s agency business

● Strategy to acquire traditional ‘offline’ home, auto and life agencies, and utilize technology to more cost effectively service the acquired policies

● By implementing AI, robotic process automation (RPA) and automatic shopping for best rates at renewals, Reliance can:

Ø Drammatically reduce cost

Ø Allow agents to focus on selling new policies,

Ø Create a digitally empowered and scalable insurance agency model

● Ability to rapidly expand Reliance’s agency network nationwide and drive margin expansion through the combination of digital backend and continued M&A of cash flow positive and accretive acquisitions

Employees

As of December 31, 2024, we employed 64 employees across all Company subsidiaries.

We believe that a diverse workforce is important to our success. We will continue to focus on the hiring, retention, and advancement of underrepresented populations, and to cultivate an inclusive and diverse corporate culture. In the future, we intend to continue to evaluate our use of human capital measures or objectives in managing our business such as the factors we employ or seek to employ in the development, attraction and retention of personnel and maintenance of diversity in our workforce.

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The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families.

We also provide robust compensation and benefits programs to help meet the needs of our employees. We believe that we maintain a satisfactory working relationship with our employees and have not experienced any labor disputes.

Competition

The insurance brokerage business is highly competitive, and numerous firms actively compete with us for customers and insurance markets. Competition is largely based upon innovation, knowledge, terms and conditions of coverage, quality of service and price. We believe that we’re well positioned to be highly competitive and continuously gain market share. Additionally, our focus on InsurTech is a game-changer in the industry and helps us stand-out versus the competition.

Insurance agency M&A is a highly competitive industry, as well. Competition is due to many well-established companies having extensive experience in identifying and effecting business combinations who possess great technical, human, and financial resources. Several firms and banks with substantially greater resources and market presence compete with us. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses might be limited.

Government Regulation

The business practices and compensation arrangements of the insurance intermediary industry, including our practices and arrangements, are regulated by various governmental authorities. Certain of our offices are parties to profit-sharing contingent commission agreements with certain insurance companies, including agreements providing for potential payment of revenue-sharing commissions by insurance companies based primarily on the overall profitability of the aggregate business written with those insurance companies and/or additional factors such as retention ratios and the overall volume of business that an office or offices place with those insurance companies. The legislatures of various states may adopt new laws addressing contingent commission arrangements, including laws prohibiting such arrangements, and addressing disclosure of such arrangements to insureds.

We and our employees must be licensed to act as brokers, intermediaries, or third-party administrators by state regulatory authorities in the locations in which we conduct business. Regulations and licensing laws vary by individual state and are often complex. The applicable licensing laws and regulations in all states are subject to amendment or reinterpretation by regulatory authorities, and such authorities are vested in most cases with relatively broad discretion as to the granting, revocation, suspension, and renewal of licenses. We believe that we are in compliance with the applicable licensing laws and regulations of all states in which we currently operate. However, the possibility still exists that we or our employees could be excluded or temporarily suspended from carrying on some or all of our activities in, or could otherwise be subjected to penalties by, a particular jurisdiction.

Nearly all states have insurance laws requiring personal property and casualty insurers to file rating plans, policy or coverage forms, and other information with the state’s regulatory authority. In many cases, such rating plans, policy, or coverage forms, must be approved prior to use and the regulator has the authority to disapprove a rate filing. While we are not an insurer, and thus not required to comply with state laws and regulations regarding insurance rates, our commissions are derived from a percentage of the premium rates set by insurers in conjunction with state law.

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Stock Splits

On February 23, 2023, the Company effectuated a 1-for-15 reverse split of the Company’s issued and outstanding common stock (the “Reverse Split-2023”). The par value remained unchanged.

On July 1, 2024, the Company effectuated a 1-for-17 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split-2024”). The par value remained unchanged. All amounts and values presented in this prospectus have been retroactively adjusted to reflect the Reverse Split-2023 and the Reverse Split-2024 for all periods presented, unless otherwise indicated. The Reverse Split-2024 resulted in a rounding addition of approximately 110,350 shares valued at par, totaling $9,490 for which shares were issued in July 2024.

Properties

Below is a schedule of the properties we currently occupy as of January 14, 2026:

Entity Name	Location	Own/Lease	Description	Approx. Sq. Footage	Lease Term	Monthly Rent in USD
Southwestern Montana Insurance Center	Belgrade, Montana	Lease	Office Building	6,000	4/2024– 3/2029	$7,500
Altruis Benefits Consultants	Bingham Farms, MI	Lease	Office Building	1,767	6/2021– 8/2027	$4,438
Reliance Global Group, Inc.	Lakewood, NJ	Lease	Office Building	4,436	6/2021 – 3/2029	$9,270
Reliance Global Group, Inc.	Suffern, NY	Lease	Office Building		9/2022 – 8/2026	$2,000
Reli Exchange	Schaumburg, IL	Lease	Office Building		4/2022 – 07/2030	$3,327

Legal Proceedings

From time to time, we are subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows. Litigation relating to our business industries is not uncommon. As such the Company, from time to time have been, subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

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MANAGEMENT

Directors, Executive Officers and Corporate Governance

Listed below are the names of the directors and executive officers of the Company, their ages as of the date of this prospectus and their positions held.

Name	Age	Position(s) Held
Ezra Beyman	71	Chief Executive Officer (CEO) and Chairman of the Board of Directors
Joel Markovits	45	Chief Financial Officer (CFO), Chief Accounting Officer (CAO), Financial Reporting Manager (FRM)
Yaakov Beyman	43	Executive Vice President, Insurance Division
Scott Korman	71	Director and Chair of the Audit Committee (Audit Committee Financial Expert), and Member of the Compensation and Nominating and Governance Committees
Ben Fruchtzweig	61	Director and Chair of the Compensation Committee and Member of the Audit and Nominating and Governance Committees
Sheldon Brickman	60	Director and Chair of the Nominating and Governance Committee and Member of the Audit and Compensation Committees
Alex Blumenfrucht	37	Director and former Chief Financial Officer

Ezra Beyman:

Director of Reliance Global Group, Inc.

2018 – Present: Chief Executive Officer of Reliance Global Group, Inc.

1985 – Present: Chairman of Reliance Global Holdings, LLC and Affiliates

Ezra Beyman has served as the Chairman of our Board of Directors and our Chief Executive Officer since 2018. Mr. Beyman is the central force leading the success and growth of Reliance Global Group, Inc. Drawing on his nearly three decades of entrepreneurial experience in real estate and ten years in insurance, he has set his vision and acuity on one integrated goal: integrity and success. At one point in time Mr. Beyman’s portfolio of commercial and residential properties comprised of approximately 40,000 units, as well as several insurance agencies. In 1985, he founded a small mortgage brokerage, together with his wife, which he operated in his basement. From there, his company rapidly grew into a dynamic force on the market. By 2008, he owned the third largest licensed mortgage brokerage in the U.S., having acquired numerous mortgage companies in the interim. He also expanded to real estate acquisition, having grown his portfolio to over three billion dollars. In expanding his investments, Mr. Beyman began exploring opportunities in other markets, acquiring several insurance agencies in both Florida and New Jersey. His ventures included entering the domains of warrantee and insurance carriers. Raised in the New York metropolitan area, Mr. Beyman spent his secondary and post-secondary school years at Mesivta Tifereth Yerushalayim, where he advanced his analytic abilities while mastering various areas of Talmudic studies, earning a position as one of the closest students of the Dean. He earned his First Talmudic degree in 1975.

Joel Markovits:

2021 – Present: Chief Financial Officer of Reliance Global Group, Inc.

2015 – 2021: KPMG Audit Senior Manager

Joel Markovits, Chief Financial Officer, joined the Company in June 2021 as our SEC financial reporting manager, and in February 2022 was appointed Chief Accounting Officer (CAO) and subsequently appointed CFO as of January 1, 2023. Joel has over 20 years’ financial, accounting, reporting and business management experience in both the public and private sectors. Prior to joining Reliance Global Group, Joel was a senior manager at KPMG LLP from April 2015 through May 2021, where he led some of the larger and more complex audit engagements, including serving as lead audit senior manager on a global $16 billion (annual revenues) enterprise reporting on both US GAAP and IFRS. He was also a data & analytics specialist and technology innovation leader at KPMG for its largest US Business Unit, overseeing the development and deployment of technological capabilities that enhance data analyses. Joel is a Certified Public Accountant in the State of New Jersey since November 2013.

Yaakov Beyman:

2018 – Present: Executive VP of Insurance Division, Reliance Global Group, Inc.

2012 – 2018: Executive VP of Insurance Division, Empire Insurance Holdings

Yaakov Beyman, son of Mr. Ezra Beyman has served as the Executive Vice President of the Insurance Divisions since July 2018. Mr. Beyman oversees the insurance operations of Reliance Global Group, Inc. From December 2012 – July 2018, he was Executive VP of Insurance Division, of Empire Insurance Holdings. He works from a platform that includes both strategizing the future vision of the insurance division and developing and implementing operational tools on a more granular level to grow the various insurance businesses. In his role as a strategist, Mr. Beyman has mapped a clear future: expand the various insurance products that RELI offers both geographically and in category. On the more hands-on level, Mr. Beyman (who holds insurance licenses in most of the continental U.S.) is heavily involved in marketing, maintaining state of the art technological models, financial management and distribution, and entity creation and maintenance. Combining his roles as the idea-generator and implementer, he is well-equipped to take the lead role in growing the Company.”

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Scott Korman

Director of Reliance Global Group, Inc.

1984 – Present: President of Nashone, Inc

2019 – Present: CEO, Innervate Radiopharmaceuticals LLC

Mr. Korman has served on our board of directors since December 2019 and he currently serves as President of Nashone, Inc., a private equity firm, which he founded in 1984. In this role, Mr. Korman is involved in financial advisory, M&A, and general management assignments. He is a founder and Managing Member and CEO of Innervate Radiopharmaceuticals LLC since May 2019, CEO of Sentry Laboratories LLC since February 2020 and CFO and board member of Adenocyte LLC since 2018. Mr. Korman previously served as Chairman and CEO of Best Manufacturing Group LLC, a leading manufacturer and distributor of uniforms, napery, service apparel, and hospitality and healthcare textiles. Mr. Korman also served as President and CEO of Welsh Farms Inc., a full-service dairy processor and distributor of milk, ice cream mix and ice cream products. Mr. Korman received a B.S. degree in Economics from the University of Pennsylvania Wharton School. He has served as a member of the Board of Directors of Tofutti Brands, Inc. since December 2011. He also serves on the boards of various not-for-profit groups. The Board determined that Mr. Korman’s business experience makes him an ideal director for the Company.

Ben Fruchtzweig

Director of Reliance Global Group, Inc.

2013 – Present: Director, Mosdos Beis Abba

Mr. Fruchtzweig has served on our board of directors since December 2019 and brings decades of executive experience in accounting and financial services. He currently serves on the board of Mosdos Beis Abba since June 2013. He has served as Chief Comptroller/Financial Analyst at national financial services and investment companies. He received his NYS C.P.A. license in 1987 and has worked at Deloitte Haskins and Sells and other leading accounting firms. Currently, Mr. Fruchtzweig lectures on a variety of topics including business ethics. He also serves on a voluntary basis as a trustee of a non-profit private foundation, which serves to provide the needed financial support, services and guidance to qualifying individuals and families. Mr. Fruchtzweig graduated Magna Cum Laude from Queens College/C.U.N.Y. in June 1985. The Board believes that Mr. Fruchtzweig’s strong accounting and finance background makes him a strong director.

Sheldon Brickman:

Director of Reliance Global Group, Inc.

2013 – Present: President of Rockshore Advisors LLC

Mr. Brickman has served on our board of directors since August 2020 and has been President of Rockshore Advisors LLC since May, 2013. Sheldon has over 25 years of M&A advisory and business development experience, totaling more than $40 billion in deal value. Additionally, he has served as Chief Financial Officer of InfinT Acquisition Corporation since May 2021. Sheldon has worked for numerous multibillion-dollar insurance carriers, including assignments for such companies as AIG, Aetna and National General. He has assisted international companies (in the UAE, UK, Asia and Latin America), start-up operations, and regional insurance carriers. Mr. Brickman’s experience covers the property casualty and life/health markets, including working with insurance carriers, managing general agencies, wholesalers, retailers and third-party administrators. The Board determined that Mr. Brickman’s M&A and insurance industry experience makes him an ideal director for the Company.

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Alex Blumenfrucht

Director of Reliance Global Group, Inc.

2015 – 2018: Audit senior at Deloitte and Touché

2018 - 2022: Former CFO of Reliance Global Group, Inc.

2018 – Present: Future Care Consultants

Alex Blumenfrucht has served as member of our Board since 2018 and served as our Chief Financial Officer (CFO) from 2018 until June 1, 2022, at which time he resigned as our Chief Financial Officer and accepted employment as CFO of an unaffiliated company, Future Care Consultants. Future care provides a variety of services to nursing homes. In his role, Mr. Blumenfrucht, is responsible for the overall financial vision of the company, tracking cash flow, budgeting, financial planning and helping the company make strategic business decisions to assist in the overall growth trajectory of the Company. Prior to joining our Company, Mr. Blumenfrucht served as an Audit & Assurance Professional at Deloitte & Touché, LLP from September 2015 until May 2018, where he successfully led audit teams on both public and privately held corporations. The Board determined that Mr. Blumenfrucht’s extensive experience in internal control, financial analysis, and reporting for both private and publicly traded companies is central to the Company’s management of finances, reporting, and controls and makes him an ideal director.

Family Relationships

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. Except for Ezra Beyman and Yaakov Beyman (father and son), there are no family relationships between any of our directors or executive officers.

Committees of the Board of Directors

Our Board has established three standing committees: an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, which are described below. Members of these committees are elected annually at a regular meeting of the Board of Directors held in conjunction with the annual stockholders’ meeting. The charter of each committee is available on our website at www.relianceglobalgroup.com, and our committee appointments are set forth above.

Audit Committee

The Audit Committee has authority to review our financial records, deal with our independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of our business. All of the members of the Audit Committee currently satisfy the independence requirements and other established criteria of NASDAQ.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and will review the adequacy of the Audit Committee charter on an annual basis.

Scott Korman, Ben Fruchtzweig and Sheldon Brickman who are all independent directors and sit on this Committee, with Scott Korman being the Chair and Audit Committee Financial Expert.

Nominating and Governance Committee

The Nominating and Corporate Governance Committee has the following responsibilities: (a) setting qualification standards for director nominees; (b) identifying, considering and nominating candidates for membership on the Board; (c) developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to the Company; (d) implementing and overseeing a process for evaluating the Board, Board committees (including the Committee) and overseeing the Board’s evaluation of the Chairman and Chief Executive Officer of the Company; (e) making recommendations regarding the structure and composition of the Board and Board committees; (f) advising the Board on corporate governance matters and any related matters required by the federal securities laws; and (g) assisting the Board in identifying individuals qualified to become Board members; recommending to the Board the director nominees for the next annual meeting of shareholders; and recommending to the Board director nominees to fill vacancies on the Board.

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The Nominating and Governance Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”); identifies and screens individuals qualified to become members of the Board, consistent with the Director Criteria. The Nominating and Governance Committee considers any director candidates recommended by the Company’s shareholders pursuant to the procedures described in the Company’s proxy statement, and any nominations of director candidates validly made by shareholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents. The Nominating and Governance Committee makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a shareholder vote at the Annual Meeting of shareholders, subject to approval by the Board. The Nominating and Governance Committee does not have a set policy or process for considering diversity in identifying nominees but strives to identity and recruit nominees with a broad diversity of experience, talents, professions, backgrounds, perspective, age, gender, ethnicity and country of citizenship, and who possess the commitment necessary to make a significant contribution to the Company. Board nominees should be committed to enhancing long-term stockholder value and should possess high standards of integrity and ethical behavior.

Scott Korman, Ben Fruchtzweig and Sheldon Brickman sit on this Committee with Sheldon Brickman being the Chair.

Compensation Committee

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage, and reward increased corporate financial performance, productivity and innovation.

The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis. The Compensation Committee, among other things, reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance with respect to such goals, and set the Chief Executive Officer’s compensation level based on such evaluation. The Compensation Committee also considers the Chief Executive Officer’s recommendations with respect to other executive officers and evaluates the Company’s performance both in terms of current achievements and significant initiatives with long-term implications. It assesses the contributions of individual executives and recommend to the Board levels of salary and incentive compensation payable to executive officers of the Company; compares compensation levels with those of other leading companies in similar or related industries; reviews financial, human resources and succession planning within the Company; recommend to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs; recommends to the Board the payment of additional year-end contributions by the Company under certain of its retirement plans; grants stock incentives to key employees of the Company and administer the Company’s stock incentive plans; and reviews and recommends for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

Scott Korman, Ben Fruchtzweig and Sheldon Brickman sit on this Committee with Ben Fruchtzweig being the Chair.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board’s risk parameters. While the Board oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

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EXECUTIVE COMPENSATION

Pursuant to disclosure requirements in Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407, the following table summarizes executive compensation for the years ended December 31, 2025 and 2024.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards (Unvested) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)		Total ($)

Ezra Beyman,	2025	464,600	297,410	1,705,060	-	-	-	14,000	(1)	2,481,070
CEO	2024	425,000	-	55,278	-	-	-	4,577	(1)	484,855

Joel Markovits,	2025	315,000	1,000	794,590	-	-	-	-		1,110,590
CFO	2024	315,000	-	42,493	-	-	-	-		357,493

Yaakov Beyman, EVP	2025	275,000	1,000	478,038	-	-	-	11,040	(1)	765,078
Insurance	2024	275,000	-	35,964	-	-	-	11,000	(1)	321,64

(1)	Represents employer 401(k) plan contributions.

Director Compensation

The table below shows the compensation paid to our non-employee directors during 2025 and 2024.

Name		Fees earned or paid in cash ($)	Stock awards ($)	Un- exercisable Option awards (# of Shares)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ben Fruchtzweig	2025	54,831	217,991	-	-	-	-	272,822
Director	2024	48,996	11,766	-	-	-	-	60,762

Scott Korman	2025	57,250	217,991	-	-	-	-	275,241
Director	2024	51,000	11,766	-	-	-	-	62,766

Sheldon Brickman	2025	52,419	217,991	-	-	-	-	270,410
Director	2024	47,004	11,766	-	-	-	-	58,770

Alex Blumenfrucht	2025	47,917	172,997	-	-	-	-	220,914
Director	2024	45,000	11,766	-	-	-	-	56,766

Employment Agreements

On January 25, 2024, the Company entered into an Executive Employment Agreement (the “Agreement”) with Ezra Beyman to serve the Company’s Chief Executive Officer. Mr. Beyman has served as the Company’s Chief Executive Officer, and Chairman of the Company’s Board of Directors, since 2018. Under the Agreement, Mr. Beyman will receive a base salary of $425,000 and receive an equity award every year on the first day of the annual term (the “Annual Equity Award”). Pursuant to the terms of the Agreement, Mr. Beyman also is eligible for discretionary bonuses as determined by the Board of Directors.

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Pursuant to the terms of the Agreement, the Annual Equity Award will be a number of shares of the Company’s common stock in an amount equal in value to 50% of his then-applicable base salary. The value of the common stock in the Annual Equity Award will be determined by the Company’s Compensation Committee of the Board, will be granted pursuant to the Company’s 2023 Equity Incentive Plan, or any renewal or replacement thereof (the “Plan”), and will be fully vested upon issuance. Any Annual Equity Award will only be deemed earned, due and payable pursuant to there being sufficient available share capacity (determined by the Compensation Committee) in the Plan.

The Agreement has an initial term of two years, and provides that the term will be automatically extended for another two-year term, unless either the Company or Mr. Beyman provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Mr. Beyman’s employment is “at will” meaning that either Mr. Beyman or the Company may terminate his employment at any time and for any reason, subject to the other provisions of the Agreement.

The Agreement may be terminated by the Company, either with or without “Cause”, or by Mr. Beyman, either with or without “Good Reason.”

Pursuant to the Agreement, “Cause” means (i) a violation of any material rule or policy of the Company for which violation any employee may be terminated pursuant to the policies of the Company reasonably applicable to an executive officer; (ii) intentional misconduct by the Executive to the material detriment of the Company; (iii) fraud or defalcation against the Company (or a subsidiary or other affiliate thereof); (iv) a conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony; (v) gross negligence in the performance of duties and responsibilities to the Company as described in the Agreement; or (vi) the material failure to perform the duties and responsibilities to the Company as described in the Agreement, in either case after written notice from the Board of the specific nature of such material failure and the failure to cure such material failure within 10 days following receipt of such notice.

Pursuant to the Agreement, “Good Reason” means (i)at any time following a change of control, a material diminution by the Company of compensation and benefits (taken as a whole) provided immediately prior to a change of control; (ii)a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel; (iii) the relocation of the principal office to a location more than 50 miles further from the principal office immediately prior to such relocation; or (iv) a material breach by the Company of any of the terms and conditions of the Agreement which the Company fails to correct within 10 days after the Company receives written notice of such violation.

The effects of a termination are as set forth in the Agreement. The Agreement contains customary confidentiality provisions, and customary provisions related to Company ownership of intellectual property conceived or made by Mr. Beyman in connection with the performance of his duties under the Agreement (i.e., a “work-for-hire” provision).

The Agreement also contains a customary three-year non-solicitation provision. The Agreement contains customary representations and warranties by Mr. Beyman, relating to the Agreement, and any securities of the Company that may be issued to Mr. Beyman, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions. The Agreement is governed by and construed and enforced in accordance with the substantive and procedural laws of the State of Florida. The Agreement provides that all disputes under the Agreement will be resolved by arbitration, but that in the event any legal proceedings are brought, the parties agree to bring such proceedings in New Jersey.

On July 10, 2025, the Compensation Committee of the Board of Directors of the Company approved an increase in the annual base salary of Ezra Beyman, the Company’s Chief Executive Officer and Chairman of the Board, from $425,000 to $513,000, effective as of such date. The Compensation Committee also approved an annual bonus of $593,000 for Mr. Beyman, payable in 12 equal monthly installments beginning in July 2025.

2024 Omnibus Plan

On October 2, 2024, the Board approved, and proposed for stockholder approval, the 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”). On December 31, 2024, the Company’s stockholders approved the 2024 Omnibus Plan. The purpose of the 2024 Omnibus Plan is to provide a means through with the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The total number of shares of common stock authorized for issuance under the 2024 Omnibus Plan is 1,000,000 shares.

As of September 30, 2025, there remained 118,503 shares available for issuance under the Company’s various equity incentive plans.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 14, 2026, by:

●	each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

●	each of our named executive officers; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person is deemed to be the beneficial owner of securities over which such person has sole or shared voting or investment power, including shares of common stock that may be acquired within 60 days through the exercise of options or warrants.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, we have based our calculation of the percentage of beneficial ownership on 10,733,753 shares of our common stock issued and outstanding as of January 14, 2026.

The business address of each of the beneficial owners listed below is c/o Reliance Global Group, Inc., 300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Pre- Closing Percentage of Class (1)	Post- Closing Amount and Nature of Beneficial Ownership		Post- Closing Percentage of Class (1)
Directors and Named Executive Officers:
Ezra Beyman	659,780	(2)	6.15%	659,780	(2)	3.56%
Joel Markovits	127,690		1.19%	127,690		*	%
Yaakov Beyman	159,473		1.49%	159,473		*	%
Sheldon Brickman	114,981		1.07%	114,981		*	%
Scott Korman	130,346		1.21%	130,346		*	%
Ben Fruchtzweig	86,714		* %	86,714		*	%
Alex Blumenfrucht	66,970		* %	66,970		*	%
All directors and executive officers as a group (7 persons)	1,345,954	(3)	12.54%	1,345,954	(3)	7.42%

Principal Shareholders (more than 5%):
None

*	less than 1%.

(1)	The pre-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on January 14, 2026. The post-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on January 14, 2026, plus the assumed sale of 7,407,408 units (which includes shares of our common stock or Pre-Funded Warrants to purchase shares of our common stock) in this Offering, but assumes no Pre-Funded Warrants were acquired and that the Common Warrants forming part of the units are not exercised. On January 14, 2026, there were 10,733,753 shares of our common stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of January 14, 2026. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(2)	Represents (i) 659,300 shares of common stock held by Ezra Beyman directly, (ii) 8 shares of common stock held by Reliance Global Holdings, LLC; and (iii) 472 shares of common stock held by YES Americana Group, LLC. Reliance Global Holdings, LLC is an entity controlled by Ezra Beyman and his spouse. YES Americana Group, LLC is an entity controlled by Ezra Beyman’s spouse.

(3)	Includes 381,140 shares of common stock the directors and executive officers have or had the right to acquire within 60 days of January 14, 2026.

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Equity Compensation Plan Information

On January 29, 2019, our Board and stockholders adopted the 2019 Plan, pursuant to which 581 shares of our common stock were reserved for issuance as awards to employees, directors, consultants, advisors and other service providers as of December 31, 2024.

On August 10, 2023 and November 14, 2023, the Board and the Company’s stockholders, respectively, approved the 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to which 1,826 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of December 31, 2024.

On January 17, 2024 and March 13, 2024, the Board and the Company’s stockholders, respectively, approved the 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to which 0 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of December 31, 2024.

On October 2, 2024 and December 31, 2024, the Board and the Company’s stockholders, respectively, approved the 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”), pursuant to which 7 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of January 14 2026.

On March 18, 2025, the Board approved the 2025 Equity Incentive Plan (the “2025 Plan”), pursuant to which approximately 116,090 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of January 14, 2026. This plan has not yet been approved by shareholders.

We have no remaining unexercised options granted to employees, directors and consultants under its 2019 Plan, 2023 Plan, 2024 Plan 2024 Omnibus Plan, and 2025 Plan, each as of January 14, 2026.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following is a description of transactions which we were a party in which (i) the amount involved exceeded or will exceed the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation.”

The Company incurred a liability of $200,000 to an employee for software purchased in July 2019. The payable was issued with a $27,673 discount, utilizing a 7.5% discount rate. There are monthly payment terms of $4,167 through June 2024, the date of final settlement. The balance is carried at present value on the consolidated balance sheets. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company presents current balances of $0 and $29,167 in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024, and December 31, 2023, respectively. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $0 as of December 31, 2024, and December 31, 2023, respectively. Amortization expense to bring the payable to present value for the year ended December 31, 2024, and December 31, 2023, respectively, was $3,458, and $5,189, and is classified to the interest expense, related parties account in the consolidated statements of operations. As of January 14, 2026, this has been fully paid off with no remaining balance.

On September 13, 2022, the Company issued a promissory note to YES Americana Group, LLC (“Americana”), a related party entity beneficially owned by the Company’s Chief Executive Officer and Chairman of the Board, for the principal sum of $1,500,000 (the “Note”), accruing monthly interest of 5% per annum beginning nine months after Note issuance. On February 7, 2023, the Company and Americana entered into an amendment to the Note pursuant to which (i) the principal amount of the Note was increased to $1,845,000, (ii) the maturity date of the Note was amended to January 15, 2026, (iii) the interest rate under the Note shall not increase after the maturity date, and (iv) the Note can be converted at any time, at the option of Americana, into shares of the Company’s common stock, par value $0.086 per share at an agreed upon conversion price. On February 13, 2023, Americana effectuated a conversion of $645,000 of the Note into 3,926 shares of the Company’s common stock, $0.086 par value per share, in accordance with the terms of the Amendment. In addition, throughout 2023 the Company repaid principal to Americana of $693,145. As of December 31, 2024, and December 31, 2023, respectively, the balance owed to Americana was $0, reclassified and recorded in the convertible debt, related parties, less current portion account in the consolidated balance sheets. Interest expense for the year ended December 31, 2024, and December 31, 2023 respectively, was $0 and $5,334, recorded to interest expense, related parties in the consolidated statements of operations. Americana owned approximately 0.40% and 5.52% respectively, of the Company’s Common Stock as of December 31, 2024, and 2023 respectively.

Americana Credit Agreement and Revolving Note: On March 5, 2025, and as amended on June 24, 2025, the Company and YES Americana Group, LLC (“Americana”) entered into a Revolving Credit Facility Agreement (the “Credit Agreement”) pursuant to which Americana agreed to extend a revolving credit facility of up to $2,000,000 to the Company (the “Facility”), to provide additional working capital for the Company to cover incremental M&A acquisition related costs, as well as for general working capital uses. Subject to the terms and conditions of the Credit Agreement and the other transaction documents, and in reliance upon the representations and warranties set forth therein, Americana agreed to make loans to the Company from time to time, pursuant to the terms of the Credit Agreement, until, but not including, the Maturity Date (as hereinafter defined), provided, however, that the aggregate principal balance of all loans outstanding at any time under the Credit Agreement will not exceed the Loan Availability, defined in the Credit Agreement as $2,000,000 less any obligations the Credit Agreement and related transaction documents. Loans made by Americana may be repaid and, subject to the terms and conditions of the Credit Agreement, borrowed again up to, but not including, the Maturity Date, unless the loans are otherwise terminated or extended as provided in the Credit Agreement. The “Maturity Date” means the earlier of (i) 12 months from March 5, 2025; (ii) the date of prepayment of the Revolving Note (as hereinafter defined) by the Company (subject to the terms of the Credit Agreement) and the termination of the Credit Agreement as of such date; or (iii) the date of the occurrence of an Event of Default (as defined in the Credit Agreement) and acceleration of the Revolving Note pursuant to the Credit Agreement. Subject to the terms and conditions of the Credit Agreement, any request for a loan under the Credit Agreement may be made from time to time and in such amounts as the Company may choose. Loans under the Credit Agreement bear interest at the rate of 0.1% per annum. No principal or interest payments are due as to any loan under the Credit Agreement prior to the Maturity Date, and there are no prepayment penalties. Pursuant to the terms of the Credit Agreement, on March 5, 2025, and as amended on June 24, 2025 the Company executed an unsecured revolving promissory note (the “Revolving Note”) to evidence the loans under the Credit Agreement, in favor of Americana in the principal amount of, the greater of: (i) $1,075,064 and (ii) the aggregate principal amount of all Loans outstanding under and pursuant to the Credit Agreement. As of September 30, 2025, the outstanding balance on the Facility was $494,433 presented in the current portion of loans payables, related parties account on the condensed consolidated balance sheets. As of January 14, 2026, the Credit Agreement open unpaid balance inclusive of accrued unpaid interest was approximately $286,500.

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Pursuant to the first amendment to the April 26, 2022 asset purchase agreement between the Company and Barra & Associates, LLC, a related party entity beneficially owned by a senior vice president of the Company, the Company agreed to pay a deferred purchase price (the “DPP”) of $1,375,000 by January 31, 2023, and all amounts unpaid thereafter will accrue interest at a rate of 1.5% per month until paid. The Company intends to fully repay all unpaid amounts inclusive of interest over the next two years. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassifies and presents current balances of $241,707 and $233,504 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024 and December 31, 2023. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $2,922 and $247,055 as of December 31, 2024, and December 31, 2023 respectively. Interest expense for the year ended December 31, 2024 and December 31, 2023, respectively was $64,069, and $145,344 recorded to interest expense, related parties in the consolidated statements of operations. As of September 30, 2025 and January 14, 2026, the DPP open unpaid balance inclusive of accrued unpaid interest was approximately $65,566 and $0, respectively.

The Company, Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (collectively, the “Parties”) entered into a purchase agreement on or around May 1, 2019 (the “Purchase Agreement”), whereby the Company purchased the business and certain assets noted within the Purchase Agreement, as well as that certain second amendment to the Purchase Agreement on or around May 18, 2023 (the “Second Amendment”). On January 11, 2024, the Parties entered into that certain third amendment to the Purchase Agreement (the “Third Amendment”), pursuant to which the Parties agreed to a total remaining earn-out balance of $423,107 owed to both Jonathan Fortman and Zachary Fortman, each under the Purchase Agreement, both employees and related parties to the Company, for a combined total earn-out amount owed of $846,214 (the “Remaining Balances”). In satisfaction of such Remaining Balances, the Company agreed to pay $11,000 on the first business day of each month to both Jonathan Fortman and Zachary Fortman each until the Remaining Balances are paid in full. In addition, the Parties agreed under the Third Amendment that the Remaining Balances shall accrue interest at the rate of 10% per annum until the Remaining Balances are paid in full, with an effective date of January 2, 2024, for purposes of the commencement of interest accrual. Since the Remaining Balances are final and no longer subject to contingencies, as of December 31, 2023 and the period then ended, they have been reclassified from the earn-out liability account to the loan payable, related parties, less current portion account and amounted to $425,130 and $650,473 as of December 31, 2024, and December 31, 2023 respectively. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassifies and presents current balances of $208,358 and $195,741 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024 and December 31, 2023. Interest expense for the year ended December 31, 2024 and December 31, 2023, respectively was $73,274, and $0 recorded to interest expense, related parties in the consolidated statements of operations. As of September 30, 2025 all amounts have been fully paid off with no remaining balances.

To the best of our knowledge, during the past two fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Messrs. Fruchtzweig, Korman and Brickman are “independent” directors based on the definition of independence in the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”).

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.7 million (after deducting cash expenses relating to this offering payable by us estimated at approximately $336,787, including placement agent fees and expenses.

We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, and potential acquisitions of, or investments in, businesses, products and technologies. From time to time, we evaluate strategic transactions and other opportunities and may enter into non-binding letters of intent, term sheets or similar arrangements in connection with such opportunities; however, any such arrangements are subject to further negotiation, satisfactory due diligence and definitive documentation, and there can be no assurance that any transaction will be consummated or as to its terms or timing. We have not entered into any definitive agreements that would require us to consummate any acquisition or investment using the net proceeds as of the date of this prospectus. We expect to use any proceeds we receive from the exercise of the Pre-Funded Warrants for substantially the same purposes and in substantially the same manner. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

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DESCRIPTION OF SECURITIES

The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the applicable provisions of the Florida Business Corporation Act (“FBCA”), our charter and our bylaws as currently in effect. Copies of our amended and restated certificate of incorporation, as amended (the “charter”), and our bylaws are included as exhibits to the registration statement of which this prospectus forms a part.

General

As of January 14, 2026, our charter authorized 2,000,000,000 shares of common stock, $0.086 par value per share, and 750,000,000 shares of preferred stock, $0.086 per value per share. As of January 14, 2026, there were 2,974,909 shares of our common stock outstanding and approximately 524 stockholders of record. No shares of our preferred stock are designated, issued or outstanding.

Our Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing at least a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Florida Law and Certain Charter and Bylaw Provisions

Florida Anti-Takeover Law. As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the FBCA a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Articles of Incorporation, as amended and Bylaws.

Our Articles of Incorporation, as amended and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the board of directors, or at the request in writing by shareholders of record owning at least 10% of all the stockholders entitled to vote; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the board of directors.

Listing

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “EZRA”.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

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DIVIDEND POLICY

We have not historically paid regular cash dividends on our Common Stock. On September 26, 2025, our Board of Directors declared a one-time special cash dividend of $0.03 per share on our outstanding Common Stock, which was paid on December 2, 2025. Other than this special dividend, we do not currently intend to pay any dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

DETERMINATION OF OFFERING PRICE

The actual offering price of the Securities will be negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization, each as of September 30, 2025, on:

●	an actual basis; and

●

an as adjusted basis to give effect to the issuance and sale of the Securities in this offering at a public offering price of $0.27 per Unit and net proceeds from this offering of $1,724,163, after deducting the cash placement agent fees and estimated cash offering expenses payable by us. The as adjusted information set forth below assumes that no Pre-Funded Warrants are sold or exercised and that no other outstanding options, warrants or other derivative securities are exercised or converted.

The as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our consolidated financial statements and the related notes thereto.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes appearing elsewhere in this prospectus.

	As of September 30, 2025
	Actual	As Adjusted
Cash and cash equivalents	$2,581,219	$4,305,382

Total long term debt	$5,489,248	$5,489,248
Stockholders’ equity:
Preferred stock, $0.086 par value; 750,000,000 shares authorized	-	-
Common stock, $0.086 par value; 2,000,000,000 shares authorized and 9,375,127 shares outstanding, actual; 2,000,000,000 shares authorized and 16,782,535 shares outstanding, as adjusted	806,261	1,443,298
Additional paid-in capital	59,615,726	60,702,852
Accumulated deficit	(53,677,915)	(53,677,915)
Total stockholders’ equity	6,744,072	8,468,235
Total capitalization	$12,233,320	$13,957,483

Except as otherwise noted, all information in this prospectus reflects and assumes no exercise of Common Warrants in this offering. The total number of shares of our Common Stock reflected in the discussion and table above is based on 9,375,127 shares of our Common Stock outstanding as of September 30, 2025, but excludes the following as of such date:

●	142,747 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding;
●	118,503 shares of our Common Stock reserved for future issuances under our equity incentive plans; and
●	3,061,061 shares of our Common Stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $2.06 per share.

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DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per Share and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of September 30, 2025 was approximately $(2,557,069), or $(0.27) per share of our Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our Common Stock outstanding as of September 30, 2025.

After giving effect to the following transactions that occurred during the fourth quarter of 2025, subsequent to September 30, 2025, (i) the issue by the Company of an aggregate of 36,076 shares of the Company’s common stock under our At-the-Market program with an aggregate net value of $19,210, (ii) the issue by the Company of an aggregate of 648,004 shares of the Company’s common stock under its Equity Line of Credit with an aggregate net value of $509,558, and (iii) the issue by the Company of an aggregate of 315,000 shares of the Company’s common stock as pre-payment to an advisor for services to be performed, with an aggregate unamortized net value of $156,702, our proforma net tangible book value at September 30, 2025 would have been $(1,871,598) or ($0.18) per share.

After giving effect to the sale of 7,407,408 Shares at the public offering price of $0.27 per Share, and assuming the exercise in full of the Pre-Funded Warrants and no exercise of the Common Warrants or Placement Agent Warrants, and after deducting the placement agent fees and estimated offering expenses payable by us, and after factoring in the 2025 fourth quarter transactions listed above, our as adjusted pro forma net tangible book value as of September 30, 2025 would have been approximately $(147,435), or approximately $0.01 per share. This represents an immediate increase in net tangible book value of approximately $0.17 per share to our existing stockholders and an immediate dilution of approximately $0.28 per share to purchasers of our securities in this offering, as illustrated by the following table:

Public offering price per Share	$0.27
Proforma net tangible book value per share at September 30, 2025, before giving effect to this offering	$(0.18)
Increase in net tangible per share attributable to investors in this offering	$0.17
As adjusted net tangible book value per share, after giving effect to this offering	$0.01
Dilution per share to new investors in this offering	$0.28

The total number of shares of our Common Stock reflected in the discussion and table above is based on 9,375,127 shares of our Common Stock outstanding as of September 30, 2025, but excludes the following as of such date:

●	142,747 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding;
●	118,503 shares of our Common Stock reserved for future issuances under our equity incentive plans; and
●	3,061,061 shares of our Common Stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $2.06 per share.

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PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a “reasonable best efforts” basis. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the shares of common stock and pre-funded warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, no stockholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of shares of common stock, and no subsequent equity sales for 30 days, subject to certain exceptions.

This offering will terminate on February 27, 2026, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The public offering price per share (or pre-funded warrant) will be fixed for the duration of this offering.

The placement agent expects to deliver the shares and securities to the purchasers in the offering on or about January 29, 2026, subject to satisfaction of certain conditions.

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Fees and Expenses

The following table shows the per share price and total cash fees we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$0.2700	$0.2690	$1,999,812.01
Placement agent Fees	$0.0189	$0.0189	$140,000.01
Proceeds before expenses to us	$0.2511	$0.2501	$1,859,812.00

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the gross proceeds of the offering and a management fee of 1.0% of the gross proceeds of the offering. We will also reimburse the placement agent up to $65,000 for accountable expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $50,837. After deducting the placement agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.7 million.

Placement Agent Warrants

We have agreed to issue Placement Agent Warrants to the placement agent to purchase a number of shares of our common stock equal to 7.0% of the aggregate number of shares of common stock and pre-funded warrants sold to the investors in this offering. The Placement Agent Warrants will have an exercise price of $0.3375 (125% of the public offering price per share of common stock) and will terminate on the two-year anniversary of the Initial Exercise Date. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

We have granted the Placement Agent a right of first refusal for a period of 12 months following the closing of this offering to act as the sole book-running manager, sole underwriter or sole placement agent, as applicable, for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors or subsidiaries.

Tail

We have also agreed to pay the placement agent a tail fee equal to both the cash and warrant compensation in this offering, if any investor who was contacted or introduced to us by the placement agent provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement with the placement agent.

Determination of Offering Price

The public offering price per share (or pre-funded warrant) we are offering will be negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors to be considered in determining the public offering prices of the securities we are offering include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant. The public offering price per share (or pre-funded warrant) will be fixed for the duration of this offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

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Regulation M

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

Lock-up Agreements

Each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 30 days following the date of closing of the offering pursuant to this prospectus. Further, pursuant to the securities purchase agreement, we will agree to a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. In addition, we have agreed not to effect or enter into an agreement to effect any issuance by us or our subsidiaries of any securities that involve a variable rate transaction (as defined in the securities purchase agreement) for a period of one year following the closing date of this offering, subject to certain exceptions. The placement agent may waive this prohibition in its sole discretion and without notice.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

In addition, in the ordinary course of their business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

Our Common Stock is listed on Nasdaq under the symbol “EZRA.” On January 27, 2026, the closing price of our Common Stock was $0.2751 per share.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and preferred stock, but is not intended to be complete. For the full terms of our common and preferred stock, please refer to our articles of incorporation, as amended from time to time, and our bylaws, as amended from time to time. The Florida Business Corporation Act (“FBCA”) may also affect the terms of these securities.

As of the date hereof, our authorized capital stock consists of 2,750,000,000 shares of capital stock with a par value of $0.086 per share, consisting of 2,000,000,000 shares of common stock, par value of $0.086 per share, and 750,000,000 shares of preferred stock, par value of $0.086 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series. The Board of Directors has designated 50,000,000 shares of preferred stock as Series A Convertible Preferred Stock and 9,077 shares of preferred stock as Series B Convertible Preferred Stock. As of the date of this filing, there were 10,733,753 shares of common stock issued and outstanding, held by approximately 521 holders of record, no shares of the Series A Convertible Preferred Stock and no shares of the Series B Convertible Preferred Stock are currently issued and outstanding. The authorized and unissued shares of both common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the preferred stock authorized in accordance with the terms and conditions set forth in the articles of incorporation, as amended, for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Common Stock

Dividends. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by the Articles of Incorporation from time to time, or the FBCA, as the same may be amended and supplemented, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

Voting Rights. Except as otherwise provided by the FBCA, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

Liquidation Rights. In the event of liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Company’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Company’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Company with or into any other person or sale or transfer of all or any part of the assets of the Company (which shall not in fact result in the liquidation of the Company and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

Consideration for Shares. The Common Stock authorized by the Articles of Incorporation shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Non-Assessment of Stock. The Common Stock, after the amount of the subscription price has been fully paid, are non-assessable.

Reverse Stock Splits

On February 23, 2023, pursuant to authority granted by the Board, we implemented a 1-for-15 reverse split of our authorized and issued and outstanding common stock (the “Reverse Split-2023”). The par value remained unchanged, and the split resulted in a rounding addition of approximately 902 shares valued at par, totaling $78.

On July 1, 2024, the Company effectuated a 1-for-17 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split-2024”). The par value remained unchanged, and the split resulted in a rounding addition of approximately 110,350 shares valued at par, totaling $9,490.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 750,000,000 shares of Preferred Stock in one or more series and authorize their issuance. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, option and other rights of the Preferred Stock and the qualifications, limitations, or restrictions relating thereto, shall be prescribed by resolution of the board of directors pursuant to the Articles of Incorporation.

The following summary of terms of our Preferred Stock is not complete. You should refer to the provisions of our Articles of Incorporation and Bylaws and the resolutions containing the terms of each class or series of the Preferred Stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of Preferred Stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of Preferred Stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series.

Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall have ten (10) votes per share and may be converted into one (1) shares of $0.086 par value common stock. The holders of the Series A Convertible Preferred Stock shall be entitled to receive, when, if and as declared by the Board, out of funds legally available therefore, cumulative dividends payable in cash. The annual interest rate at which cumulative preferred dividends will accrue on each share of Series A Convertible Preferred Stock is 0%. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Company, the holders of Series A Preferred Stock shall receive an amount per share equal to the greater of (i) one dollar ($1.00), adjusted for any recapitalization, stock combinations, stock dividends (whether paid or unpaid), stock options and the like with respect to such shares, plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Convertible Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Convertible Preferred Stock to common stock, subject to but immediately prior to such liquidation. As of December 31, 2021, all Series A Convertible Preferred Stock had been converted into shares of common stock and none remain issued and outstanding.

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Series B Convertible Preferred Stock. In January 2022, the Company issued 9,076 shares of the Series B Convertible Preferred Stock through the Private Placement for the purpose of raising capital. The Series B Convertible Preferred Stock have no voting rights and initially each share may be converted into 1 shares of the Company’s common stock. The holders of the Series B Convertible Preferred Stock are not entitled to receive any dividends other than any dividends paid on account of the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari-passu with all holders of common stock. During August 2022, all 9,076 Series B Convertible Preferred Stock were converted by third parties into 8,702 shares of common stock. As of December 31, 2023, all shares of Series B Convertible Preferred Stock had been converted and none remain outstanding.

Equity Incentive Plans

Since 2019, the Company has adopted, the Reliance Global Group, Inc. 2019 Equity Incentive Plan, 2023 Equity Incentive Plan, 2024 Equity Incentive Plan, the 2024 Omnibus Incentive Plan and the 2025 Equity Incentive Plan (the “2025 Plan,” and collectively, the “Plans”). The purpose of the Plans is to provide a means through which the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The Plans provide for various stock-based incentive awards, including incentive and non-qualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. The Plans each terminate 10 years after each becoming effective, unless terminated earlier by the Board of Directors. A total of 3,167,451 shares of Common Stock were reserved for issuance under the Plans, and as of the date of this filing, there were an aggregate of 118,503 remaining shares available for issuance under the Plans.

Administration of the Plans. The Plans are administered by the Compensation Committee of the Board. The Compensation Committee is authorized to select from among eligible employees, directors, and service providers those individuals to whom shares and options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Compensation Committee is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any shares and options granted hereunder is within the discretion of the Compensation Committee.

Stock Options: The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Compensation Committee in connection with its adoption of the Plans were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital, or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock, and the likelihood that such holders will receive dividend payments and payments upon liquidation.

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Florida Law and Certain Charter and Bylaw Provisions

Florida Anti-Takeover Law. As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the FBCA a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Articles of Incorporation, as amended and Bylaws.

Our Articles of Incorporation, as amended and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the board of directors, or at the request in writing by shareholders of record owning at least 10% of all the stockholders entitled to vote; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the board of directors.

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DESCRIPTION OF SECURITIES BEING REGISTERED

We are registering (i) the offer and sale by us of up to 7,407,408 shares of our common stock, par value $0.086 per share (the “Common Stock”), (ii) the offer and sale by us of 14,814,816 common stock warrants to purchase 14,814,816 shares of Common Stock (the “Common Warrants”), which are being offered together with shares of Common Stock as Units, (iii) the offer and sale by us of 188,149 pre-funded warrants to purchase up to 188,149 shares of Common Stock (the “Pre-Funded Warrants”), which may be issued in lieu of shares of Common Stock to certain purchasers and are being offered together with Common Warrants as Pre-Funded Units, and (iv) the issuance by us of placement agent warrants to purchase up to 518,519 shares of Common Stock (the “Placement Agent Warrants”) to the placement agent (or its designees) as compensation in connection with this offering, and (v) the issuance of 15,521,484 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants.

The following description is a summary of some of the terms of our securities, our organizational documents and Florida law. The descriptions in this prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents and the forms of Common Warrant, Pre-Funded Warrant and Placement Agent Warrant, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Under our articles of incorporation, as amended, we are authorized to issue up to 2,750,000,000 shares of Common Stock, par value $0.086 per share, consisting of 2,000,000,000 shares of common stock, par value of $0.086 per share, and 750,000,000 shares of preferred stock, par value of $0.086 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series. The Board of Directors has designated 50,000,000 shares of preferred stock as Series A Convertible Preferred Stock and 9,077 shares of preferred stock as Series B Convertible Preferred Stock. As of the date of this filing, there were 10,733,753 shares of common stock issued and outstanding, held by approximately 521 holders of record, no shares of the Series A Convertible Preferred Stock and no shares of the Series B Convertible Preferred Stock are currently issued and outstanding. The authorized and unissued shares of both common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our common stock or preferred stock.

Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of our Common Stock are entitled to receive dividends, if any, when, as and if declared by our board of directors out of legally available funds. We have not declared or paid cash dividends on our Common Stock to date and do not currently intend to pay cash dividends in the foreseeable future.

Upon our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution, after payment of all debts and other liabilities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that may be designated and issued in the future.

All of the outstanding shares of our Common Stock are fully paid and non-assessable. The shares of Common Stock offered hereby will be fully paid and non-assessable upon issuance. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Placement Agent Warrants will be fully paid and non-assessable upon issuance.

Listing on the Nasdaq Capital Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EZRA” and our Series A Warrants are listed on the Nasdaq Capital Market under the symbol “EZRAW”.

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Warrants

The following summary of certain terms and provisions of the Common Warrants included in the Units and the Pre-Funded Units offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Common Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Common Warrant.

Duration

Each Common Warrant will be exercisable for one share of Common Stock at an exercise price equal to $0.27 per share of Common Stock. The Common Warrants will be exercisable on the Initial Exercise Date, and will expire two years from the Initial Exercise Date. The exercise price of the Common Warrants and the number of shares of Common Stock issuable upon exercise of the Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock.

Issuance; Separate Transferability

The Common Stock (or Pre-Funded Warrants, as applicable) and the Common Warrants comprising the Units and Pre-Funded Units will be issued separately and will be immediately separable upon issuance. The Units and Pre-Funded Units will not be issued or trade as a separate security, and we do not intend to apply for listing of the Units or Pre-Funded Units on any securities exchange or other trading market.

For every one (1) share of Common Stock included in each Unit purchased in this offering, two (2) Common Warrants, each to purchase one (1) share of Common Stock, will be issued. For every one (1) Pre-Funded Warrant included in each Pre-Funded Unit purchased in this offering, two (2) Common Warrants, each to purchase one (1) share of Common Stock, will be issued.

Initial Exercise Date

The Common Warrants will have an exercise price per share equal to $0.27 per share of Common Stock, and will be exercisable beginning upon issuance (the “Initial Exercise Date”).

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates and certain related parties) may not exercise any portion of the Common Warrants to the extent that the holder would beneficially own more than 4.99% of our outstanding shares of Common Stock immediately after giving effect to such exercise, except that a holder may elect to increase such beneficial ownership limitation to up to 9.99%, in each case as set forth in the Common Warrants; provided that any increase in such limitation will not be effective until 61 days after delivery of notice of such increase to us.

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Cashless Exercise

If at the time of exercise of the Common Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock issuable upon exercise of the Common Warrants, then the Common Warrants will be exercisable on a “cashless exercise” basis, in each case as set forth in the Common Warrants.

Fundamental Transactions

In the event of any “fundamental transaction,” as described in the Common Warrants and generally including certain mergers or consolidations, sale of all or substantially all of our assets, tender offers or exchange offers, reclassifications of our Common Stock or similar transactions, then upon any subsequent exercise of a Common Warrant, the holder will be entitled to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the kind and amount of securities, cash or other property receivable in such fundamental transaction by a holder of one share of Common Stock, in each case as set forth in the Common Warrants.

Transferability

In accordance with its terms and subject to applicable laws, the Common Warrants may be transferred at the option of the holder upon surrender of the Common Warrants to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the nearest whole share.

Trading Market

There is no established trading market for the Common Warrants and we do not expect a market to develop. We do not intend to apply for a listing for the Common Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Stockholder

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our Common Stock, holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such holders exercise their Common Warrants and receive shares of Common Stock. The Common Warrants will provide the holders with the right to participate in distributions or dividends paid on our Common Stock as set forth therein.

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Transfer Agent

The transfer agent and registrar for our Common Stock and warrants is VStock Transfer. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598. Its telephone number is (212) 828-8436.

Pre-Funded Warrants

In connection with this offering, we may issue Pre-Funded Warrants to certain purchasers in lieu of shares of Common Stock. Each Pre-Funded Warrant will be exercisable for one share of Common Stock.

Each Pre-Funded Warrant will have an exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable upon issuance and may be exercised at any time until exercised in full, provided that a registration statement is effective (or an exemption from registration is available) for the issuance of the shares of Common Stock underlying the Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise are subject to adjustment for stock dividends, stock splits, reorganizations or similar events affecting our Common Stock.

Each Pre-Funded Warrant may be exercised, in cash or by a cashless exercise at the election of the holder, in whole or in part, by delivering to us a completed notice of exercise and complying with the requirements for exercise set forth in the Pre-Funded Warrant. In the event of a cashless exercise, the holder would receive the net number of shares of Common Stock determined in accordance with the formula set forth in the Pre-Funded Warrant. No fractional shares of Common Stock will be issued upon exercise. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, as provided in the Pre-Funded Warrant.

A holder may not exercise any portion of a Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder (together with its affiliates and attribution parties, as defined in the Pre-Funded Warrant) would beneficially own more than 4.99% of the shares of Common Stock outstanding immediately after giving effect to the exercise, as determined in accordance with the terms of the Pre-Funded Warrant. A holder may increase such percentage up to 9.99% upon notice to us, provided that any such increase will not be effective until 61 days after such notice (and only for the holder providing such notice).

Subject to applicable law, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Except as otherwise provided in the Pre-Funded Warrants, holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including voting rights, until they exercise their Pre-Funded Warrants.

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants), holders will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

The Pre-Funded Warrants are governed by New York law.

Placement Agent Warrants

We will issue the Placement Agent Warrants to the placement agent (or its designees) in connection with this offering. The Placement Agent Warrants will represent warrant coverage equal to 7% of the number of shares of Common Stock (or securities exercisable for shares of Common Stock) sold in this offering.

The Placement Agent Warrants will be immediately exercisable upon issuance and will be exercisable until the two-year anniversary of the Initial Exercise Date. The exercise price of the Placement Agent Warrants will be equal to 125% of the public offering price per share sold in this offering.

The Placement Agent Warrants are exercisable by delivery of a duly executed notice of exercise and payment of the exercise price in cash and/or, if applicable, by cashless exercise in accordance with the formula set forth in the Placement Agent Warrants. No fractional shares will be issued upon exercise; in lieu of fractional shares, we will pay cash or round up as provided in the Placement Agent Warrants.

A holder may not exercise any portion of a Placement Agent Warrant to the extent that, after giving effect to such exercise, the holder (together with its affiliates and attribution parties, as defined in the Placement Agent Warrant) would beneficially own more than 4.99% of the shares of Common Stock outstanding immediately after giving effect to the exercise, as determined in accordance with the terms of the Placement Agent Warrant. A holder may increase such percentage up to 9.99% upon notice to us, provided that any such increase will not be effective until 61 days after such notice.

Subject to applicable law and the terms of the Placement Agent Warrants, the Placement Agent Warrants may be transferred.

There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system.

Holders of the Placement Agent Warrants do not have the rights or privileges of holders of our Common Stock, including voting rights, until they exercise their Placement Agent Warrants, except as otherwise provided in the Placement Agent Warrants.

In the event of a fundamental transaction (as described in the Placement Agent Warrants), holders will be entitled to receive upon exercise the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction.

The Placement Agent Warrants are governed by New York law.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock. This discussion is not a complete analysis of all potential U.S. federal income tax considerations relating thereto and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). In addition, this discussion does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax or other tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, in each case as in effect as of the date of this prospectus. These authorities are subject to change, possibly with retroactive effect, and may be subject to differing interpretations. We have not requested and do not expect to request a ruling from the IRS regarding the U.S. federal income tax consequences described herein, and there can be no assurance that the IRS will agree with the statements and conclusions set forth in this discussion, or that a court would not sustain a challenge by the IRS to such statements or conclusions.

This discussion applies only to beneficial owners of our common stock who hold the common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that may be relevant to holders subject to special rules under U.S. federal income tax laws, including, without limitation: financial institutions, banks, broker-dealers, insurance companies, regulated investment companies (“RICs”), real estate investment trusts (“REITs”), tax-exempt organizations, governmental organizations, tax-qualified retirement plans, dealers or traders in securities that use a mark-to-market method of accounting, persons holding our common stock as part of a hedging or conversion transaction or straddle, a constructive sale, or other risk reduction strategy or integrated investment, persons that actually or constructively own more than 5% of our common stock, controlled foreign corporations, passive foreign investment companies, and persons subject to special tax accounting rules.

If an entity or arrangement treated as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of such entity and its partners (or other beneficial owners) generally will depend on the status of the partners (or other beneficial owners), the activities of the entity and certain determinations made at the owner level. Partnerships (and other pass-through entities) holding our common stock and the owners of such entities are urged to consult their tax advisors regarding the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

U.S. HOLDERS

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

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Distributions on Our Common Stock

We do not anticipate paying regular cash dividends on our common stock for the foreseeable future. On September 26, 2025, our Board of Directors declared a one-time cash dividend of $0.03 per share on our outstanding common stock, payable to stockholders of record as of October 30, 2025, which totaled approximately $388,000 (including amounts payable to warrant holders entitled to receive dividends with respect to the shares underlying their warrants), and which was paid on December 2, 2025. Any such one-time dividend does not indicate that we will pay dividends in the future.

If we make cash or other property distributions on our common stock (other than certain distributions of our stock or rights to acquire our stock), such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits generally will be treated first as a return of capital that reduces a U.S. Holder’s adjusted tax basis in our common stock (but not below zero), and thereafter as capital gain.

Dividends received by a U.S. Holder that is a taxable corporation may be eligible for the dividends received deduction, subject to applicable limitations and holding period requirements. With certain exceptions and subject to applicable holding period requirements, dividends received by non-corporate U.S. Holders generally may qualify as “qualified dividend income,” taxable at preferential rates applicable to long-term capital gains.

Sale or Other Taxable Disposition of Our Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the common stock. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in the common stock exceeds one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally may apply to payments of dividends (if any) and to proceeds from the sale or other disposition of our common stock paid to a U.S. Holder, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules generally may be credited against a U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided the required information is timely furnished to the IRS.

NON-U.S. HOLDERS

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is not a U.S. Holder or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Distributions on Our Common Stock

As described above, we do not anticipate paying regular cash dividends on our common stock for the foreseeable future, and any prior one-time dividend does not indicate that we will pay dividends in the future. However, if we make cash or other property distributions on our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes generally will constitute a return of capital and will first be applied against and reduce (but not below zero) a Non-U.S. Holder’s tax basis in our common stock, with any excess treated as gain from the sale or other disposition of our common stock, as described under “—Gain on Disposition of Our Common Stock” below.

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Subject to the discussion below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of such dividends, or such lower rate as may be specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. This certification must be provided before the payment of dividends and must be updated periodically.

If a Non-U.S. Holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such trade or business (and, if required by an applicable income tax treaty, are attributable to such Non-U.S. Holder’s permanent establishment in the United States), the Non-U.S. Holder generally will be exempt from U.S. federal withholding tax on such dividends. To claim the exemption, the Non-U.S. Holder generally must furnish a valid IRS Form W-8ECI (or applicable successor form) to us or our paying agent. Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items.

Non-U.S. Holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale or other disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);
●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or
●	our common stock constitutes a “United States real property interest” (“USRPI”) by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

The determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not currently a USRPHC for U.S. federal income tax purposes; however, because the determination is based on asset values that may change over time, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder generally will not be subject to U.S. federal income tax if our common stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Prospective investors are urged to consult their tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (unless an applicable income tax treaty provides for different treatment) on its effectively connected earnings and profits, as adjusted for certain items. Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) and may be offset by certain U.S.-source capital losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

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Information Reporting and Backup Withholding

Annual reports generally will be required to be filed with the IRS and provided to each Non-U.S. Holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply regardless of whether such distributions constitute dividends and even if no withholding was required. Backup withholding, currently at a 24% rate, generally will not apply to payments to a Non-U.S. Holder of dividends on or the gross proceeds of a disposition of our common stock provided the Non-U.S. Holder furnishes the required certification of its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, a Non-U.S. Holder generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

FATCA

FATCA generally imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined for this purpose) unless such institution enters into an agreement with the U.S. government to collect and report to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which may include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

FATCA currently applies to dividends paid on our common stock. Under Treasury Regulations and administrative guidance, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock; however, under proposed Treasury Regulations (the preamble to which provides that taxpayers may rely on the proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.

Prospective investors are urged to consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Zarif Law Group P.C. Ellenoff Grossman & Schole LLP, New York, New York is acting as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Reliance Global as of and for the year ended December 31, 2024, included in this prospectus have been audited by Urish Popeck & Co., LLC, as set forth in its report thereon, included therein. The financial statements of Reliance Global as of and for the year ended December 31, 2023, included in this prospectus have been audited by Mazars USA LLP, as set forth in its report thereon, included therein. Such financial statements have been included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Mazars USA LLP was not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the effects of the 1-for-17 reverse stock described in Note 11 and to retrospectively apply the change in accounting for ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures described in Notes 2 and 17 and, accordingly, Mazars USA LLP does not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Urish Popeck & Co., LLC.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.relianceglobalgroup.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of our common stock offered by this prospectus. This prospectus forms part of the registration statement and does not contain all of the information included in the registration statement, certain parts of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information regarding Reliance Global Group, Inc. (“Reliance,” “we,” “us,” or “our”) and the securities offered by this prospectus, you should refer to the registration statement, including the exhibits, as filed with the SEC.

Statements contained in this prospectus regarding the contents of any contract or other document are not necessarily complete. If a contract or other document is filed as an exhibit to the registration statement, you should refer to the filed exhibit for a complete description of the matters covered by that contract or document. Each statement in this prospectus relating to a contract or other document filed as an exhibit to the registration statement is qualified in all respects by reference to the filed exhibit. The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov

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FINANCIAL STATEMENTS FOR RELIANCE GLOBAL GROUP, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024 AND 2023 AND FOR THE YEARS THEN ENDED

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

AND FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

F-1

Report of Independent Registered Public Accounting Firm PCAOB ID 1013

Shareholders and Board of Directors

Reliance Global Group, Inc. and Subsidiaries

Lakewood, New Jersey

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Reliance Global Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2024, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We also have audited the adjustments to the 2023 consolidated financial statements to retrospectively apply the effects of the 1:17 reverse stock split as discussed in Note 11 and to retrospectively apply the change in accounting for ASU 2023-07 Segmented Reporting (Topic 280) Improvements to Reportable Segment Disclosures discussed in Notes 2 and 17. In our opinion, such adjustments and disclosures are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2023 consolidated financial statements of the Company other than with respect to these adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2023 consolidated financial statements taken as a whole.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Impairment Evaluation of Goodwill and Long-Lived Assets

Critical Audit Matter Description

As described in Notes 6 to the consolidated financial statements, the Company’s consolidated goodwill and intangible assets balances were $6,693,099 and $5,423,897, respectively, as of December 31, 2024. Management tests goodwill and intangible assets for impairment at least annually, or more frequently should an event or a change in circumstances occur that would indicate the carrying value may be impaired. If the carrying amount of a reporting unit exceeds its fair value, an impairment is recorded equal to the amount by which the carrying value exceeds the fair value, up to the amount of goodwill and intangible assets associated with the reporting unit. As a result of management’s assessment, the Company did not recognize an impairment charge to goodwill but did recognize an impairment to intangible assets of $3,922,110 during the year ended December 31, 2024.

The principal considerations for our determination that the goodwill and intangible asset impairment assessment was a critical audit matter are that there is significant judgment in selection of the valuation methods to use, along with assumptions used to estimate the future revenues and cash flows, including revenue growth rates, operating expenses and cash outflows necessary to support the cash flows, weighted average cost of capital and future market conditions as well as the valuation methodologies applied by the Company. This in turn led to a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to managements inputs and selection of methods used. In addition, the audit effort involved the use of auditor employed professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the audit evidence obtained.

How the Critical Matter Was Addressed in the Audit

The primary audit procedures to address this critical audit matter included:

●	Obtained an understanding over the Company’s process for evaluating whether an event of a change in circumstances has occurred and would indicate the carrying value of goodwill and intangible assets may be impaired.

●	Utilizing a firm employed valuation specialist with the skills and knowledge to assist in evaluating the reasonableness of the valuation methods selected by management to determine the fair value of the Company, evaluating management’s significant assumptions by comparing inputs to market data, and performing a control premium sensitivity study to determine the impact to the market participant acquisition approach, and performing recalculations of the method utilized by management.

●	Testing the completeness and accuracy of the underlying data utilized by management in their evaluation of goodwill and intangible assets impairment.

/s/ Urish Popeck & Co., LLC

We have served as the Company’s auditor since 2024

Pittsburgh, Pennsylvania

March 6, 2025

F-3

Report of Independent Registered Public Accounting Firm PCAOB ID 339

To the Stockholders and the Board of Directors of

Reliance Global Group, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited, before the effects of the adjustments to retrospectively apply the effects of the 1-for-17 reverse stock split discussed in Note 11 and to retrospectively apply the change in accounting for ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures described in Notes 2 and 17, the accompanying consolidated balance sheet of Reliance Global Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2023, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the consolidated financial statements) (the 2023 financial statements before the effects of the adjustments discussed in Notes 2, 11 and 17 are not presented herein). In our opinion, the consolidated financial statements, before the effects of the adjustments to retrospectively apply the 1-for-17 reverse stock split described in Note 11 and to retrospectively apply the change in accounting for ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures described in Notes 2 and 17, present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

We were not engaged to audit, review, or apply any procedures to the adjustments to retrospectively apply the effects of the 1-for-17 reverse stock split described in Note 11 and to retrospectively apply the change in accounting for ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures described in Notes 2 and 17 and, accordingly, we do not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Urish Popeck & Co., LLC.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Mazars USA LLP

We served as the Company’s auditor from 2020 to 2024.

Fort Washington, Pennsylvania

April 4, 2024

F-4

Reliance Global Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2024	2023
Assets
Current assets:
Cash	$372,695	$1,329,016
Restricted cash	1,424,999	1,409,895
Accounts receivable	1,460,314	1,298,863
Accounts receivable, related parties	7,813	6,603
Other receivables	42,184	899
Prepaid expense and other current assets	681,450	333,756
Total current assets	3,989,455	4,379,032
Property and equipment, net	133,908	139,999
Right-of-use assets	1,052,926	739,830
Intangibles, net	5,423,897	11,042,757
Goodwill	6,693,099	6,693,099
Other non-current assets	21,792	20,292
Total assets	$17,315,077	$23,015,009

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,186,968	$835,483
Short term financing agreements	58,829	56,197
Current portion of loans payables, related parties	453,177	454,953
Other payables	38,814	7,414
Current portion of long-term debt	1,591,919	1,390,766
Operating lease liability, current portion	244,057	285,171
Earn-out liability, current portion	-	159,867
Total current liabilities	3,573,764	3,189,851

Loans payable, related parties, less current portion	428,052	897,529
Long term debt, less current portion	9,468,400	11,026,971
Operating lease liability, less current portion	847,293	484,335
Warrant liabilities	326	268,993
Total liabilities	14,317,835	15,867,679
Stockholders’ equity:
Preferred stock, $0.086 par value; 750,000,000 shares authorized and 0 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.086 par value; 117,647,059 shares authorized and 2,250,210 and 280,117 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	193,484	24,089
Additional paid-in capital	50,877,307	46,125,206
Accumulated deficit	(48,073,549)	(39,001,965)
Total stockholders’ equity	2,997,242	7,147,330
Total liabilities and stockholders’ equity	$17,315,077	$23,015,009

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Reliance Global Group, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,	Year Ended December 31,
	2024	2023
Revenue
Commission income	$14,054,361	$13,731,826
Total revenue	14,054,361	13,731,826

Operating expenses
Commission expense	4,189,599	3,732,939
Salaries and wages	7,226,810	7,503,052
General and administrative expenses	4,219,635	4,089,989
Marketing and advertising expenses	357,697	364,974
Change in estimated acquisition earn-out payables	47,761	1,716,873
Depreciation and amortization	1,786,068	2,609,191
Asset impairments	3,922,110	-
Goodwill Impairment	-	7,594,000
Total operating expenses	21,749,680	27,611,018

Loss from operations	(7,695,319)	(13,879,192)

Other (expense) income
Interest expense	(1,442,808)	(1,506,186)
Interest expense related parties	(140,802)	(150,067)
Other income, net	51,345	6,530
Recognition and change in fair value of warrant liabilities	156,000	5,503,647
Total other (expense) income	(1,376,265)	3,853,924

Loss from continuing operations before tax	(9,071,584)	(10,025,268)
Loss from discontinued operations before tax	-	(1,984,714)
Net loss	$(9,071,584)	$(12,009,982)

Basic loss per share
Continuing operations	$(9.01)	$(75.74)
Discontinued operations	$-	$(11.96)
Basic loss per share	$(9.01)	$(87.70)

Diluted loss per share
Continuing operations	$(9.01)	$(75.74)
Discontinued operations	$-	$(11.96)
Diluted loss per share	$(9.01)	$(87.70)

Weighted average number of shares outstanding – Basic	1,007,020	165,899

Weighted average number of shares outstanding – Diluted	1,007,020	165,899

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Reliance Global Group, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2023	280,117	$24,089	$46,125,206	$(39,001,965)	$7,147,330

Common share payments for earn-outs	30,029	2,582	15,046	-	17,628

Common shares issued for ATM share sales	1,139,501	97,998	3,615,141	-	3,713,139

Common shares issued for Series F warrants	42,545	3,659	(3,659)	-	-

Common share-based compensation	119,054	10,232	523,399	-	533,631

Common shares issued for Series B warrants	39,569	3,403	109,263	-	112,666

Common shares issued for abeyance share conversions	59,471	5,115	(5,115)	-	-

Common shares issued for Series G warrants	192,236	16,532	(16,532)	-	-

Shares issued due to a reverse split	110,350	9,490	(9,490)	-	-

Common shares issued for services	97,274	8,338	206,662	-	215,000

Common shares issued for an acquisition prepayment	140,064	12,046	317,386	-	329,432

Net loss	-	-	-	(9,071,584)	(9,071,584)

Balance December 31, 2024	2,250,210	$193,484	$50,877,307	$(48,073,549)	$2,997,242

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Reliance Global Group, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2022	71,740	$6,170	$35,896,852	$(26,991,983)	$8,911,039

Share-based compensation	45,094	3,878	871,228	-	875,106

Common shares issued for earnout liabilities	37,425	3,219	2,997,826	-	3,001,045

Common shares issued to settle convertible debt,	3,926	338	644,662	-	645,000

Round up of shares due to reverse split	902	78	(78)	-	-

Shares issued in 2023 private placement	9,120	784	3,445,700	-	3,446,484

Common shares issued for services	15,330	1,318	588,542	-	589,860

Common shares issued for Series B warrants	21,957	1,886	658,624	-	660,510

Common shares issued for Series E warrants	52,800	4,541	(6,245)	-	(1,704)

Common shares issued for Series F warrants	21,823	1,877	1,028,095	-	1,029,972

Net loss	-	-	-	(12,009,982)	(12,009,982)

Balance, December 31, 2023	280,117	$24,089	$46,125,206	$(39,001,965)	$7,147,330

The accompanying notes are an integral part of these consolidated financial statements.

F-8

Reliance Global Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31, 2024
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,071,584)	$(12,009,982)
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,786,068	2,609,191
Asset impairments	3,922,110	-
Goodwill impairment	-	7,594,000
Amortization of debt issuance costs and accretion of debt discount	39,965	46,883
Non-cash operating lease expense amortization	8,746	(5,377)
Equity based compensation expense	533,631	875,106
Equity based payments to service providers	324,477	397,049
Recognition and change in fair value of warrant liability	(156,000)	(5,503,647)
Earn-out fair value and write-off adjustments	47,761	1,716,873
Change in operating assets and liabilities:
Accounts receivable	(161,450)	(304,542)
Accounts receivable, related parties	(1,209)	11,689
Other receivables	(41,286)	10,565
Prepaid expense and other current assets	(127,739)	104,590
Other non-current assets	(1,500)	2,992
Accounts payable and other accrued liabilities	351,486	(48,266)
Other payables	31,400	(93,699)
Net cash used in continuing operating activities	$(2,515,124)	$(4,596,575)

Net cash adjustments for discontinued operating activities	-	3,748,605

Total net cash used in continuing and discontinued operating activities	$(2,515,124)	$(847,970)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of investment in NSURE	-	900,000
Purchase of property and equipment	(24,257)	(22,864)
Purchase of intangibles	(58,971)	(166,947)
Net cash (used in) provided by investing activities	$(83,228)	$710,189

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of debt	(1,397,383)	(1,090,622)
Proceeds from short term financings	199,948	241,975
Principal repayments of short-term financings	(197,316)	(322,095)
Payments of loans payable, related parties	(661,253)	(1,045,164)
Payments of earn-out liabilities	-	(419,225)
Proceeds from exercise of warrants into common stock	-	1,028,270
Payments of convertible debt, related parties	-	(855,000)
Proceeds from common shares issued through an at the market offering	3,713,139	-
Private placement of shares and warrants	-	3,446,484
Net cash provided by continuing financing activities	$1,657,135	$984,623

Net cash used in discontinued financing activities	-	(17,700)

Total net cash provided by continuing and discontinued financing activities	1,657,135	966,923

Net (decrease) increase in cash and restricted cash	(941,217)	829,142
Cash and restricted cash at beginning of year	2,738,911	1,909,769
Cash and restricted cash at end of year	$1,797,694	$2,738,911
SUPPLEMENTAL DISCLOSURE OF CASH AND NON-CASH TRANSACTIONS:
Cash paid during the period for:
Interest	$1,580,686	$1,612,829
Noncash investing and financing transactions:
Common shares issued to settle convertible debt, related parties	$-	$645,000
Common shares issued for earnout liabilities	$17,628	$3,001,045
Common shares issued for Series B warrants	$112,666	$660,510
Common stock issued for pre-paid assets	$-	$192,811
Common shares issued for an acquisition prepayment	$329,432	$-
Lease assets acquired in exchange for lease liabilities	$489,634	$156,542

The accompanying notes are an integral part of these consolidated financial statements.

F-9

Reliance Global Group, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Reliance Global Group, Inc. (formerly known as Ethos Media Network, Inc.) (“RELI”, “Reliance”, or the “Company”) was incorporated in Florida on August 2, 2013, and is a holding company that acquires, owns and operates insurance agencies throughout the United States and is a pioneer in the Insurtech space.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The accompanying consolidated financial statements include the accounting of Reliance Global Group, Inc., and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. Reliance operates as a single operating segment.

Liquidity

As of December 31, 2024, the Company’s reported cash and restricted cash aggregated balance was approximately $1,798,000, current assets were approximately $3,989,000, while current liabilities were approximately 3,574,000. As of December 31, 2024, the Company had working capital of approximately $416,000 and stockholders’ equity of approximately $2,997,000. For the year ended December 31, 2024, the Company reported a loss from operations of approximately $7,695,000, of which $3,922,000 was related to asset impairments. The Company also reported other expense, primarily interest expense of approximately $1,376,000, which resulted in a net loss of $9,072,000.

Although there can be no assurance that debt or equity financing will be available on acceptable terms, the Company believes its financial position and its ability to raise capital to be reasonable and sufficient. Based on our assessment, we do not believe there are conditions or events that, in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern within one year of filing these financial statements with the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures in the financial statements and accompanying notes. Management bases its estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Cash and Restricted Cash

Cash consists of checking accounts. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Restricted cash includes cash pledged as collateral to secure obligations and/or all cash whose use is otherwise limited by contractual provisions.

F-10

At times, some cash balances held in banks may exceed the Federal Deposit Insurance Corporation, or FDIC, standard deposit insurance limit of $250,000.

The reconciliation of cash and restricted cash reported within the applicable balance sheet accounts that sum to the total of cash and restricted cash presented in the statement of cash flows is as follows:

	December 31, 2024	December 31, 2023
Cash	$372,695	$1,329,016
Restricted cash	1,424,999	1,409,895
Total cash and restricted cash	$1,797,694	$2,738,911

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recognized over an asset’s estimated useful life using the straight-line method beginning on the date an asset is placed in service. The Company regularly evaluates the estimated remaining useful lives of the Company’s property and equipment to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation. Certain capitalized software has been reclassified in the consolidated balance sheet from property and equipment, net to intangibles, net and comparative periods have been adjusted accordingly. Maintenance and repairs are charged to expense as incurred. Estimated useful lives of the Company’s Property and Equipment are as follows:

Useful Life (in years)
Computer equipment	5
Office equipment and furniture	7
Leasehold improvements	Shorter of the useful life or the lease term

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The accounting guidance includes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets and liabilities;

Level 2 — Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability; and

Level 3 — Unobservable inputs for the asset or liability, which include management’s own assumption about the assumptions market participants would use in pricing the asset or liability, including assumptions about risk.

As of December 31, 2024, and 2023 respectively, the Company’s balance sheet includes certain financial instruments, including cash, accounts payable, and short and long-term debt. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. The carrying amounts of long-term debt approximate their fair value as the variable interest rates are based on a market index.

F-11

Warrant Liabilities: The Company’s warrant liabilities (see Note 9, Warrant Liabilities) represent liability-classified derivative financial instruments recorded at fair value on a recurring basis. The fair value of the Warrant Liabilities includes significant inputs unobservable in the market and thus are considered Level 3. The Company measures fair value of its material warrant liabilities at issuance, and subsequently at each balance sheet date, using a binomial option pricing model. As of December 31, 2024, the Company did not have any material Warrant Liabilities, and as of December 31, 2023, the significant unobservable inputs, unadjusted for the Reverse Split-2024, can be summarized as follows; stock price - $0.54, volatility - 110.0%, time to expiry – 4.99, dividend yield – 0%, risk free rate – 3.8%.

The following reconciles the warrant liabilities for the years ended December 31, 2024 and 2023:

	Years ended December 31, 2024 and 2023
	Series B warrant liabilities	Placement agent warrants	Total
Beginning balance, December 31, 2022	$6,384,250	$48,900	$6,433,150
Unrealized (gain) loss	(5,534,931)	(48,575)	(5,583,506)[1]
Warrants exercised or transferred	(580,651)	-	(580,651)
Ending balance, December 31, 2023	268,668	325	268,993
Unrealized (gain) loss	(156,000)	-	(156,000)
Warrants exercised or exchanged	(112,667)	-	(112,667)
Ending balance, December 31, 2024	$-	$325	$325

[1]	Recognition and change in fair value of warrant liabilities per income statement is $5,503,647. The difference of $79,859 is made up of the Warrant issuance costs.

Earn-out liabilities: The Company utilizes two valuation methods to value its material Level 3 earn-out liabilities, (a) the income valuation approach, and (b) the Monte Carlo simulation method. Key valuation and unobservable inputs for the income valuation approach include contingent payment arrangement terms, projected revenues and cash flows, rates of return, discount rates and probability assessments. The Monte Carlo simulation method includes key valuation and unobservable inputs such as, but not limited to, WACC, Volatility, Credit spread, discount rates and stock price.

The following table reconciles fair value of earn-out liabilities for the years ending December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Beginning balance – January 1	$159,867	$2,709,478

Acquisitions and Settlements	-	(3,260,403)

Period adjustments:
Fair value and estimate changes*	47,761	1,716,873
Earn-out payable in common shares	(17,628)	(159,867
Earn-out transferred to loans payable, related parties	(190,000)	(846,214

Ending balance	$-	$159,867
Less: Current portion	-	(159,867)
Ending balance, less current portion	$-	$-

*	Recorded as change in estimated acquisition earn-out payables on the consolidated statements of operations.

F-12

Deferred Financing Costs

The Company has recorded deferred financing costs because of fees incurred by the Company in conjunction with its debt financing activities. These costs are amortized to interest expense using the straight-line method which approximates the interest rate method over the term of the related debt. As of December 31, 2024, and 2023, unamortized deferred financing costs were $233,900 and $273,864, respectively and are netted against the related debt.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting. Under the acquisition method, assets acquired, liabilities assumed, and consideration transferred are recorded at the date of acquisition at their respective fair values. Definite-lived intangible assets are amortized over the expected life of the asset. Any excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred. If the business combination provides for contingent consideration such as earn-outs, the Company records the contingent consideration at fair value at the acquisition date. The Company remeasures fair value as of each reporting date and changes resulting from events after the acquisition date, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value and accretion costs are recognized in earnings.

Identifiable Intangible Assets, net

Finite-lived intangible assets such as customer relationships assets, trademarks and tradenames are amortized over their estimated useful lives, generally on a straight-line basis for periods ranging from 3 to 20 years. Finite-lived intangible assets are reviewed for impairment or obsolescence whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of intangible assets is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by that asset. If the asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value.

Goodwill and other indefinite-lived intangibles

The Company records goodwill when the purchase price of a business acquisition exceeds the estimated fair value of net identified tangible and intangible assets acquired. Goodwill is assigned on the acquisition date and tested for impairment at least annually, or more frequently when events or changes in circumstances indicate that the fair value of a reporting unit has more likely than not declined below its carrying value. Similarly, indefinite-lived intangible assets (if any) other than goodwill are tested annually or more frequently if indicated, for impairment. If impaired, intangible assets are written down to fair value based on the expected discounted cash flows.

Financial Instruments

The Company evaluates issued financial instruments for classification as either equity or liability based on an assessment of the financial instrument’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”) as well as in accordance with ASU 2020-06. The assessment considers whether the financial instruments issued are freestanding pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and, if applicable whether the financial instruments meet all of the requirements for equity classification under ASC 815, including whether the financial instruments are indexed to the Company’s own Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance and as of each subsequent reporting period end date while the financial instruments are outstanding. Financial instruments that are determined to be liabilities under ASC 480 or ASC 815 are held at their initial fair value and remeasured to fair value at each subsequent reporting date, with changes in fair value recorded as a non-operating, non-cash loss or gain, as applicable.

F-13

The Company’s financial instruments consist of derivatives related to the warrants issued with the securities purchase agreement as discussed in Note 9, Warrant Liabilities. The accounting treatment of derivative financial instruments requires that we record the derivatives at their fair values as of the inception date of the debt agreements and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense at each balance sheet date. Upon the determination that an instrument is no longer subject to derivative accounting, the fair value of the derivative instrument at the date of such determination will be reclassified to paid in capital.

The adoption of Topic 326 did not significantly change our approach to the valuation of trade receivables. The Company determines whether there is an expected loss on our accounts receivable by reviewing all available data, including our customers’ latest available financial statements, their credit standing, our historical collection experience, and current and future market and economic conditions. As of December 31, 2024, and December 31, 2023, it was not deemed necessary to recognize any allowance for credit losses on our trade receivables.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606 Revenue from Contracts with Customers which at its core, recognizes revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to be entitled to in exchange for those goods or services.

The Company’s revenue is primarily comprised of agency commissions earned from insurance carriers (the “Customer” or “Carrier”) related to insurance plans produced through brokering, producing, and servicing agreements between insurance carriers and members. The Company defines a “Member” as an individual, family or entity currently covered or seeking insurance coverage.

The Company focuses primarily on agency services for insurance products in the “Healthcare” and property and casualty, which includes auto (collectively “P&C”) space, with nominal activity in the life insurance and bond sectors. Healthcare includes plans for individuals and families, Medicare supplements, ancillary and small businesses. The Company also earns revenue in the “Insurance Marketing” space as discussed further below.

Consideration for all agency services typically is based on commissions calculated by applying contractual commission rates to policy premiums. For P&C, commission rates are applied to premiums due, whereas for healthcare, commission rates, including override commissions, are applied to monthly premiums received by the Carrier.

The Company has two forms of billing practices, “Direct Bill” and “Agency Bill”. With Direct Bill, Carriers bill and collect policy premium payments directly from Members without any involvement from the Company. Commissions are paid to the Company by the Carrier in the following month. With Agency Bill, the Company bills Members premiums due and remits them to Carriers net of commission earned.

The following outlines the core principles of ASC 606:

Identification of the contract, or contracts, with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance, and (iii) we determine that collection of substantially all consideration for goods or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

Identification of the performance obligations in the contract. Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract.

F-14

Determination of the transaction price. The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

Allocation of the transaction price to the performance obligations in the contract. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis.

Recognition of revenue when, or as, the Company satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time, as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring the promised good or service to the customer.

Healthcare revenue recognition:

The Company identifies a contract when it has a binding agreement with a Carrier, the Customer, to provide agency services to Members.

There typically is one performance obligation in contracts with Carriers, to perform agency services that culminate in monthly premium cash collections by the Carrier. The performance obligation is satisfied through a combination of agency services including, marketing carrier’s insurance plans, soliciting Member applications, binding, executing and servicing insurance policies on a continuous basis throughout a policy’s life cycle which includes and culminates with the Customer’s collection of monthly premiums. No commission is earned if cash is not received by Carrier. Thus, commission revenue is earned only after a month’s cash receipts from Members’ dues is received by the Customer. Each month’s Carrier cash collections is considered a separate unit sold and transferred to the Customer i.e., the satisfaction of that month’s performance obligation.

Transaction price is typically stated in a contract and usually based on a commission rate applied to Member premiums paid and received by Carrier. The Company generally continues to receive commission payments from Carriers until a Member’s plan is cancelled or the Company terminates its agency agreement with the Carrier. Upon termination, the Company normally will no longer receive any commissions from Carriers even on business still in place. In some instances, trailing commissions could occur which would be recognized similar to other Healthcare revenue. With one performance obligation, allocation of transaction price is normally not necessary.

Healthcare typically utilizes the Direct Bill method.

The Company recognizes revenue at a point in time when it satisfies its monthly performance obligation and control of the service transfers to the Customer. Transfer occurs when Member insurance premium cash payments are received by the Customer. The Customer’s receipt of cash is the culmination and complete satisfaction of the Company’s performance obligation, and the earnings process is complete.

With Direct Bill, since the amount of monthly Customer cash receipts is unknown to the Company until the following month when notice is provided by Customer to Company, the Company accrues revenue at each period end. Any estimated revenue accrued and recognized at a period-end is trued up for financial reporting per actual revenue earned as provided by the Customer during the following month.

P&C revenue recognition:

The Company identifies a contract when it has a binding agreement with a Carrier, the Customer, to provide agency services to Members.

There typically is one performance obligation in contracts with Customers, to perform agency services to solicit, receive proposals and bind insurance policies culminating with policy placement. Commission revenue is earned at the time of policy placement.

Transaction price is typically stated in a contract and usually based on commission rates applied to Member premiums due. With one performance obligation, allocation of transaction price is normally not necessary.

F-15

P&C utilizes both the Agency Bill and Direct Bill methods, depending on the Carrier.

The Company recognizes revenue at a point in time when it satisfies its performance obligation and control of the service transfers to the Customer. Transfer occurs when the policy placement process is complete.

With both Direct Bill and Agency Bill, the Company accrues commission revenue in the period policies are placed. With Agency Bill, payment is typically received from Members in the month earned, however with Direct Bill, payment is typically received from Carriers in the month subsequent to the commissions being earned.

Other revenue policies: Insurance commissions earned from Carriers for life insurance products are recorded gross of amounts due to agents, with a corresponding commission expense for downstream agent commissions being recorded as commission expense within the consolidated statements of operations.

When applicable, commission revenue is recognized net of any deductions for estimated commission adjustments due to lapses, policy cancellations, and revisions in coverage.

The Company could earn additional revenue from contingent commissions, profit-sharing, override and bonuses based on meeting certain revenue or profit targets established periodically by the Carriers (collectively, “Contingent Commissions”). Contingent Commissions are earned when the Company achieves targets established by Carriers. The Carriers notify the Company when it has achieved the target. The Company recognizes revenue for any Contingent Commissions at the time it is reasonably assured that a significant revenue reversal is not probable, which is generally when a Carrier notifies the Company that it is on track or has earned a Contingent Commission.

The following table disaggregates the Company’s revenue by line of business, showing commissions earned:

Year ended	Medical	Life	Property and Casualty	Total

December 31, 2024	$10,436,750	$171,949	$3,445,662	$14,054,361
December 31, 2023	$10,825,064	$170,759	$2,735,463	$13,731,826

General and Administrative

General and administrative expenses primarily consist of personnel costs for the Company’s administrative functions, professional service fees, office rent, all employee travel expenses, and other general costs.

Marketing and Advertising

The Company’s direct channel expenses primarily consist of costs for e-mail marketing and newspaper advertisements. The Company’s online advertising channel expense primarily consist of social media ads. Advertising costs for both direct and online channels are expensed as incurred.

Equity-Based Compensation

Equity-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service or vesting period, based on the terms of the awards. The fair value of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term. To the extent possible, the Company will estimate and recognize expected forfeitures.

Leases

The Company recognizes leases in accordance with Accounting Standards Codification Topic 842, “Leases” (“ASC 842” or “ASU 2016-12”). This standard provides enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases are recognized as a single lease expense, generally on a straight-line basis.

F-16

The Company is the lessee in a contract when the Company obtains the right to use an asset. We currently lease real estate and office space under non-cancelable operating lease agreements. When applicable, consideration in a contract is allocated between lease and non-lease components. Lease payments are discounted using the implicit discount rate in the lease. If the implicit discount rate for the lease cannot be readily determined, the Company uses an estimate of its incremental borrowing rate. The Company did not have any contracts accounted for as finance leases as of December 31, 2024, or 2023. Operating leases are included in the line items right-of-use assets, current portion of leases payable, and leases payable, less current portion in the consolidated balance sheets. Right-of-use (“ROU”) asset represents the Company’s right to use an underlying asset for the lease term and lease obligations represent the Company’s obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the consolidated statement of operations. The Company determines a lease’s term by agreement with lessor and includes lease extension options and variable lease payments when option and/or variable payments are reasonably certain of being exercised or paid.

Income Taxes

The Company recognizes deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating its ability to recover deferred tax assets within the jurisdiction in which they arise, the Company considers all available positive and negative evidence, including the expected reversals of taxable temporary differences, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies, and results of recent operations. The Company assesses the realizability of its deferred tax assets, including scheduling the reversal of its deferred tax assets and liabilities, to determine the amount of valuation allowance needed. Scheduling the reversal of deferred tax asset and liability balances requires judgment and estimation. The Company believes the deferred tax liabilities relied upon as future taxable income in its assessment will reverse in the same period and jurisdiction and are of the same character as the temporary differences giving rise to the deferred tax assets that will be realized.

Discontinued Operations

The Company’s board of directors approved the discontinuation and abandonment of Medigap Healthcare Insurance Company, LLC (“Medigap”), a subsidiary of the Company, effective April 17, 2023, due to Medigap’s sustained recurring losses stemming from amongst other factors, greater than anticipated revenue chargebacks. The Company was unable to divest its interest in Medigap for value, and accordingly, operations were wound down in an orderly manner. In doing so, the Company transferred to its operating entity, Medigap’s customer relationships and internally developed and purchased software intangible assets, with net of amortization combined value of approximately $4,300,000, as well as, its short-term financing arrangement of $29,500, and each are respectively classified at their adjusted book values in the intangible assets and short term financing agreements accounts in the consolidated balance sheet as of, December 31, 2023. These assets had continued value to the Company and were initially not impaired as the fair value exceeded carrying cost. However, as further described in Note 6, Goodwill and Other Intangible Assets, the Company subsequently impaired these assets during fiscal year 2024. Medigap’s remaining assets were considered to have no remaining asset value and were fully impaired. Certain liabilities and estimated liabilities as outlined in the tables herein, were discharged and/or written-off in conjunction with the Settlement Agreement (as defined below) because of them having a net zero dollar estimated liability value. Accordingly, the Company recognized a net of estimated liability adjustments gain/loss of approximately $0, and an impairment loss of approximately $4,400,000, presented in income (loss) from discontinued operations in the consolidated statements of operations for the year ended December 31, 2023. As part of the abandonment, the Company cancelled third party contracts, settled outstanding vendor and other third-party obligations, ceased to enter new customer contracts via Medigap, and no further customer performance obligations existed. The Company does not expect further continuing involvement with Medigap, and in accordance with ASC 205-20-45-9, no corporate overhead has been allocated to discontinued operations.

F-17

Settlement Agreement: On June 30, 2023, the Company entered into a confidential settlement agreement and mutual release (the “Settlement Agreement”) with certain Medigap affiliated entities and persons, and the former owners of Medigap, whereby the Company would receive a settlement payment, net of costs, of $2,761,190 and was released from all past and future Medigap obligations and liabilities. The settlement payment was received in full by the Company in July 2023 and is recorded as income (loss) from discontinued operations in the consolidated statements of operations for the year ended December 31, 2023.

The were no discontinued operations related assets and/or liabilities for inclusion in the consolidated balance sheets as of, December 31, 2024 and 2023.

The following table rolls forward Medigap’s assets and liabilities from their carrying values pre-abandonment to their values post abandonment, and presents the impact of reclassifications, impairments, and write-offs:

Medigap Related Assets	Carrying Value Prior To Abandonment	Asset and Liability Transfers Retained by the Company	Asset Impairments and Liability Write-Offs	Carrying Value as of December 31, 2023

Accounts receivable	$56,398	$-	$(56,398)	$-
Accounts receivable, related party	3,595	-	(3,595)	-
Other receivables	5,388	-	(5,388)	-
Current assets – Medigap	$65,381	$-	$(65,381)	$-

Property and equipment, net	$22,378	$-	$(22,378)	$-
Right-of-use assets	119,594	-	(119,594)	-
Intangibles, net	4,570,536	(4,258,214)[1]	(312,322)	-
Goodwill	4,825,634	-	(4,825,634)	-
Other assets - Medigap	$9,538,142	$(4,258,214)	$(5,279,928)	$-

Total assets - Medigap	$9,603,523	$(4,258,214)	$(5,345,309)	$-

Accounts payable and other accrued liabilities	$4,157	$-	$(4,157)	$-
Short term financing agreements	29,500	(29,500)	-	-
Chargeback reserve	831,725	-	(831,725)[2]	-
Current portion of leases payable	134,517	-	(134,517)[3]	-
Other liabilities	9,842	-	(9,842)[3]	-
Current liabilities - Medigap	$1,009,741	$(29,500)	$(980,241)	$-

Total liabilities - Medigap	$1,009,741	$(29,500)	$(980,241)	$-

Net assets and liabilities - Medigap	$8,593,782	$(4,228,714)	$(4,365,068)	$-

1	Includes customer relationships and internally developed and purchased software intangible assets that have continued value to the Company and have not been impaired as the fair value exceeds carrying cost. See Note 6, Goodwill and Other Intangible Assets where during fiscal year 2024, the Company subsequently impaired these assets.
2	Estimated liability write-off per net zero dollar estimated liability value.
3	Liability discharge pursuant to the Settlement Agreement.

F-18

The following tables disaggregate the major classes of pretax gain and loss as presented in discontinued operations in the consolidated statements of operations.

	Year Ended December 31, 2024	Year Ended December 31, 2023
Income
Commission income	$-	$744,030

Expenses
Commission expense	-	110,639
Salaries and wages	-	454,663
General and administrative	-	129,363
Marketing and advertising	-	426,818
Depreciation and amortization	-	7,283
Other expenses (income)	-	(3,902)
Total discontinued operations expenses before impairments and write-offs	-	1,124,864
Total discontinued operations income / (loss) before impairments and write-offs	$-	$(380,834)
Gains and (losses) from recoveries and impairments / write-offs of discontinued operations assets and liabilities

Settlement Recovery, net of costs	$-	$2,761,190

Asset impairment losses
Accounts receivable	-	56,398
Accounts receivable, related parties	-	3,595
Other receivables	-	5,388
Property and equipment, net	-	22,378
Right-of-use assets	-	119,593
Intangibles, net	-	312,322
Goodwill	-	4,825,634
Total asset impairments	$-	$5,345,308

Liability write-off gains
Accounts payable and other accrued liabilities	-	4,154
Other payables	-	9,842
Chargeback reserve	-	831,725
Current portion of leases payable	-	134,517
Total liability write-off gains	$-	$980,238

Discontinued operations net asset and liability impairments / write-offs gains and (losses)	$-	$4,365,070

Net gains and (losses) from recoveries and impairments / write-offs from discontinued operations assets and liabilities	$-	$(1,603,880)

Loss from discontinued operations before tax	$-	$(1,984,714)

Consolidated statement of operations - Loss from discontinued operations before tax	$-	$(1,984,714)

F-19

Seasonality

A greater number of the Company’s Medicare-related health insurance plans are sold in the fourth quarter during the Medicare annual enrollment period when Medicare-eligible individuals are permitted to change their Medicare Advantage. The majority of the Company’s individual and family health insurance plans are sold in the annual open enrollment period as defined under the federal Patient Protection and Affordable Care Act and related amendments in the Health Care and Education Reconciliation Act. Individuals and families generally are not able to purchase individual and family health insurance outside of these open enrollment periods, unless they qualify for a special enrollment period as a result of certain qualifying events, such as losing employer-sponsored health insurance or moving to another state.

Recently Issued Accounting Pronouncements

In March 2024, the FASB issued ASU No. 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards (“ASU 2024-01”), to clarify the scope application of profits interest and similar awards by adding illustrative guidance in ASC 718, Compensation - Stock Compensation.  The ASU clarifies how to determine whether profits interest and similar awards are in the scope of ASC 718 and applies to all reporting entities that account for profits interest awards as compensation to employees or non-employees. In addition to adding the illustrative guidance, the ASU modified the language in paragraph 718-10-15-3 to improve its clarity and operability. However, this amendment does not change the intent of that guidance, nor how it should be applied. The ASU’s amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those years. The Company is currently evaluating the effects of the adoption of ASU No. 2024-01 on its consolidated financial statements.

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 improves the transparency of income tax disclosures by requiring, on an annual basis, consistent categories, and greater disaggregation of information in the rate reconciliation as well as income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company for fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments in this update should be applied prospectively, however, retrospective application is permitted. The Company is currently evaluating the impact that this guidance will have on its disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07 expands reportable segment disclosures by requiring disclosure, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”) and included within each reported measure of segment profit or loss as well as an amount and description of other segment items. ASU 2023-07 also requires interim disclosures of a reportable segment’s profit or loss and assets, disclosure of the title and position of the CODM, and an explanation of how the CODM uses the reported measure of segment profit or loss in assessing performance and allocating resources. ASU 2023-07 is effective for the Company for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The amendments in this update are required to be applied retrospectively to all prior periods presented in the financial statements. The Company adopted this standard for our fiscal year 2024 annual financial statements and interim financial statements thereafter and have applied this standard retrospectively for all prior periods presented in the financial statements. See Note 17 – Segment Reporting for further information.

F-20

NOTE 3. STRATEGIC INVESTMENTS AND BUSINESS COMBINATIONS

To date, we have acquired nine insurance agencies (see table below). As our acquisition strategy continues, our reach within the insurance arena can provide us with the ability to offer lower rates, which could boost our competitive position within the industry.

Acquired	Reliance 100% Controlled Entity	Date	Location	Line of Business

U.S. Benefits Alliance, LLC (USBA)	US Benefits Alliance, LLC	October 24, 2018	Michigan	Health Insurance

Employee Benefit Solutions, LLC (EBS)	Employee Benefits Solutions, LLC	October 24, 2018	Michigan	Health Insurance

Commercial Solutions of Insurance Agency, LLC (CCS or Commercial Solutions)	Commercial Coverage Solutions LLC	December 1, 2018	New York	P&C – Trucking Industry

Southwestern Montana Insurance Center, Inc. (Southwestern Montana or Montana or SWMT)	Southwestern Montana Insurance Center, LLC	April 1, 2019	Montana	Group Health Insurance

Fortman Insurance Agency, LLC (Fortman or Fortman Insurance or FIS)	Fortman Insurance Solutions, LLC	May 1, 2019	Ohio	P&C and Health Insurance

Altruis Benefits Consultants, Inc. (Altruis or ABC)	Altruis Benefits Corporation	September 1, 2019	Michigan	Health Insurance

UIS Agency, LLC (UIS)	UIS Agency, LLC	August 17, 2020	New York	P&C – Trucking Industry

J.P. Kush and Associates, Inc. (Kush)	Kush Benefit Solutions, LLC	May 1, 2021	Michigan	Health Insurance

Barra & Associates, LLC (Barra)	RELI Exchange, LLC	April 26, 2022	Illinois	P&C and Health Insurance

NOTE 4. INVESTMENT IN NSURE, INC.

On February 19, 2020, the Company entered into a securities purchase agreement with NSURE, Inc. (“NSURE”), which was further amended on October 8, 2020, and as amended provides that the Company may invest up to an aggregate of $5,700,000 in NSURE to be funded in three tranches. In exchange, the Company will receive a total of 928,343 shares of NSURE’s Class A Common Stock.

During the year 2020, by October 8, 2020, the Company funded the first tranche, $1,350,000 in exchange for 394,029 shares. The second tranche allowed the Company to acquire an additional 209,075 shares at a price of $6.457 per share by no later than December 30, 2020. The third full tranche allowed the Company to purchase an additional 325,239 shares at a purchase price of $9.224 after December 20, 2020, but no later than March 31, 2021.

The Company did not fund tranches two and three in the required timeframes, thus, the Company relinquished its rights under the contract to any additional NSURE shares aside for the ones already acquired with tranche one.

F-21

During the fourth quarter of the year ended December 31, 2022, the Company sold 131,345 of its NSURE shares to unaffiliated third parties, receiving cash proceeds of $450,000. During April 2023, the Company sold its remaining 262,684 of NSURE shares to unaffiliated third parties, receiving the shares’ cost basis and cash proceeds of $900,000. The Company’s remaining NSURE share balance as of December 31, 2024 and December 31, 2023, was $0.

The Company measured the NSURE shares subsequent to acquisition in accordance with ASC 321-10-35-2, at cost less impairment since no readily determinable fair value was available to the Company. The investment was reviewed for impairment at each reporting period by qualitatively assessing any indicators demonstrating fair value of the investment is less than carrying value. The Company did not observe any price changes resulting from orderly transactions for identical or similar assets for the years ended December 31, 2023. ASC 321-10-50-4 further requires an entity to disclose unrealized gains and losses for periods that relate to equity securities held at a reporting date. To date, the Company has not recognized any unrealized gains or losses on NSURE security.

NOTE 5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31, 2024	December 31, 2023
Computer equipment	$123,886	$110,350
Office equipment and furniture	47,653	47,652
Leasehold Improvements	131,098	120,378
Property and equipment	302,637	278,380
Less: Accumulated depreciation	(168,729)	(138,381)
Property and equipment, net	$133,908	$139,999

Depreciation expense associated with property and equipment, is included within depreciation and amortization in the Company’s consolidated statements of operations and is $30,348 and $45,632 for the years ended December 31, 2024, and 2023, respectively.

NOTE 6. GOODWILL AND OTHER INTANGIBLE ASSETS

In accordance with ASC 350-20-35-45, all the Company’s goodwill is assigned to a single operating and reporting unit. All acquisitions made by the Company are in one general insurance agency industry and operate in a very similar economic and regulatory environment. The Company’s operations team leadership reports directly to the Chief Executive Officer (“CEO”) on a quarterly basis. Additionally, the CEO who is responsible for the strategic direction of the Company reviews the operations of the insurance agency business collectively, as one segment.

For the year ended December 31, 2023, due to a declining market capitalization, the Company performed a quantitative goodwill impairment test utilizing the discounted cash flow method of the income approach with market participant control adjustments in consideration of market capitalization, and concluded that the Company’s carrying value of equity exceeded its fair value of equity in the approximate amount of $7,594,000 which the Company recognized as a goodwill impairment charge, presented in the goodwill impairment account on the consolidated statements of operations for the year ended December 31, 2023. The Company also recognized an additional goodwill impairment of $4,825,634 upon the abandonment of Medigap, presented in the loss from discontinued operations before tax account in the consolidated statements of operations for the year ended December 31, 2023.

The following table rolls forward the Company’s goodwill balance for the periods ended December 31, 2024 and 2023 exclusive of discontinued operations.

Goodwill
December 31, 2022	$14,287,099
Goodwill impairment	(7,594,000)
December 31, 2023, and December 31, 2024	6,693,099

F-22

The following table rolls forward the Company’s goodwill balance for the periods ended December 31, 2024, and December 31, 2023 inclusive of discontinued operations.

Goodwill
December 31, 2022	$19,112,733
Goodwill impairment (Medigap-discontinued operations)	(4,825,634)
Goodwill impairment	(7,594,000)
December 31, 2024	6,693,099

Intangible Asset Impairments: During the year ended December 31, 2024, certain intangible assets stemming from discontinued operations which were originally transferred to the Company’s operating entity, were determined to have carrying values exceeding fair value, and thus were considered impaired. These intangible assets consisted of customer relationships, and internally developed and purchased software, with respective net of accumulated amortization asset values of $3,802,438, $65,411, and $54,261. The write-offs resulted in a total asset impairment charge of $3,922,110, recorded in the asset impairment account on the consolidated statements of operations for the year ended December 31, 2024.

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2024:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	1.8	$1,808,087	$(1,586,651)	$221,436
Internally developed software	2.3	1,733,817	(948,706)	785,111
Customer relationships	5.8	7,372,290	(3,180,376)	4,191,914
Purchased software	2.0	565,704	(563,470)	2,234
Non-competition agreements	1.3	3,504,810	(3,281,608)	223,202
Total		$14,984,708	$(9,560,811)	$5,423,897

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2023:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	1.5	$1,807,189	$(1,320,939)	$486,250
Internally developed software	3.2	1,798,922	(650,029)	1,148,893
Customer relationships	8.0	11,922,290	(3,193,629)	8,728,661
Purchased software	0.3	667,206	(618,418)	48,788
Video Production Assets	-	50,000	(50,000)	-
Non-competition agreements	0.9	3,504,810	(2,874,645)	630,165
Total		$19,750,417	$(8,707,660)	$11,042,757

Amortization expense is $1,755,721 and $2,563,559 for the years ended December 31, 2024, and 2023, respectively.

F-23

The following table reflects expected amortization expense as of December 31, 2024, for each of the following five years and thereafter:

Years ending December 31,	Amortization Expense
2025	$1,404,828
2026	1,156,003
2027	815,374
2028	724,553
2029	523,619
Thereafter	799,520
Total	$5,423,897

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Significant components of accounts payable and accrued liabilities were as follows:

	December 31, 2024	December 31, 2023

Accounts payable	$936,952	$635,339
Accrued expenses	83,983	40,540
Accrued credit card payables	120,119	54,416
Other accrued liabilities	45,914	105,188
Total	$1,186,968	$835,483

NOTE 8. LONG-TERM DEBT

The composition of the long-term debt follows:

	December 31, 2024	December 31, 2023

Oak Street Funding LLC Term Loan for the acquisition of EBS and USBA, variable interest of Prime Rate plus 2.5%, maturing August of 2028, net of deferred financing costs of $7,950 and $10,069 as of December 31, 2024 and 2023, respectively	$305,996	$369,602
Oak Street Funding LLC Senior Secured Amortizing Credit Facility for the acquisition of CCS, variable interest of Prime Rate plus 1.5%, maturing December 2028, net of deferred financing costs of $9,974 and $12,525 as of December 31, 2024 and 2023, respectively	507,307	604,830
Oak Street Funding LLC Term Loan for the acquisition of SWMT, variable interest of Prime Rate plus 2.0%, maturing April 2029 net of deferred financing costs of $6,260 and $7,733 as of December 31, 2024 and 2023, respectively	593,527	695,758
Oak Street Funding LLC Term Loan for the acquisition of FIS, variable interest of Prime Rate plus 2.0%, maturing May 2029, net of deferred financing costs of $25,209 and $31,026 as of December 31, 2024 and 2023, respectively	1,505,894	1,758,558
Oak Street Funding LLC Term Loan for the acquisition of ABC, variable interest of Prime Rate plus 2.0%, maturing September 2029, net of deferred financing costs of $29,169 and $35,649 as of December 31, 2024 and 2023, respectively	2,514,031	2,899,409
Oak Street Funding LLC Term Loan, variable interest of Prime Rate plus 2.5%, maturing May 2032, for the acquisition of Barra, net of deferred financing costs of $155,337 and $176,762 as of December 31, 2024 and December 31, 2023, respectively	5,633,564	6,089,580
	11,060,319	12,417,737
Less: current portion	(1,591,919)	(1,390,766)
Long-term debt	$9,468,400	$11,026,971

F-24

Oak Street Funding LLC – Term Loans and Credit Facilities

During the year of 2018 the Company entered into two debt agreements with Oak Street Funding LLC (“Oak Street”). On August 1, 2018, EBS and USBA entered into a Credit Agreement with Oak Street whereby EBS and USBA borrowed $750,000 from Oak Street under a Term Loan. The Term Loan is secured by certain assets of the Company. Interest accrues at a variable rate of Prime Rate plus 2.5% on the basis of a 360-day year, maturing 120 months from the Amortization Date (September 25, 2018). The Company incurred debt issuance costs associated with the Term Loan in the amount of $22,188. On December 7, 2018, CCS entered into a Facility with Oak Street whereby CCS borrowed $1,025,000 from Oak Street under a senior secured amortizing credit facility. The borrowing rate under the Facility is a variable rate equal to Prime plus 1.50% and matures 10 years from the closing date. The Company incurred debt issuance costs associated with the Facility in the amount of $25,506, which were deferred and are amortized over the length of the Facility.

During the year of 2019 the Company entered in a number of Credit Agreements with Oak Street whereby the Company borrowed a total amount of $7,912,000 under the Term Loans. The Term Loans are secured by certain assets of the Company. The borrowing rates under the Facility is a variable rate equal to Prime plus 2.00% and matures 10 years from the closing date. The Company recorded debt issuance costs associated with the loans in total of $181,125.

On April 26, 2022 the Company entered into a secured promissory note (the Note) with Oak Street subject to the terms of the Master Credit Agreement, whereby the Company borrowed $6,250,000 with a maturity date of May 25, 2032. The Note is secured by certain assets of the Company and subject to certain financial covenants. Interest accrues at the Prime Rate plus 2.50% on the basis of a 360-day year. The Company incurred debt issuance costs associated with the Note of $214,257.

Aggregated cumulative maturities of long-term obligations (including the Term Loan and the Facility), excluding deferred financing costs, as of December 31, 2024 are:

Fiscal year ending December 31,	Maturities of Long-Term Debt
2025	$1,591,919
2026	1,755,061
2027	1,934,939
2028	2,096,550
2029	1,537,789
Thereafter	2,377,961
Total	11,294,219
Less debt issuance costs	(233,900)
Total	$11,060,319

Short-Term Financings

The Company has short-term notes payable for financed items such as insurance premiums. Total financed for the year ended December 31, 2024 and 2023 respectively was approximately $160,000 and $181,000. These are normally paid in equal installments over a period of twelve months or less and carry interest rates ranging between 7.5% and 12.0% per annum. As of December 31, 2024 and 2023, approximately $59,000 and $56,000 remains outstanding on short-term financings.

NOTE 9. WARRANT LIABILITIES

Series B Warrants

On December 22, 2021, the Company entered into a securities purchase agreement (SPA) with two institutional investors for the purchase and sale of (i) warrants to purchase up to an aggregate of 38,353 shares of the Company’s common stock, par value $0.086 per share at an exercise price of $ $1,042.95 per share, (ii) an aggregate of 10,474 shares of Common Stock, and (iii) 9,076 shares of the Company’s newly-designated Series B convertible preferred stock, par value $0.086 per share, with a stated value of $1,000 per share, initially convertible into an aggregate of 8,702 shares of Common Stock at a conversion price of $ $1,042.95 per share, each a freestanding financial instrument, (the “Private Placement”). The aggregate purchase price for the Common Shares, the Preferred Shares and the Warrants was approximately $20,000,000.

By entering into the Private Placement on December 22, 2021, the Company entered into a commitment to issue the Common Shares, Preferred Shares, and Series B Warrants on the Initial Closing Date for a fixed price and exercise price, as applicable. The commitment to issue Series B Warrants (the “Warrant Commitment”) represented a derivative financial instrument, other than an outstanding share, that, at inception, had both of the following characteristics: (i) embodies a conditional obligation indexed to the Company’s equity. The Company classified the commitment to issue the warrants as a derivative liability because it represents a written option that does not qualify for equity accounting The Company initially measured the derivative liability at its fair value and subsequently remeasured the derivative liability, at fair value with changes in fair value recognized in earnings. An option pricing model was utilized to calculate the fair value of the Warrant Commitment.

The Private Placement closed on January 4, 2022 and pursuant to the terms of the SPA, due to a non-Private Placement related dilutive share issuance, effective December 27, 2022, the Series B Warrants outstanding increased to 78,431 and the exercise price reset to $127.50.

On December 12, 2023, the Company entered into a securities purchase agreement (SPA) with one of the institutional investors, pursuant to which (i) the Company extended the expiration date of their 50,980 remaining outstanding Series B Warrants to December 28, 2028 and (ii) institutional investor waived a restriction in the SPA such that the Company will be permitted to consummate an “at-the-market offering” with a registered broker-dealer, whereby such registered broker-dealer is acting as principal or agent in the purchase of shares (the “ATM”) of the Company’s common stock from the Company after sixty (60) days following December 14, 2023. Further, on December 12, 2023, the Company entered into an exchange offer with the other SPA institutional investor, pursuant to which the investor exchanged its remaining Series B Warrants to purchase 17,647 shares of Common Stock for 17,647 shares of Common Stock.

F-25

On June 18, 2024, the holder of the remaining Series B Warrants exercised all their remaining 50,980 warrants via cashless exercises, thereby acquiring 39,569 shares of Common stock. The Series B Warrants effective exercise price per share as of the date of the exercises was $3.91.

For the years ended December 31, 2024 and 2023, net fair value gains recognized for the Series B Warrants were $156,000 and $5,534,931 respectively, presented in the recognition and change in fair value of warrant liabilities account in the consolidated statements of operations. The Series B Warrant liability outstanding as of December 31, 2024 and 2023 is $0 and $268,667 respectively, presented in the warrant liabilities account on the consolidated balance sheets. and there remained 0 and 50,890 Series B Warrants outstanding as of December 31, 2024 and 2023, respectively.

Placement Agent Warrants

In connection with the Private Placement, the Company issued 959 warrants to the placement agent for the Private Placement. The warrants were issued as compensation for the Placement Agent’s services. The Placement Agent Warrants (PAW) are: (i) exercisable on any day after the six (6) month anniversary of the issue date, (ii) expire five years after the closing of the Private Placement, and (iii) exercisable at $1,042.95 per share. The Placement Agent Warrants contain terms that may require the Company to transfer assets to settle the warrants and are therefore classified as a derivative liability measured initially and (to the extent material) at each reporting period at fair with changes reported in earnings. The Placement Agent Warrants were considered financing expense fees paid to the Placement Agent in relation to a derivative liability measured at fair value, thus, are included along with non-operating unrealized gains and losses in the recognition and change in fair value of warrant liabilities account in the consolidated statements of operations.

For the years ended December 31, 2024, and 2023 net fair value gains/ (losses) recognized for the PAW were, $0 and $48,575 respectively, presented in the recognition and change in fair value of warrant liabilities account in the consolidated statements of operations. The PAW liability outstanding as of December 31, 2024 and 2023 is $325 presented in the warrant liability account on the consolidated balance sheets.

NOTE 10. SIGNIFICANT CUSTOMERS

Carriers representing 10% or more of total revenue are presented in the table below:

Insurance Carrier	December 31, 2024	December 31, 2023
Priority Health	32%	35%
BlueCross BlueShield	18%	15%

No other single insurance carrier accounted for more than 10% of the Company’s commission revenues. The loss of any significant customer could have a material adverse effect on the Company.

NOTE 11. EQUITY

Preferred Stock

The Company is authorized to issue 750,000,000 shares of $0.086 par value Preferred Stock. The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation. As of December 31, 2024 and 2023 there are no preferred shares issued and/or outstanding.

Common Stock

The Company was authorized to issue 117,647,059 shares of common stock, $0.086 par value as of December 31, 2024, and effective February 7, 2025, pursuant to approval from the Company’s Board of Directors and an amendment of the Company’s articles of incorporation filed with the State of Florida on February 7, 2025, the authorized shares were increased to 2,000,000,000.

Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

F-26

On February 23, 2023, pursuant to authority granted by the Board of Directors of the Company, the Company implemented a 1-for-15 reverse split of the Company’s authorized and issued and outstanding common stock (the “Reverse Split-2023”). The par value remains unchanged. All share and per share information as well as common stock and additional paid-in capital have been retroactively adjusted to reflect the Reverse Split-2023 for all periods presented, unless otherwise indicated. The split resulted in a rounding addition of approximately 902 shares valued at par, totaling $1,300.

During the first quarter of 2023, the Company issued 6,433 shares of the Company’s common stock to settle two earn-out liabilities, and YES Americana Group, LLC, a related party beneficially owned by Ezra Beyman, the Company’s Chief Executive Officer and Chairman of the Board (“Americana”). Americana, converted $645,000 of its outstanding convertible debt into 3,926 shares of the Company’s common stock. The conversion considered the fair market value of the stock on the day of conversion of $ $164.39 for the total of 3,926 shares. The Company issued 9,120 shares of the Company’s common stock in conjunction with the Private Placement-2023 as defined and discussed further below.

During the second quarter of 2023, the Company issued from its common stock, 6,621 shares in lieu of services provided, 20,721 shares to settle an earn-out liability and 1,307 shares pursuant to vested restricted stock awards earned by agents through an equity-based compensation program at one of the Company’s subsidiaries.

During the third quarter of 2023, the Company issued from its common stock, 10,271 shares to settle an earn-out liability, 24 shares in lieu of services provided, 177 shares to employees for vested stock awards, and 4,310 for Series B Warrants exercised.

During the fourth quarter of 2023, the Company issued from its common stock, 52,800 and 21,824 shares for Series E and Series F warrant exercises, respectively, 43,609 for share-based compensation, 8,685 shares in lieu of services, and 17,647 shares for Series B Warrants exchanged.

On July 1, 2024, the Company effectuated a 1-for-17 reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split-2024”). The par value remained unchanged following the Reverse Split-2024. All share and per share information (including EPS) as well as common stock and additional paid-in capital have been retroactively adjusted to reflect the Reverse Split-2024 for all periods presented, unless otherwise indicated. The Reverse Split-2024 resulted in a rounding addition of approximately 110,350 shares valued at par, totaling $9,490 for which shares were issued in July 2024.

During the year ended December 31, 2024 the Company issued from its common stock, 30,029 shares to settle an earn-out liability, 1,139,501 shares through its ATM program, 102,016 shares pursuant to series F abeyance share conversions, 119,054 for equity-based compensation, 39,569 shares on the exercise of Series B warrants, 192,236 shares for the exercise of Series G warrants, 97,274 shares in lieu of services, and 140,064 shares as a prepayment towards an acquisition.

As of December 31, 2024 and December 31, 2023, there were 2,250,210 and 280,117 shares of Common Stock outstanding, respectively.

Warrants

Series A Warrants

In conjunction with the Company’s initial public offering, the Company issued 2,070,000 Series A Warrants which were classified as equity warrants because of provisions, pursuant to the warrant agreement, that permit the holder obtain a fixed number of shares for a fixed monetary amount. The warrants are standalone equity securities that are transferable without the Company’s consent or knowledge. The warrants were recorded at a value per the offering of $0.15. The warrants may be exercised at any point from the effective date until the 5-year anniversary of issuance, on or around February 8, 2026, and are not subject to antidilution provisions.

F-27

In November 2023 the Series A Warrant holders voted and approved an amendment to the Series A Warrant agreement pursuant to which the warrants were issued, and reduced the exercise price from the stated $1,683.00 per share to $1,563.15 per share, subject to adjustment.

In November 2023 the Series A Warrant holders voted and approved an amendment to the Series A Warrant agreement pursuant to which the warrants were issued, and reduced the exercise price from the stated $6.60 (post-Reverse Split-2023 effective exercise price of $99.00) per share to $6.13 per share, and Reverse Split-2024 adjusted, the effective exercise price is $104.21, subject to adjustment.

As of December 31, 2024 and December 31, 2023, 1,695,000 Series A Warrants remain outstanding, exercisable into 6,647 shares of common stock.

Series E, F & G Warrants, and

Abeyance Shares

On March 13, 2023, the Company entered into a securities purchase agreement (the “SPA-2023”) with one institutional buyer for the purchase and sale of, (i) an aggregate of 9,120 shares (the “Common Shares”) of the Company’s common stock, par value $0.086 per share (the “Common Stock”) along with accompanying common warrants (the “Common Units”), (ii) prefunded warrants (the “Prefunded Warrants” or “Series E Warrants”) that are exercisable into 52,800 shares of Common Stock (the “Prefunded Warrant Shares”) along with accompanying common warrants (the “SPA-2023 Pre-Funded Units”), and (iii) common warrants (the “Common Warrants” or “Series F Warrants”) to initially acquire up to 123,839 shares of Common Stock (the “Common Warrant Shares”) (representing 200% of the Common Shares and Prefunded Warrant Shares) in a private placement offering (the “Private Placement-2023”). Additionally, the Company agreed to issue a warrant to the Placement Agent (defined below), to initially acquire 3,096 shares of common stock (the “PA Warrant”) and entered into a registration rights agreement with the buyer to register for resale the common shares underlying the Series E and F Warrants.

The aggregate purchase price for the Common Shares, Prefunded Warrants (Series E Warrants) and the Common Warrants (Series F Warrants) to be purchased by the Buyer shall be equal to (i) $ $64.60 for each Common Unit purchased by such Buyer, or (ii) $ $64.58 for each Prefunded Unit purchased by the Buyer, which Prefunded Warrants are exercisable into Prefunded Warrant Shares at the initial Exercise Price (as defined in the Prefunded Warrant) of $0.02 per Prefunded Warrant Share in accordance with the Prefunded Warrant.

The Common Warrant (Series F) has an exercise price of $ $60.35 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the Private Placement-2023. The Common Warrant will be exercisable six months following the date of issuance and will expire five and a half years from the date of issuance.

The PA Warrant has an exercise price of $ $66.47 per share, subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the SPA-2023. The PA Warrant will be exercisable six months following the date of issuance and will expire five years from the date of issuance.

The closing of the Private Placement-2023 occurred on March 16, 2023. EF Hutton, a division of Benchmark Investments, LLC (the “Placement Agent”) acted as the sole placement agent and was entitled to an 8% of gross proceeds cash fee and the reimbursement of certain Placement Agent fees and customary expenses.

Gross and net proceeds to the Company from the Private Placement-2023 were approximately $4 million and $3 million respectively, to be utilized primarily for general working capital and administrative purposes. Direct financing fees approximated, $553,000.

The Company determined the Series E Warrants, Series F Warrants, and PA Warrants are equity in nature because of provisions, pursuant to the warrant agreements, that permit the holder to obtain a fixed number of shares for a fixed monetary amount. The values offset to $0 in additional paid-in capital in the Company’s consolidated statements of stockholders’ equity (deficit).

On December 12, 2023, the Company entered into that certain Inducement Offer to Exercise Series F Warrants to Subscribe for Common Shares with the institutional investor (the “Series F Inducement Agreement”), pursuant to which (i) the Company agreed to lower the exercise price of the Series F Warrants to $11.16 per share (which is equal to the Nasdaq minimum price) (the “Nasdaq Minimum Price”) and (ii) the institutional buyer agreed to exercise the Series F Warrants to purchase 123,839 shares of Common Stock into 123,839 shares of Common Stock (the “Exercise Shares”) by payment of the aggregate exercise price of approximately $1,381,474, gross of $351,503 of expenses, including but not limited to EF Hutton LLC, who acted as placement agent in connection therewith, resulting in $1,029,972 in net proceeds to the Company. The closing occurred on December 14, 2023 (the “Closing Date”). The Exercise Shares were all exercised, resulting in the issuance of 21,824 shares, and 102,016 shares held in abeyance (the “Abeyance Shares”) due to the 9.99% beneficial ownership limitation stipulated in the Series F Inducement Agreement. The Company accounted for the exercise price decrease inducement as a modification which resulted in a deemed dividend of $302,997 recorded as an increase and decrease to the additional paid-in capital account, in the consolidated balance sheets and statements of stockholders’ equity (deficit) as of December 31, 2023. The Company valued (a) the fair value of the 123,839 warrants immediately before exchange in the amount of $1,103,377, (b) the fair value of the warrants immediately after the exchange in the amount of $800,380, and (c) recorded the difference as a deemed dividend in the amount of $302,997. The warrants were valued using the Black-Scholes option pricing model using the following assumptions: a) fair value of common stock of $11.16, b) exercise prices of $60.35 pre-exchange and $11.16 post-exchange, c) term of 4.77 years pre-exchange and post-exchange, d) dividend rate of 0%, e) volatility of 112% pre-exchange and post-exchange, and f) risk free interest rate of 4.23% pre-exchange and post-exchange.

F-28

Further, pursuant to the Series F Inducement Agreement, the Company issued a new unregistered Series G common share purchase warrant (the “Series G Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended to purchase 247,678 shares of Common Stock at an initial exercise price equal to $11.16, but subject to a 4.99% beneficial ownership limitation. The Series G Warrant termination date is December 12, 2028. The Company’s accounting for the Series G Warrant resulted in a deemed dividend of $2,236,760 recorded as an increase and decrease to the additional paid-in capital account, in the consolidated balance sheets and statements of stockholders’ equity (deficit) as of December 31, 2023. The warrants were valued using the Black-Scholes option pricing model with the following assumptions: a) fair value of common stock of $11.16, b) exercise price of $11.16, c) term of 5 years, d) dividend rate of 0%, e) volatility of 112%, and f) risk free interest rate of 4.23%.

During the year ended December 31, 2024, upon request from the institutional investor, the Company converted 102,016 abeyance shares into common stock, thereby issuing 102,016 common shares, resulting in no further outstanding abeyance shares as of December 31, 2024.

Pursuant to the terms of the Series G Warrants, during the year ended December 31, 2024, the Series G Warrant exercise price reset from $11.16 per share to $3.96 per share, as a result of sales of our common stock pursuant to the ATM Agreement. On June 18, 2024, the holder of the Series G Warrants exercised all its 247,678 warrants, via cashless exercises, thereby acquiring 192,236 shares of the Company’s common stock, which resulted in no remaining Series G Warrants outstanding as of December 31, 2024.

The following summarizes outstanding warrants and abeyance shares as of December 31, 2024, and 2023, respectively:

●	Series E and Series F: None outstanding for both years.
●	Series G: 0 and 247,678.
●	Abeyance Shares: 0 and 102,016

At Market Program (the “ATM”)

On February 15, 2024, the Company entered into the ATM Agreement with the Agent, pursuant to which the Company may offer and sell, from time to time through the Agent, shares of its common stock having an aggregate maximum offering price as determined by the then in effect prospectus supplement to the base prospectus included in the registration statement (the “ATM Capacity”). Any shares offered and sold in the ATM offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-275190), which was declared effective by the SEC on November 7, 2023, and related prospectus supplements and accompanying base prospectus relating to the ATM offering. Under the Agreement, the Agent may sell shares by any method permitted by law and deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering of shares pursuant to the ATM Agreement will terminate upon the earlier of (i) the sale of all of the shares subject to the ATM Agreement, or (ii) the termination of the ATM Agreement by the Agent or the Company, as permitted therein. The Company agreed to pay to the Agent in cash, upon each sale of shares pursuant to the ATM Agreement, an amount equal to 3.5% of the gross proceeds from each such sale. The Company agreed to reimburse the Agent for certain specified expenses in connection with entering into the ATM Agreement.

F-29

During the year ended December 31, 2024, the Company sold and issued 1,139,501 shares of common stock under the ATM Agreement, at an average price of $3.66, receiving proceeds, net of agent commissions, legal and other fees, of $3,713,139.

Equity Incentive Plans

Since 2019, the Company has adopted, the Reliance Global Group, Inc. 2019 Equity Incentive Plan, 2023 Equity Incentive Plan, 2024 Equity Incentive Plan, and the 2024 Omnibus Incentive Plan (collectively, the “Plans”). The purpose of the Plans is to provide a means through which the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The Plans provide for various stock-based incentive awards, including incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. The Plans each respectively terminate 10 years after each becoming effective, unless terminated earlier by the Board of Directors. A total of 1,167,451 shares of Common Stock were reserved for issuance under the Plans, and as of December 31, 2024 there remain 1,002,407 shares available for issuance. Subsequent to December 31, 2024, the Company granted 999,993 shares to certain directors, officers and employees, which resulted in 2,414 shares remaining available for issuance under the Plans.

Administration of the Plans. The Plans are administered by the Compensation Committee of the Board. The Compensation Committee is authorized to select from among eligible employees, directors, and service providers those individuals to whom shares and options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Compensation Committee is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any shares and options granted hereunder is within the discretion of the Compensation Committee.

Stock Options: The Plans provide that options may or may not be Incentive Stock Options (ISOs) within the meaning of Section 422 of the Internal Revenue Code. Only employees of the Company are eligible to receive ISOs, while employees, non-employee directors, consultants, and service providers are eligible to receive options which are not ISOs, i.e. “Non-Statutory Stock Options.” The options granted by the Compensation Committee in connection with its adoption of the Plans were Non-Statutory Stock Options.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing model or the value of the services provided, whichever is more readily determinable. The Black-Scholes option pricing model takes into account, as of the grant date, the exercise price and expected life of the option, the current price of the underlying stock and its expected volatility, expected dividends on the stock and the risk-free interest rate for the term of the option.

F-30

The following is a summary of the stock options granted, forfeited or expired, and exercised under the Plans for the years ended December 31, 2024 and 2023 respectively:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2023	645	$3,952	1.61	$-
Granted	-	-	-	-
Forfeited or expired	(628)	$3,964	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2024	17	$3,497	0.59	-

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding at December 31, 2022	645	$3,952	2.61	$-
Granted	-	-	-	-
Forfeited or expired	-	-	-	-
Exercised	-	-	-	-
Outstanding at December 31, 2023	645	$3,952	1.61	-

The following is a summary of the Company’s non-vested stock options as of December 31, 2024 and 2023 respectively:

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2023	1	$3,496	0.59
Granted	-	-	-
Vested	(1)	3,496	0.59
Forfeited or expired	-	-	-
Non-vested at December 31, 2024	-	$-	-

	Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)
Non-vested at December 31, 2022	16	$4,026	2.27
Granted	-	-	-
Vested	(15)	4,074	0.81
Forfeited or expired	-	-	-
Non-vested at December 31, 2023	1	$3,496	1.59

For the years ended December 31, 2024 and 2023, the Board did not approve any options to be issued pursuant to the Plans.

F-31

During the years ended December 31, 2024 and 2023, no employee terminations occurred resulting in option forfeitures of $0.

As of December 31, 2024, the Company determined that the options granted and outstanding had a total fair value of $2,421,960. The options were amortized through February 2024. During the year ended December 31, 2024, the Company recognized $1,542 of compensation expense relating to the stock options granted to employees, directors, and consultants. As of December 31, 2024, unrecognized compensation expense totaled $0.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2024. The market value as of December 31, 2024 was $2.58 based on the closing bid price for December 31, 2024.

As of December 31, 2023, the Company determined that the options granted and outstanding had a total fair value of $2,421,960. The options were amortized through February 2024. During the year ended December 31, 2023, the Company recognized $15,624 of compensation expense relating to the stock options granted to employees, directors, and consultants. As of December 31, 2023, unrecognized compensation expense totaled $1,542 which was recognized on a straight-line basis over the vesting period or requisite service period through February 2024.

The intrinsic value is calculated as the difference between the market value and the exercise price of the shares on December 31, 2023. The market value as of December 31, 2023 was $0.54 based on the closing bid price for December 31, 2023.

The Company estimated the fair value of each stock option on the grant date using a Black-Scholes option-pricing model. Black-Scholes option-pricing models require the Company to make predictive assumptions regarding future stock price volatility, recipient exercise behavior, and dividend yield. The Company estimated the future stock price volatility using the historical volatility over the expected term of the option. The expected term of the options was computed by taking the mid-point between the vesting date and expiration date. The following assumptions were used in the Black-Scholes option-pricing model, not accounting for the reverse splits:

	Year Ended December 31, 2024	Year Ended December 31, 2023
Exercise price	$0.16 - $0.26	$0.16 - $0.26
Expected term	3.25 to 3.75 years	3.25 to 3.75 years
Risk-free interest rate	0.38% - 2.43%	0.38% - 2.43%
Estimated volatility	293.07% - 517.13%	293.07% - 517.13%
Expected dividend	-	-

Stock Awards

Pursuant to an agreement in April 2022, further amended in October 2022 between the Company and an executive, the executive was granted 436 restricted shares of the Company’s common stock which vest quarterly over a three-year period. The shares granted were valued at $180,546 at the date of the grant. For the years ended December 31, 2024, and 2023 respectively, 157 and 230 shares have been issued under the agreement, and compensation expense was $68,798 and $83,464, presented in the salaries and wages account in the consolidated statements of operations.

Pursuant to a grant award agreement effective December 28, 2022 between the Company and an executive, the executive was granted an annual award of 157 shares of the Company’s common stock to vest monthly each year throughout the duration of employment. The grant value for the years ended December 2024 and 2023 respectively was, $1,424 and $22,404 and recorded as compensation expense, presented in the salaries and wages account in the consolidated statements of operations. For the years ended December 31, 2024, and 2023 respectively, 157 and 159 shares have been issued under the agreement.

Pursuant to an equity-based commission compensation program at one of the Company’s subsidiaries which provides down-line agents the ability to earn and receive restricted stock awards upon completion of agreed upon service requirements, the Company grants annual restricted stock awards which have vesting or other restrictions of up to twelve months. For the years ended December 31, 2024 and 2023 respectively, 3,375 and 1,307 shares were issued under the program, and commission equity award expense was $233,970 and $276,400, presented in the commission expense account in the consolidated statements of operations.

Further, during the years ended December 31, 2024, and 2023, certain directors, executives and employees were granted equity awards which vested immediately. Respectively for each year, 60,294 and 44,590 shares were awarded and issued, valued at $227,550 and $477,556, presented in the salaries and wages (for executives and employees) and general and administrative (for directors) accounts in the consolidated statements of operations.

Subsequent to December 31, 2024, the Company granted certain directors, executives and employees equity awards in the amount of 999,993 shares of common stock, vesting over the first and third quarters of 2025, and valued at approximately $2,000,000. As of March 6, 2025, 462,605 shares of these grants were vested and issued, resulting in 537,388 shares that will vest during the third quarter of 2025.

F-32

Total equity-based compensation for the years ended December 31, 2024 and 2023 was approximately $533,631 and $875,000, respectively.

NOTE 12. EARNINGS LOSS PER SHARE

Basic earnings per common share (“EPS”) applicable to common stockholders is computed by dividing earnings applicable to common stockholders by the weighted-average number of common shares outstanding.

The following calculates basic and diluted EPS:

	For the Years Ended December 31,
	2024	2023
Loss from continuing operations	$(9,071,584)	$(10,025,268)
Deemed dividend	-	(2,539,757)
Loss from continuing operations, numerator, basic	(9,071,584)	(12,565,025)
Loss from continuing operations, numerator, diluted	$(9,071,584)	$(12,565,025)

Weighted average common shares, basic	1,007,020	165,899
Effect of weighted average vested stock awards	-	-
Diluted weighted average shares outstanding	1,007,020	165,899
Basic loss per common share from continuing operations:	$(9.01)	$(75.74)
Diluted loss per common share from continuing operations:	$(9.01)	$(75.74)

Additionally, the following are considered anti-dilutive securities excluded from weighted-average shares used to calculate diluted net loss per common share:

	For the years ended December 31,
	2024	2023
Shares subject to outstanding common stock options	16	643
Shares subject to outstanding Series A warrants	6,647	6,647
Shares subject to outstanding Series B Warrants and PAW	959	51,939
Shares subject to outstanding Series G warrants and PA Warrants	3,096	250,774
Shares subject to unvested stock awards	52	218

F-33

NOTE 13. LEASES

Operating Leases

ASU 2016-02 requires recognition in the statement of operations of a single lease cost, calculated so that the cost of the lease is allocated over the lease term, generally on a straight-line basis. The standard requires a lessee to record a right-of-use asset and a corresponding lease liability at the inception of the lease, initially measured at the present value of the lease payments. The Company’s leases consist of operating leases on buildings and office space.

In accordance with ASU 2016-02, right-of-use assets are amortized over the life of the underlying leases. Lease expense for the years ended December 31, 2024 and 2023 was $418,458 and $534,404, respectively. As of December 31, 2024 and 2023, the weighted average remaining lease term and weighted average discount rates for the operating leases were 4.95 years and 8.76% and 3.92 years and 6.08% respectively.

Future minimum lease payment under these operating leases consisted of the following:

Year ending December 31,	Operating Lease Obligations
2025	$324,199
2026	280,322
2027	250,125
2028	216,990
2029	108,928
Thereafter	177,102
Total undiscounted operating lease payments	1,357,666
Less: Imputed interest	(266,316)
Present value of operating lease liabilities	$1,091,350

NOTE 14. COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows, and accordingly, $0 legal contingencies are accrued as of December 31, 2024 and 2023. Litigation relating to the insurance brokerage industry is not uncommon. As such the Company, from time to time have been, subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

Earn-out liabilities

The Company has recognized several earn-out liabilities resulting from contingent consideration provisions included in business combination agreements. Earn-out consideration is normally earned by acquirees when they meet or exceed pre-agreed upon earnings targets.

F-34

The following outlines changes to the Company’s earn-out liability balances for the respective years ended December 31, 2024 and 2023:

	Fortman	Montana	Altruis	Kush	Barra	Total
Ending balance December 31, 2023	$-	$159,867	$-	$-	$-	$159,867
Payments	-	(190,000)	-	-	-	(190,000)
Estimate & fair value adjustments	-	47,761	-	-	-	47,761
Payable in Common Stock	-	(17,628)	-	-	-	(17,628)
Ending balance December 31, 2024	$-	$-	$-	$-	$-	$-

	Fortman	Montana	Altruis	Kush	Barra	Total
Ending balance December 31, 2022	$667,000	$500,001	$834,943	$147,534	$560,000	$2,709,478
Payments	(1,433,700)	(750,001)	(929,168)	(147,534)	-	(3,260,403)
Estimate & fair value adjustments	1,612,914	569,734	94,225	-	(560,000)	1,716,873
Payable in Common Stock	-	(159,867)	-	-	-	(159,867)
Reclassification to loans payable, related parties*	(846,214)	-	-	-	-	(846,214)
Ending balance December 31, 2023	$-	$159,867	$-	$-	$-	$159,867

*	As further described in the Note 16, Related Parties, the Company modified the Fortman contingent earn-out payable, entering into a fixed payment agreement, thus, the remaining open balance is reclassified to the loans payable, related parties account on the consolidated balance sheet as of December 31, 2023.

NOTE 15. INCOME TAXES

The difference between the actual income tax rate versus the tax computed at the Federal Statutory rate follows:

	December 31, 2024	December 31, 2023
Federal rate	21%	21.0%
State net of federal	5.2%	8.9%
Non-taxable change in fair value of warrant commitment	0.3%	9.3%
Goodwill impairment	0.0%	11.8%
Rate Change	1.1%	-0.2%
Other	1.5%	0.0%
Valuation allowance	-29.1%	-50.9%
Effective income tax rate	0.0%	0.0%

The Company did not have any material uncertain tax positions. The Company’s policy is to recognize interest and penalties accrued related to unrecognized benefits as a component income tax expense (benefit). The Company did not recognize any interest or penalties, nor did it have any interest or penalties accrued as of December 31, 2024 and 2023.

F-35

Deferred income tax assets and (liabilities) consist of the following:

	December 31, 2024	December 31, 2023
Deferred tax assets (liabilities)
Net operating loss carryforward	$12,890,271	$10,399,616
Equity-based compensation	1,592,338	1,462,901
Goodwill	(599,864)	(332,159)
Intangibles	990,718	694,358
Fixed assets	(169,130)	(151,775)
Right of use assets	(269,722)	(186,905)
Lease liabilities	279,565	194,403
Other	7,282	4,027
Total deferred tax assets	14,721,458	12,084,466
Valuation allowance	(14,721,458)	(12,084,466)
Net deferred tax assets	$-	$-

The Company has approximately $50.6 million of Federal Net Operating Loss Carry forwards, of which $1.3 million will begin to expire beginning 2031 and $49.3 million will not expire but are limited to use of 80% of current year taxable income.

The Company has approximately $43.4 million of state net operation loss carry forward to offset future taxable income in the states in which it currently operates. These carryforwards start expiring in 2029.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred, but we have not analyzed it at this time as the deferred tax asset is fully reserved.

During the year ended December 31, 2024 and 2023, the valuation allowance increased $2,636,992 and $6,108,620, respectively.

The tax periods ending December 31, 2021, 2022, and 2023 are open for examination.

Definitive Acquisition Agreements

On May 14, 2024, and as amended and restated on September 6, 2024, and as further amended from time to time (the “Amendments”), and most recently amended on February 20, 2025, the Company entered into an Amended and Restated Stock Exchange Agreement (the “Stock Exchange Agreement”) to acquire Spetner Associates, Inc. (“Spetner”). Spetner is a dynamic tech enabled benefits enrollment company and a leader in its field.

Pursuant to the Stock Exchange Agreement, the Company agreed to: (i) acquire 80% of the issued and outstanding shares of common stock, par value $1.00 per share, of Spetner for $16,050,000 (which amount is to be paid as $6,500,000 in cash, shares of the Company’s Common Stock equal to a beneficial ownership of 9.9% in the Company at the time of issuance, and any remaining balance is to be paid by the Company’s issuance of promissory notes); and (ii) have the sole option to acquire the remaining 20% of Spetner common stock for a predetermined amount based on a multiple of 10 of EBITDA. Pursuant to the Amendments, the Company issued to the sellers of Spetner on October 29, 2024 and February 20, 2025 respectively, 140,064 shares of the Company’s Common Stock with an approximate value of $329,431, and 157,000 shares of the Company’s Common Stock with an approximate value of $239,425, as non-refundable deposits and prepayments of portions of the First Purchase Price (as defined in the Stock Exchange Agreement), in the approximate total combined amount of $568,856.

F-36

NOTE 16. RELATED PARTY TRANSACTIONS

The Company incurred a liability of $200,000 to an employee for software purchased in July 2019. The payable was issued with a $27,673 discount, utilizing a 7.5% discount rate. There are monthly payment terms of $4,167 through June 2024, the date of final settlement. The balance is carried at present value on the consolidated balance sheets. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company presents current balances of $0 and $29,167 in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024, and December 31, 2023, respectively. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $0 as of December 31, 2024, and December 31, 2023, respectively. Amortization expense to bring the payable to present value for the year ended December 31, 2024, and December 31, 2023, respectively, was $3,458, and $5,189, and is classified to the interest expense, related parties account in the consolidated statements of operations.

On September 13, 2022, the Company issued a promissory note to Americana a related party entity beneficially owned by the Company’s Chief Executive Officer and Chairman of the Board, for the principal sum of $1,500,000 (the “Note”), accruing monthly interest of 5% per annum beginning nine months after Note issuance. On February 7, 2023 , the Company and Americana entered into an amendment to the Note pursuant to which (i) the principal amount of the Note was increased to $1,845,000, (ii) the maturity date of the Note was amended to January 15, 2026, (iii) the interest rate under the Note shall not increase after the maturity date, and (iv) the Note can be converted at any time, at the option of Americana, into shares of the Company’s common stock, par value $0.086 per share at an agreed upon conversion price. On February 13, 2023, Americana effectuated a conversion of $645,000 of the Note into 3,926 shares of the Company’s common stock, $0.086 par value per share, in accordance with the terms of the Amendment. In addition, throughout 2023 the Company repaid principal to Americana of $693,145. As of December 31, 2024, and December 31, 2023, respectively, the balance owed to Americana was $0, reclassified and recorded in the convertible debt, related parties, less current portion account in the consolidated balance sheets. Interest expense for the year ended December 31, 2024, and December 31, 2023 respectively, was $0 and $5,334, recorded to interest expense, related parties in the consolidated statements of operations. Americana owned approximately 0.40% and 5.52% respectively, of the Company’s Common Stock as of December 31, 2024, and 2023 respectively.

Subsequent to December 31, 2024, the Company and Americana entered into a revolving credit facility agreement and revolving note with Americana. See Note 18—Subsequent Events.

Pursuant to the first amendment to the April 26, 2022 asset purchase agreement between the Company and Barra & Associates, LLC, a related party entity beneficially owned by a senior vice president of the Company, the Company agreed to pay a deferred purchase price (the “DPP”) of $1,375,000 by January 31, 2023, and all amounts unpaid thereafter will accrue interest at a rate of 1.5% per month until paid. The Company intends to fully repay all unpaid amounts inclusive of interest over the next two years. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassifies and presents current balances of $241,707 and $233,504 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024 and December 31, 2023. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $2,922 and $247,055 as of December 31, 2024, and December 31, 2023 respectively. Interest expense for the year ended December 31, 2024 and December 31, 2023, respectively was $64,069, and $145,344 recorded to interest expense, related parties in the consolidated statements of operations.

F-37

The Company, Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (collectively, the “Parties”) entered into a purchase agreement on or around May 1, 2019 (the “Purchase Agreement”), whereby the Company purchased the business and certain assets noted within the Purchase Agreement, as well as that certain second amendment to the Purchase Agreement on or around May 18, 2023 (the “Second Amendment”). On January 11, 2024, the Parties entered into that certain third amendment to the Purchase Agreement (the “Third Amendment”), pursuant to which the Parties agreed to a total remaining earn-out balance of $423,107 owed to both Jonathan Fortman and Zachary Fortman, each under the Purchase Agreement, both employees and related parties to the Company, for a combined total earn-out amount owed of $846,214 (the “Remaining Balances”). In satisfaction of such Remaining Balances, the Company agreed to pay $11,000 on the first business day of each month to both Jonathan Fortman and Zachary Fortman each until the Remaining Balances are paid in full. In addition, the Parties agreed under the Third Amendment that the Remaining Balances shall accrue interest at the rate of 10% per annum until the Remaining Balances are paid in full, with an effective date of January 2, 2024, for purposes of the commencement of interest accrual. Since the Remaining Balances are final and no longer subject to contingencies, as of December 31, 2023 and the period then ended, they have been reclassified from the earn-out liability account to the loan payable, related parties, less current portion account and amounted to $425,130 and $650,473 as of December 31, 2024, and December 31, 2023 respectively. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassifies and presents current balances of $208,358 and $195,741 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2024 and December 31, 2023. Interest expense for the year ended December 31, 2024 and December 31, 2023, respectively was $73,274, and $0 recorded to interest expense, related parties in the consolidated statements of operations.

NOTE 17. SEGMENT REPORTING

The Company manages its business activities on a consolidated basis and operates as a single operating segment, the Insurance Segment, earning its revenues from insurance commissions. Accounting policies of the Insurance segment are described in Note 2 – Summary of Significant Accounting Policies.

Our CODM (chief operating decision maker) is our Chairman and Chief Executive Officer, Mr. Ezra Beyman. The CODM uses consolidated net income (loss), as reported on our consolidated statements of operations, in evaluating performance of the Insurance Segment and determining how to allocate resources of the Company as a whole, including for investments, stockholder return programs and our acquisition strategy. The CODM does not review assets in evaluating the results of the Insurance Segment, and therefore, such information is not presented.

The following table provides the financial results of our Insurance Segment:

	Year Ended December 31,
	2024	2023

Total revenues	$14,054,361	$13,731,826
Less: Significant and other Insurance Segment expenses
Commission expense	4,189,599	3,732,939
Salaries and wages	7,226,810	7,503,052
General and administrative expenses	4,219,635	4,089,989
Marketing and advertising expenses	357,697	364,974
Change in estimated acquisition earn-out payables	47,761	1,716,873
Depreciation and amortization	1,786,068	2,609,191
Asset impairments	3,922,110	7,594,000
Interest expense	1,442,808	1,506,186
Interest expense related parties	140,802	150,067
Other income, net	(51,345)	(6,530)
Recognition and change in fair value of warrant liabilities	(156,000)	(5,503,647)
Loss from discontinued operations before tax	-	1,984,714
Insurance segment net loss	$(9,071,584)	$(12,009,982)

NOTE 18. SUBSEQUENT EVENTS

Except as set forth below and as disclosed throughout the notes to these financial statements, there were no subsequent events requiring disclosure herein.

Americana Credit Agreement and Revolving Note

On March 5, 2025, the Company and Americana entered into a Revolving Credit Facility Agreement (the “Credit Agreement”) pursuant to which Americana agreed to extend a revolving credit facility of up to $600,000 to the Company, to provide additional working capital for the Company to cover its incremental Spetner acquisition related costs, as well as for general working capital uses. Subject to the terms and conditions of the Credit Agreement and the other transaction documents, and in reliance upon the representations and warranties set forth therein, Americana agreed to make loans to the Company from time to time, pursuant to the terms of the Credit Agreement, until, but not including, the Maturity Date (as hereinafter defined), provided, however, that the aggregate principal balance of all loans outstanding at any time under the Credit Agreement will not exceed the Loan Availability, defined in the Credit Agreement as $600,000 less any obligations the Credit Agreement and related transaction documents. Loans made by Americana may be repaid and, subject to the terms and conditions of the Credit Agreement, borrowed again up to, but not including, the Maturity Date, unless the loans are otherwise terminated or extended as provided in the Credit Agreement. The “Maturity Date” means the earlier of (i) 12 months from March 5, 2025; (ii) the date of prepayment of the Revolving Note (as hereinafter defined) by the Company (subject to the terms of the Credit Agreement) and the termination of the Credit Agreement as of such date; or (iii) the date of the occurrence of an Event of Default (as defined in the Credit Agreement) and acceleration of the Revolving Note pursuant to the Credit Agreement.

Subject to the terms and conditions of the Credit Agreement, any request for a loan under the Credit Agreement may be made from time to time and in such amounts as the Company may choose.

On or about March 5, 2025, Americana provided the Company an initial loan under the Credit Agreement in the amount of $500,000, of which $450,000 is outstanding as of March 6, 2025.

Loans under the Credit Agreement bear interest at the rate of 0.1% per annum.

No principal or interest payments are due as to any loan under the Credit Agreement prior to the Maturity Date, and there are no prepayment penalties.

Pursuant to the terms of the Credit Agreement, on March 5, 2025, the Company executed an unsecured revolving promissory note (the “Revolving Note”) to evidence the loans under the Credit Agreement, in favor of Americana in the principal amount of $600,000.

F-38

FINANCIAL STATEMENTS FOR RELIANCE GLOBAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

AND FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

INDEX TO FINANCIAL STATEMENTS

F-39

Reliance Global Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$2,581,219	$372,695
Restricted cash	922,198	1,424,999
Accounts receivable	729,763	1,460,314
Accounts receivable, related parties	4,633	7,813
Other receivables	88,490	42,184
Prepaid expense and other current assets	690,767	681,450
Total current assets	5,017,070	3,989,455

Property and equipment, net	111,292	133,908
Right-of-use assets	1,098,817	1,052,926
Intangibles, net	3,739,498	5,423,897
Goodwill	5,561,643	6,693,099
Digital assets, fair value	106,402	-
Other non-current assets	20,292	21,792
Total assets	$15,655,014	$17,315,077

Current liabilities:
Accounts payable and other accrued liabilities	$1,379,081	$1,186,968
Short-term financing agreements	106,406	58,829
Current portion of loans payables, related parties	571,658	453,177
Dividends Payable	373,986	-
Other payables	98,439	38,814
Current portion of long-term debt	595,483	1,591,919
Operating lease liability, current portion	296,641	244,057
Total current liabilities	3,421,694	3,573,764

Loans payable, related parties, less current portion	-	428,052
Long term debt, less current portion	4,645,754	9,468,400
Operating lease liability, less current portion	843,168	847,293
Warrant liabilities	326	326
Total liabilities	8,910,942	14,317,835

Stockholders’ equity
Preferred stock, $0.086 par value; 750,000,000 shares authorized and 0 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Common stock, $0.086 par value; 2,000,000,000 shares authorized and 9,375,127 and 2,250,210 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	806,261	193,484
Additional paid-in capital	59,615,726	50,877,307
Accumulated deficit	(53,677,915)	(48,073,549)
Total stockholders’ equity	6,744,072	2,997,242
Total liabilities and stockholders’ equity	$15,655,014	$17,315,077

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-40

Reliance Global Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue
Commission income	$2,495,975	$3,441,458	$9,818,872	$10,757,238
Total revenue	2,495,975	3,441,458	9,818,872	10,757,238

Operating expenses
Commission expense	995,945	902,246	3,454,147	3,065,152
Salaries and wages	3,912,326	1,707,737	8,705,682	5,494,551
General and administrative expenses	1,120,776	821,510	4,129,842	3,188,033
Marketing and advertising expenses	66,917	100,183	201,399	304,209
Change in estimated acquisition earn-out payables	-		-	47,761
Depreciation and amortization	313,694	421,759	1,020,440	1,425,700
Asset impairments	-	-	-	3,922,110
Total operating expenses	6,409,658	3,953,435	17,511,510	17,447,516

Loss from operations	(3,913,683)	(511,977)	(7,692,638)	(6,690,278)

Other income (expense)
Interest expense	(246,722)	(356,320)	(844,846)	(1,091,966)
Interest (expense) related parties	(4,704)	(34,802)	(50,811)	(112,936)
Other income (expense), net	(16,470)	65,785	(41,068)	65,807
Gain on sale of business	3,033,554	-	3,033,554	-
Recognition and change in fair value of warrant liabilities	-	-	-	156,000
Change in unrealized gains (losses) on digital assets, net	(8,558)	-	(8,558)	-
Total other (expense) income	2,757,100	(325,337)	2,088,271	(983,095)

Loss from continuing operations before tax	(1,156,583)	(837,314)	(5,604,367)	(7,673,373)
Net loss	$(1,156,583)	$(837,314)	$(5,604,367)	$(7,673,373)

Basic (loss) earnings per share
Basic loss per share	$(0.20)	$(0.67)	$(1.44)	$(10.56)

Diluted (loss) earnings per share
Diluted loss per share	$(0.20)	$(0.67)	$(1.44)	$(10.56)

Weighted average number of shares outstanding – Basic	5,826,995	1,252,799	3,891,166	726,347

Weighted average number of shares outstanding – Diluted	5,826,995	1,252,799	3,891,166	726,347

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-41

Reliance Global Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity

(Unaudited)

	Post reverse
	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance December 31, 2024	2,250,210	$193,484	$50,877,307	$(48,073,549)	$2,997,242

Common share-based compensation	462,659	39,789	935,196	-	974,985

Common shares issued for services	105,000	9,064	132,686	-	141,750

Common shares issued for acquisition purchase price prepayment	157,000	13,502	225,923	-	239,425

Net loss	-	-	-	(1,736,882)	(1,736,882)

Balance, March 31, 2025	2,974,869	$255,839	$52,171,112	$(49,810,431)	$2,616,520

Common share-based compensation	40	3	877,365		877,368

Common shares issued for services	123,967	10,661	139,339		150,000

Common shares issued for private placement			2,148,631		2,148,631

Net loss				(2,710,901)	(2,710,901)

Balance, June 30, 2025	3,098,876	$266,503	$55,336,447	$(52,521,332)	$3,081,618

Common share-based compensation	2,388,563	205,416	2,528,030		2,733,446

Common shares issued for services	110,668	9,518	90,482		100,000

Common shares issued for private placement	1,488,096	127,976	(140,081)		(12,105)

Common shares issued for ATM share sales	1,785,738	153,574	1,868,108		2,021,682

Common shares issued from an Equity Line of Credit	503,186	43,274	306,726		350,000

Dividend payable	-	-	(373,986)		(373,986)

Net loss		-		(1,156,583)	(1,156,583)

Balance, September 30, 2025	9,375,127	$806,261	$59,615,726	$(53,677,915)	$6,744,072

F-42

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2023 (Audited)	280,117	$24,089	$46,125,206	$(39,001,965)	$7,147,330

Common share payments for earn-outs	-	-	17,628	-	17,628

Common shares issued for ATM share sales	11,036	949	123,699	-	124,648

Common shares issued for abeyance share conversions	42,545	3,659	(3,659)	-	-

Common share-based compensation	1,149	99	18,466	-	18,565

Net loss	-	-	-	(5,346,663)	(5,346,663)

Balance, March 31, 2024	334,847	$28,796	$46,281,340	$(44,348,628)	$1,961,508

Common share payments for earn-outs	30,029	2,582	(2,582)	-	-

Common shares issued for ATM share sales	302,677	26,032	1,917,664	-	1,943,696

Common shares issued for abeyance share conversions	59,471	5,115	(5,115)	-	-

Common shares issued for Series B warrants	39,569	3,403	109,263	-	112,666

Common shares issued for Series G warrants	192,236	16,532	(16,532)	-	-

Common share-based compensation	60,373	5,192	240,574	-	245,766

Common shares issued for services	17,825	1,533	113,467	-	115,000

Net loss	-	-	-	(1,489,395)	(1,489,395)

Balance, June 30, 2024	1,037,027	$89,184	$48,638,079	$(45,838,022)	$2,889,241

Common shares issued for ATM share sales	247,418	21,278	734,605	-	755,883

Common share-based compensation	57,454	4,941	7,849	-	12,790

Common shares issued for reverse stock split round up	110,350	9,490	(9,490)	-	-

Net loss	-	-	-	(837,314)	(837,314)

Balance, September 30, 2024	1,452,249	$124,893	$49,371,043	$(46,675,336)	$2,820,600

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-43

Reliance Global Group, Inc. and Subsidiaries and Predecessor

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$(5,604,367)	$(7,673,373)
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,020,440	1,425,700
Asset Impairments	-	3,922,110
Amortization of debt issuance costs and accretion of debt discount	94,631	29,974
Non-cash lease expense	5,040	9,194
Equity based compensation expense	4,593,149	277,121
Equity based payments to third parties	719,839	274,477
Gain on sale of business	(3,033,554)	-
Change in unrealized gains (losses) on digital assets, net	8,558
Recognition and change in fair value of warrant liability	-	(156,000)
Earn-out fair value and write-off adjustments	-	47,761
Change in operating assets and liabilities:
Accounts receivable	596,335	190,690
Accounts receivable, related parties	3,180	(1,638)
Other receivables	(46,306)	(5,050)
Prepaid expense and other current assets	(112,125)	(184,602)
Other non-current assets	1,500	(1,500)
Accounts payables and other accrued liabilities	224,927	189,655
Other payables	59,626	7,600
Net cash used in continuing operating activities	(1,469,127)	(1,647,881)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(15,901)	(19,043)
Purchases of intangibles	(26,788)	(39,744)
Proceeds from sale of business	4,447,069	-
Purchases of digital assets	(114,960)	-
Net cash provided (used) from investing activities	4,289,420	(58,787)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments of debt	(5,913,713)	(1,027,177)
Proceeds from short-term financings	192,360	199,948
Principal repayments of short-term financings	(144,783)	(149,430)
Proceeds from loans payable, related parties	1,142,166	-
Payments of loans payable, related parties	(898,808)	(526,119)
Proceeds from common shares issued through an at the market offering	2,021,682	2,824,227
Proceeds from common shares issued through an equity line of credit	350,000
Private Placement of shares and common warrants	2,136,526
Net cash (used) provided by continuing financing activities	$(1,114,570)	$1,321,449

Net increase (decrease) in cash and restricted cash	1,705,723	(385,219)
Cash and restricted cash at beginning of year	1,797,694	2,738,911
Cash and restricted cash at end of period	$3,503,417	$2,353,692

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-44

Reliance Global Group, Inc. and Subsidiaries

Notes to the Unaudited Condensed Consolidated Financial Statements

NOTE 1. SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Reliance Global Group, Inc., formerly known as Ethos Media Network, Inc. (“RELI”, “Reliance”, or the “Company”), was incorporated in Florida on August 2, 2013.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of recurring accruals) necessary for a fair presentation have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto, set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), as the same may be amended from time to time. Capitalized terms not defined in this Quarterly Report on Form 10-Q refer to capitalized terms as defined in the Form 10-K. Certain prior period accounts and balances in these unaudited condensed consolidated financial statements and notes thereto may have been reclassified to conform to the current period’s presentation.

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Liquidity

As of September 30, 2025, the Company’s reported cash and restricted cash aggregated balance was approximately $3,503,417, current assets were approximately $5,017,000 and current liabilities were approximately $3,422,000. As of September 30, 2025, the Company had working capital of approximately $1,595,000 and stockholders’ equity of approximately $6,744,000. For the nine months ended September 30, 2025, the Company had a loss from operations of approximately $7,693,000, and net loss of approximately $5,604,000.

Although there can be no assurance that debt or equity financing will be available on acceptable terms, or at all, the Company believes its financial position and its ability to raise capital to be reasonable and sufficient. Based on our assessment, we do not believe there are conditions or events that, in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern within one year of filing these unaudited financial statements with the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures in the financial statements and accompanying notes. Management bases its estimates on historical experience and on assumptions believed to be reasonable under the circumstances. Actual results could differ materially from those estimates.

F-45

Cash and Restricted Cash

Cash and restricted cash (restricted for debt service coverage) reported on our condensed consolidated balance sheets are reconciled to the total shown on our unaudited condensed consolidated statements of cash flows as follows:

	September 30, 2025	September 30, 2024
Cash	$2,581,219	$925,270
Restricted cash	922,198	1,428,422
Total cash and restricted cash	$3,503,417	$2,353,692

Revenue Recognition

The following table disaggregates the Company’s revenue by line of business, showing commissions earned:

Period Ended September 30, 2024	Medical	Life	Property and Casualty	Total

Three months ended September 30, 2025	$1,774,019	$30,590	$691,366	$2,495,975
Three months ended September 30, 2024	$2,422,523	$46,808	$972,127	$3,441,458
Nine months ended September 30, 2025	$7,248,223	$95,320	$2,475,329	$9,818,872
Nine months ended September 30, 2024	$8,095,631	$141,811	$2,519,145	$10,757,238

The following are customers representing 10% or more of total revenue:

	Three Months Ended September 30,
Insurance Carrier	2025	2024
Priority Health	29%	29%
BlueCross BlueShield	25%	17%

	Nine Months Ended September 30,
Insurance Carrier	2025	2024
Priority Health	31%	33%
BlueCross BlueShield	17%	13%

No other single customer accounted for more than 10% of the Company’s commission revenues during the three and nine months ended September 30, 2025 and 2024. The loss of any significant customer could have a material adverse effect on the Company.

Income Taxes

The Company recorded no income tax expense for the three and nine months ended September 30, 2025 and 2024 because the estimated annual effective tax rate was zero. In determining the estimated annual effective income tax rate, the Company analyses various factors, including projections of the Company’s annual earnings and taxing jurisdictions in which the earnings will be generated, the impact of state and local income taxes, the ability to use tax credits and net operating loss carry forwards, and available tax planning alternatives.

As of September 30, 2025 and December 31, 2024, the Company provided a full valuation allowance of $(16,237,582) against its net deferred tax assets of $16,237,582, and $(14,721,458) against its net deferred tax assets of $14,721,458, respectively, since the Company believes it is more likely than not that its deferred tax assets will not be realized.

F-46

Dividends

Cash dividends are recorded as a liability on the date they are declared by the Board of Directors, which is the date the Company becomes legally obligated to pay the dividend. Dividends declared but unpaid at a reporting date are included in dividends payable within current liabilities and charged against retained earnings when the Company has positive retained earnings, or against additional paid in capital when the Company has a retained deficit, in accordance with ASC 505-20, Equity — Dividends. When a dividend is declared to shareholders of record as of a specified future date, any additional shares issued prior to that record date participate in the dividend, and the dividend payable is adjusted at the record date to reflect the total number of shares entitled to receive payment.

Digital Assets

During the quarter ended September 30, 2025, the Board of Directors approved the adoption of a digital asset treasury strategy and a digital asset treasury policy. Under this strategy and policy, the Company may allocate a portion of its treasury funds to acquire cryptocurrencies, including leading digital assets such as Bitcoin, Ethereum and Solana, and may evaluate opportunities to tokenize insurance-linked assets. In connection with the policy, the Board approved the formation of a Crypto Advisory Board (the “CAB”) to manage, oversee and advise management and the Board on the ongoing development of the Company’s digital-asset treasury strategy and related initiatives.

As of September 30, 2025, the Company purchased digital assets consisting of Bitcoin (BTC), Ethereum (ETH), Cardano (ADA), and XRP for investment and treasury diversification purposes. All digital assets are held with a qualified third-party custodian, are not subject to any contractual sale restrictions, and the Company does not engage in staking, lending, or mining activities.

The Company accounts and presents its digital assets in accordance with ASU 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60), with initial measurement at cost plus transaction fees directly attributable to each acquisition, and the Company continues to track cost basis using the specific-identification method. At each reporting date, the Company remeasures its digital assets at fair value, determined under ASC 820, Fair Value Measurement, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market for its digital assets (Level 1 inputs), with changes recognized in unrealized gains (losses) on digital assets, net, in the condensed consolidated statements of operations.

Recently Issued Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-08, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets. The ASU requires entities to measure certain digital assets at fair value each reporting period, with changes in fair value recognized in net income, and to provide specific quantitative and qualitative disclosures regarding such holdings. The Company adopted ASU 2023-08 effective July 1, 2025, using the modified retrospective transition method. Since the Company did not hold any digital assets prior to adoption, there were no cumulative-effect adjustments to retained earnings and no retrospective impacts.

We do not expect any other recently issued accounting pronouncements to have a material effect on our financial statements not already disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

F-47

NOTE 2. INTANGIBLE ASSETS

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of September 30, 2025:

	Weighted Average Remaining Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	1.1	$1,518,688	$(1,409,919)	$108,769
Internally developed software	1.5	1,760,605	(1,216,251)	544,354
Customer relationships	5.0	5,548,290	(2,559,160)	2,989,130
Purchased software	1.3	565,704	(564,316)	1,388
Non-competition agreements	0.6	2,752,010	(2,656,153)	95,857
Total		$12,145,297	$(8,405,799)	$3,739,498

The following table sets forth the major categories of the Company’s intangible assets and the weighted-average remaining amortization period as of December 31, 2024:

	Weighted Average Remaining Amortization period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade name and trademarks	1.8	$1,808,087	$(1,586,651)	$221,436
Internally developed software	2.3	1,733,817	(948,706)	785,111
Customer relationships	5.8	7,372,290	(3,180,376)	4,191,914
Purchased software	2.0	565,704	(563,470)	2,234
Non-competition agreements	1.3	3,504,810	(3,281,608)	223,202
Total		$14,984,708	$(9,560,811)	$5,423,897

The following table reflects expected amortization expense as of September 30, 2025, for each of the following five years and thereafter:

Years Ending December 31,	Amortization Expense
2025	$305,271
2026	978,884
2027	638,304
2028	547,505
2029	468,172
Thereafter	801,362
Total	$3,739,498

NOTE 3. DIGITAL ASSETS

The following table summarizes the Company’s digital asset holdings as of September 30, 2025:

September 30, 2025
Digital Asset	Holdings	Cost Basis	Fair Value	Hierarchy

BTC	0.27	$32,030	$30,859	Level 1
ETH	6.47	$30,000	$26,822	Level 1
ADA	32,013.95	$30,000	$25,852	Level 1
XRP	8,036.70	$22,930	$22,880	Level 1
	40,057.40	$114,960	$106,402

F-48

NOTE 4. LONG-TERM DEBT AND SHORT-TERM FINANCINGS

Long-Term Debt

During July 2025, the Company pre-paid $4,997,292 of its long-term Oak Street debt pursuant to proceeds received from the Fortman sale as further described in Note 9. No pre-payment penalty was assessed.

The remaining composition of long-term debt, collateralized by certain commission revenues, is as follows:

	September 30, 2025	December 31, 2024

Oak Street Funding LLC (“Oak Street”) Term Loan for the acquisition of EBS and USBA, variable interest of prime rate plus 2.5%, maturing August 2028, net of deferred financing costs of $0 and $7,950 as of September 30, 2025 and December 31, 2024, respectively	$-	$305,996
Oak Street Funding LLC Senior Secured Amortizing Credit Facility for the acquisition of CCS, variable interest of prime rate plus 1.5%, maturing December 2028, net of deferred financing costs of $0 and $9,974 as of September 30, 2025, and December 31, 2024, respectively	-	507,307
Oak Street Funding LLC Term Loan for the acquisition of SWMT, variable interest of prime rate plus 2.0%, maturing April 2029, net of deferred financing costs of $0 and $6,260 as of September 30, 2025 and December 31, 2024, respectively	-	593,527
Oak Street Funding LLC Term Loan for the acquisition of FIS, variable interest of prime rate plus 2.0%, maturing May 2029, net of deferred financing costs of $0 and $25,209 as of September 30, 2025 and December 31, 2024, respectively	-	1,505,894
Oak Street Funding LLC Term Loan for the acquisition of ABC, variable interest of prime rate plus 2.0%, maturing September 2029, net of deferred financing costs of $0 and $29,169 as of September 30, 2025 and December 31, 2024, respectively	-	2,514,031
Oak Street Funding LLC Term Loan for the acquisition of Barra & Associates, LLC, variable interest of prime rate plus 2.5%, maturing May 2032, net of deferred financing costs of $139,267 and $155,337 as of September 30, 2025 and December 31, 2024, respectively	5,241,237	5,633,564
	5,241,237	11,060,319
Less: current portion	(595,483)	(1,591,919)
Long-term debt	$4,645,754	$9,468,400

The following table depicts the maturities of the Company’s outstanding long-term debt.

Years Ending December 31,	Maturities of Long-Term Debt
2025 (remaining three months)	$143,621
2026	610,662
2027	675,536
2028	746,153
2029	826,570
Thereafter	2,377,962
Total	5,380,504
Less: debt issuance costs	(139,267)
Total	$5,241,237

Short-Term Financings

The Company has various short-term notes payable for financed items such as insurance premiums. These are normally paid in equal instalments over a period of twelve months or less and carry interest rates of up to 11.95% per annum. As of September 30, 2025, and December 31, 2024, balances outstanding on short-term financings were $106,406 and $58,829 respectively.

F-49

NOTE 5. EQUITY

Common Stock

The Company is authorized to issue 2,000,000,000 shares of common stock, $0.086 par value (the “Common Stock”). Each share of issued and outstanding common stock entitles the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the Company upon liquidation or dissolution.

During the first quarter of 2025, pursuant to a proposed business combination transaction, the Company issued to the selling parties 157,000 shares of Common Stock with a value of $239,425 as a second prepayment and additional non-refundable deposit on the proposed purchase price. See additional information regarding these shares in Note 8 – Commitments and Contingencies. Additionally, the Company issued 105,000 shares of Common Stock with a value of $141,750 for a service provider prepayment which was recorded to the prepaids and other current assets account on the condensed consolidated balance sheets as of September 30, 2025, and 462,605 shares for equity-based compensation under certain disclosed (see Equity-based Compensation) equity-based compensation programs.

During the second quarter of 2025, the Company issued service providers, 123,967 shares of Common Stock with a fair value of $150,000 in lieu of services to be provided, and 40 shares of equity-based compensation were issued to an executive as the final payment under a previously disclosed employment agreement.

During the third quarter of 2025, the Company issued a service provider, 110,668 shares of Common Stock with a fair value of $100,000 in lieu of services to be provided under a twelve month marketing agreement, and 2,388,563 shares for equity-based compensation under certain previously and currently disclosed (see Equity-based Compensation) equity based compensation programs.

As of September 30, 2025, and December 31, 2024, there were 9,375,127 and 2,250,210 shares of common stock outstanding, respectively.

Equity-based Compensation

During the first quarter of 2025 certain directors, executives, and employees were granted 999,995 shares of common stock in equity awards for the 2024 fiscal year, with a fair value of $2,049,675, vesting during the first and third quarters of 2025. For the three and nine month periods ended September 30, 2025 respectively, 537,390 and 462,605 shares were vested and issued with no share awards remaining unvested for these grants.

Pursuant to the April 2025 second amendment to an employment agreement between the Company and an executive, the executive was awarded 40,000 shares of the Company’s Common Stock annually over the four-year employment term, where each annual tranche vests equally at 10,000 shares each quarter, pro-rated for any partial periods. The total fair value of this award for all periods combined is $248,000. For the three and nine month periods ended September 30, 2025, 17,253 and 10,000 shares vested respectively, and 7,253 shares have been issued. Unrecognized compensation cost for this award as of September 30, 2025, was, $221,258, which will be recognized as described herein, through June 2029.

F-50

In June 2025, the Compensation Committee approved adjustments to the compensation structure for certain directors and executives. These included the grant of 1,692,673 restricted shares with a fair value of $2,495,000 under the Company’s 2025 Equity Incentive Plan (the “July Grant”). The July Grant was awarded to certain directors, officers, and employees and originally vested over periods between July 2025 and January 2026, however, on September 12, 2025, the Compensation Committee modified and accelerated the vesting schedules, whereby all remaining unvested components of these grants would vest immediately. In accordance with ASC 718, Compensation—Stock Compensation, the Company recognized the remaining unamortized compensation cost associated with the accelerated awards based on their original grant-date fair values, and no adjustment was made to reduce previously recognized compensation cost, irrespective of declines in the market price of the Common Stock between the original grant and modification dates. As of September 30, 2025, all shares related to the July Grant have been fully vested and issued. The Company also increased the base salary and approved an annual discretionary bonus for its Chief Executive Officer.

Pursuant to an equity-based commission compensation program at one of the Company’s subsidiaries which provides down-line agents the ability to earn and receive restricted stock awards upon completion of agreed upon service requirements, the Company grants annual restricted stock awards which have vesting or other restrictions of up to twelve months. For the three and nine month period ended September 30, 2025, approximately 151,236 shares were issued under the program, all fully vested as of September 30, 2025.

Total stock-based compensation expense recorded in the unaudited condensed consolidated statements of operations for the three months ended September 30, 2025, and 2024 was $2,740,796 and $12,790, respectively, and for the nine months ended September 30, 2025 and 2024; $4,593,149 and $277,121, respectively.

2025 Equity Incentive Plan

On March 18, 2025, the Board approved, and subsequently the stockholders approved, the 2025 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means through with the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officer, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The Plan provides for various stock-based incentive awards, including incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. The total number of shares of common stock authorized for issuance under the Plan is 2,000,000 shares. Following the July Grant, there remained 307,327 shares available for issuance under the Plan.

Administration of the Plan. The Plan is to be administered by the Compensation Committee of the Board. The Compensation Committee is authorized to select from among eligible employees, directors, and service providers those individuals to whom shares and options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Compensation Committee is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plans. Generally, the interpretation and construction of any provision of the Plans or any shares and options granted hereunder is within the discretion of the Compensation Committee.

The Plan was approved by the Company’s stockholders on May 29, 2025, becoming effective as of March 18, 2025, and will terminate on March 18, 2035, unless terminated earlier by the Board.

As of September 30, 2025, there remained 118,503 shares available for issuance under the Company’s various equity incentive plans.

Series J Private Placement

On June 18, 2025, the Company entered into a securities purchase agreement (the “SPA-2025”) with a certain accredited investor (the “SPA Purchaser”) for the issuance and sale in a private placement (the “Private Placement-2025”) of (i) pre-funded warrants (the “Series J-PF Warrants”) to purchase up to 1,488,096 shares of the Company’s Common Stock at an exercise price of $0.001 per share, and (ii) warrants (the “Series J Warrants”) to purchase up to 2,976,192 shares of Common Stock at an exercise price of $1.43 per share. The Private Placement-2025 was priced at the market at a combined purchase price per share and accompanying Series J Warrant of $1.68. The closing of the Private Placement-2025 occurred on or about June 20, 2025.

Aggregate gross proceeds to the Company from the Private Placement-2025 were approximately $2.5 million, prior to deducting placement agent fees and other offering expenses payable by the Company, estimated at around $351,000, which resulted in estimated net proceeds of $2.15 million. The Company would receive an additional approximate $4.25 million in aggregate gross proceeds if all of the Series J Warrants were exercised via a cash exercise. The Company plans to use the proceeds from the Private Placement for working capital and general corporate purposes.

The Series J-PF Warrants are exercisable from the date of issuance until exercised in full. The Series J Warrants are exercisable from the date of issuance and expire two years from the Effective Date (as defined in the SPA-2025). The holder of the Series J-PF Warrants and the Series J Warrants may not exercise any portion of such holder’s Series J-PF Warrants or Series J Warrants to the extent that the holder, together with its affiliates, would beneficially own, respectively, more than 9.99% of 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise. In connection with the Private Placement-2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of June 18, 2025, with the SPA Purchaser, to register for resale the common shares underlying the Series J-PF Warrants and Series J Warrants.

F-51

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s sole placement agent in connection with the Private Placement-2025. Pursuant to the engagement terms, the Company paid Wainwright a total cash fee equal to 7.0% of the aggregate gross proceeds of the Private Placement-2025, as well as certain expenses, including $50,000 for legal fees and expenses, $35,000 for non-accountable expenses, and a management fee equal to 1.0% of the gross proceeds of the Private Placement-2025. In addition, the Company issued to Wainwright placement agent warrants (the “Series J PAW’s”) to purchase up to an aggregate of 104,167 shares of Common Stock at an exercise price equal to $2.10 per share. The Series J PAW’s have substantially the same terms as the Series J Warrants.

The Company determined pursuant to the terms of the Series J Warrants, Series J PF Warrants, and Series J PAW’s that they are equity instruments in nature, also because they permit the holder to obtain a fixed number of shares for a fixed monetary amount. The net proceeds were recorded to additional paid in capital on the condensed consolidated balance sheets as of September 30, 2025.

As of September 30, 2025, pursuant to the exercise of all Series J-PF Warrants, the Company issued to the SPA Purchaser, 1,488,096 shares of Common Stock; the exercise price was pre-paid as part of the SPA-2025 closing. None of the Series J Warrants or Series J PAW Warrants have been exercised, and they remain outstanding as of September 30, 2025.

Equity Line of Credit (ELOC)

On August 26, 2025, the Company entered into a Common Stock Purchase Agreement (the “ELOC”) and a related Registration Rights Agreement with an accredited investor (collectively, the “Investor Agreements”). Pursuant to the ELOC, the Company has the right, but not the obligation, to require Investor to purchase, from time to time and subject to the terms and conditions set forth therein, up to an aggregate of $10,000,000 of the Company’s Common Stock, following the effectiveness of a resale registration statement on Form S-1 which was declared effective by the SEC on September 4, 2025. Each purchase will be made at a price equal to the lowest traded price of the Company’s common stock during a three-hour valuation period following Investor’s acknowledgment of a purchase notice, with closings generally occurring the next business day, subject to customary settlement conditions. The agreement includes an Exchange Cap limiting issuances to 19.99% of the Company’s outstanding common stock as of the execution date unless stockholder approval is obtained or the average price paid for all shares issued equals or exceeds $0.9196, and a Beneficial Ownership Limitation preventing Investor from beneficially owning more than 4.99% (which may be increased to 9.99% upon 61 days’ prior written notice) of the Company’s outstanding common stock. The Company is obligated to issue the investor commitment shares valued at $100,000 due in two equal tranches of $50,000, during the third and fourth quarters of 2025, respectively. The Company issued the first tranche consisting of 53,186 shares of Common Stock valued at $50,000 during the quarter ended September 30, 2025.

Pursuant to the ELOC, as of September 30, 2025, the Company issued 450,000 shares of Common Stock for proceeds of $350,000, net of a one-time $10,000 documentation fee, and subsequent to the quarter-end, the Company issued an additional 300,000 shares for proceeds of $300,000, which resulted in net remaining capacity on the ELOC of $9,340,000.

Subsequent to the quarter end, on November 5, 2025, the Company entered into Amendment No. 1 to the Common Stock Purchase Agreement with White Lion Capital, LLC. The Amendment introduces a Fixed Purchase Notice mechanism with pricing at 90% of the lowest traded price during a five-minute pre-notice period, a 5% ADTV per-notice cap (unless waived), and next-business-day cash closing upon DWAC share delivery.

At-the-Market Offering Program

On August 13, 2025, the Company entered into an At-the-Market (“ATM”) Sales Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”), pursuant to which the Company may offer and sell, from time to time through the Sales Agent, shares of its common stock having an aggregate offering price of up to $2,026,453 (the “ATM Program”). Any shares offered and sold under the ATM Program are issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-275190), declared effective by the Securities and Exchange Commission (“SEC”) on November 7, 2023, together with the related base prospectus and prospectus supplement filed in connection with the ATM Program. On September 18, 2025, the Company filed Amendment No. 1 to the prospectus supplement to update and refresh the amount of common stock then available for sale under the ATM Program to $248,138, consistent with the limitations imposed by General Instruction I.B.6 of Form S-3. Sales of common stock, if any, are made in ordinary broker transactions that are deemed to be “at-the-market” offerings under Rule 415 of the Securities Act of 1933, as amended. The Sales Agent is entitled to a commission of 3% of the gross proceeds from each sale and to reimbursement of certain expenses. The ATM Agreement may be terminated by either party upon notice in accordance with its terms. The Company intends to use any net proceeds from sales under the ATM Program for general corporate purposes. Offering-related costs are recorded as a reduction of additional paid-in capital in the Condensed Consolidated Statements of Stockholders’ Equity.

During the three and nine months ended September 30, 2025, the Company sold 1,853,048 shares of Common Stock under the ATM Program, of which, 1,785,738 shares were issued as of September 30, 2025 and 67,310 shares were issued October 1, 2025, for net proceeds of $2,021,682. As of September 30, 2025, approximately $124,725 of Common Stock remained available for issuance under the ATM Program. Subsequent to September 30, 2025, the Company sold an additional 123,163 shares of Common Stock under the ATM Program for net proceeds of approximately $119,764, and approximately $360 of Common Stock remained available for issuance thereafter.

Dividends

On September 26, 2025, the Board of Directors declared a one-time cash dividend of $0.03 per share on the Company’s outstanding common stock, payable to shareholders of record as of the close of business on October 30, 2025 (the “Record Date”). The dividend is payable on December 2, 2025, and as of September 30, 2025, the Company recorded a total of $373,986 to dividends payable, a current liability in the condensed consolidated balance sheets, with a corresponding charge to additional paid in capital. This amount is inclusive of approximately $92,000 payable to the Companies warrant holders that are entitled to receive dividends for their underlying outstanding warrant shares.

Subsequent to quarter-end, the Company issued an additional 490,473 shares of common stock prior to the Record Date. These newly issued shares were entitled to receive the declared dividend, increasing the total expected dividend payable to $388,700. The additional shares and related dividend entitlement represent a non-recognized subsequent event under ASC 855, Subsequent Events, and did not affect amounts recorded as of September 30, 2025.

NOTE 6. EARNINGS (LOSS) PER SHARE

Basic earnings per common share (“EPS”) applicable to common stockholders is computed by dividing earnings applicable to common stockholders by the weighted-average number of common shares outstanding.

If there is a loss from operations, diluted EPS is computed in the same manner as basic EPS is computed. Similarly, if the Company has net income but its preferred dividend adjustment made in computing income available to common stockholders results in a net loss available to common stockholders, diluted EPS would be computed in the same manner as basic EPS.

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The following calculates basic and diluted EPS from operations:

	Three Months	Three Months
	Ended	Ended
	September 30, 2025	September 30, 2024
Loss from continuing operations	$(1,156,583)	$(837,314)
Net loss continuing operations, numerator, basic computation	(1,156,583)	(837,314)
Recognition and change in fair value of warrant liabilities	-	-
Net loss from continuing operations, numerator, diluted computation	$(1,156,583)	$(837,314)

Weighted average common shares, basic	5,826,995	1,252,799
Weighted average common shares, dilutive	5,826,995	1,252,799
Loss per common share – basic	$(0.20)	$(0.67)
Loss per common share – diluted	$(0.20)	$(0.67)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2025	September 30, 2024
Loss from continuing operations	$(5,604,367)	$(7,673,373)
Net Loss continuing operations, numerator, basic computation	(5,604,367)	(7,673,373)
Recognition and change in fair value of warrant liabilities	-	-
Net loss from continuing operations, numerator, diluted computation	$(5,604,367)	$(7,673,373)

Weighted average common shares, basic	3,891,166	726,347
Weighted average common shares, dilutive	3,891,166	726,347
Loss per common share – basic	$(1.44)	$(10.56)
Loss per common share – diluted	$(1.44)	$(10.56)

Additionally, the following are considered anti-dilutive securities excluded from weighted-average shares used to calculate diluted net loss per common share for the three and nine month periods ended:

	September 30, 2025	September 30, 2024
Shares subject to outstanding common stock options	-	50
Shares subject to outstanding Series A warrants	6,647	6,647
Shares subject to outstanding PAW’s	959	959
Shares subject to PA Warrants	3,096	3,096
Shares subject to Outstanding Series J Warrants	2,976,192	-
Shares subject to Outstanding Series J PAW’s	104,167	-
Shares subject to unvested stock awards	142,747	52

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NOTE 7. LEASES

Operating lease expense for the three months ended September 30, 2025, and 2024 was $96,960 and $105,415, respectively. Operating lease expense for the nine months ended September 30, 2025, and 2024 was $313,322 and $312,444 respectively. As of September 30, 2025, the weighted average remaining lease term and weighted average discount rate for the operating leases were 4.59 years and 9.43%, respectively.

The following table depicts future minimum lease payments for the Company’s operating leases excluding Fortman Leases.

Fiscal year ending December 31,	Operating Lease Obligations
2025 (remainder three months)	$95,766
2026	379,175
2027	350,029
2028	318,383
2029	142,195
Thereafter	52,442
Total undiscounted operating lease payments	1,337,990
Less: Imputed interest	198,181
Present value of operating lease liabilities	$1,139,809

NOTE 8. COMMITMENTS AND CONTINGENCIES

Legal Contingencies

The Company is subject to various legal proceedings and claims, either asserted or unasserted, arising in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, management does not believe the outcome of any of these matters will have a material adverse effect on our business, financial position, results of operations, or cash flows, and accordingly no legal contingencies are accrued as of September 30, 2025, and December 31, 2024. Litigation relating to the insurance brokerage industry is not uncommon. As such the Company, from time to time has been subject to such litigation. No assurances can be given with respect to the extent or outcome of any such litigation in the future.

Termination of the Spetner Agreement

On July 22, 2025, the Company received and accepted written notice from Spetner Associates, Inc. (“Spetner”), of the termination of that certain Stock Exchange Agreement, dated as of May 14, 2024, and as amended on September 6, 2024, October 29, 2024, and February 20, 2025 (collectively, the “Stock Exchange Agreement”). There are no material relationships between the Company and the Spetner Parties other than in respect of the Stock Exchange Agreement.

On October 29, 2024, and February 20, 2025, the Company issued 140,064 shares and 157,000 shares of its common stock to the Spetner sellers, representing non-refundable prepayments of approximately $329,430 and $239,425, respectively, as partial consideration for the contemplated acquisition. These were initially recorded by the Company as deferred equity costs in the prepaid expense and other current assets account on the consolidated balance sheets as of December 31, 2024, and March 31, 2025, respectively. However, pursuant to the termination of the Stock Exchange Agreement, the Company does not expect to recover these shares issued and has thus expensed them to the general and administrative account in the condensed consolidated statements of operations, for the nine months ending, September 30, 2025.

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Reliance Global Group, Inc.

7,219,259 SHARES OF COMMON STOCK

188,149 PRE-FUNDED WARRANTS TO PURCHASE UP TO 188,149 SHARES OF COMMON STOCK

14,814,816 COMMON STOCK PURCHASE WARRANTS TO PURCHASE UP TO

14,814,816 SHARES OF COMMON STOCK

518,519 PLACEMENT AGENT WARRANTS TO PURCHASE UP TO 518,519 SHARES OF COMMON STOCK

15,521,484 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF COMMON STOCK WARRANTS, PRE-FUNDED WARRANTS AND PLACEMENT AGENT WARRANTS

PROSPECTUS

H.C. Wainwright & Co.

January 28, 2026